Exhibit 10.1(e)

REVOLVING FACILITY AGREEMENT

among

EVOLVING SYSTEMS, LTD.

as Borrower and a Credit Party

EVOLVING SYSTEMS HOLDINGS, LTD.

EVOLVING SYSTEMS, INC.

TELECOM SOFTWARE ENTERPRISES, LLC

EVOLVING SYSTEMS HOLDINGS, INC

as a Credit Party

and

CSE FINANCE, INC

as Lender

CAPITALSOURCE FINANCE LLC,

as Agent

Dated as of

November 14, 2005

I.	DEFINITIONS

II.	CREDITS
	2.1	Revolving Facility
	2.2	Evidence of Loans
	2.3	Interest
	2.4	Procedures for Advances under the Revolving Facility
	2.5	Mandatory Payments and Prepayments
	2.6	Promise to Pay; Manner of Payment
	2.7	Payments by Agent
	2.8	Computation of Interest and Fees; Lawful Limits
	2.9	Collections
	2.10	Reallocation of Commitments
	2.11	Market disruption
	2.12	Increased Costs
	2.13	Letter of Credit

III.	FEES
	3.1	Commitment Fee
	3.2	Management Fee
	3.3	Letter of Credit Fees

IV.	CONDITIONS PRECEDENT
	4.1	Conditions to Initial Advance and the Closing
	4.2	Conditions to each Advance

V.	REPRESENTATIONS AND WARRANTIES
	5.1	Organization and Authority
	5.2	Loan Documents and Related Documents
	5.3	Subsidiaries, Capitalization and Ownership Interests
	5.4	Properties
	5.5	Other Agreements
	5.6	Litigation
	5.7	Environmental Matters
	5.8	Tax Returns; Governmental Reports
	5.9	Financial Statements and Reports
	5.10	Compliance with Law; ERISA, Pensions; Business
	5.11	Intellectual Property
	5.12	Permits; Labour
	5.13	No Default; Solvency
	5.14	Insurance

i

	5.15	Margin Stock; Regulated Entities; Tax Regulations; OFAC; Patriot Act
	5.16	Broker’s or Finder’s Commissions
	5.17	Disclosure
	5.18	Governing Law and Enforcement
	5.19	Centre of main interests and establishments
	5.20	Incorporation of Certain Representations and Warranties
	5.21	Survival

VI.	AFFIRMATIVE COVENANTS
	6.1	Reporting, Collateral and Other Information
	6.2	Conduct of Business; Maintenance of Existence and Assets
	6.3	Compliance with Legal and Other Obligations
	6.4	Insurance
	6.5	Inspection Management Meetings
	6.6	Use of Proceeds
	6.7	Further Assurances; Post Closing Deliveries

VII.	NEGATIVE COVENANTS
	7.1	Financial Covenants
	7.2	Indebtedness
	7.3	Liens
	7.4	Consolidations, Mergers and Investments
	7.5	Restricted Payments
	7.6	Transactions with Affiliates
	7.7	Transfer of Assets
	7.8	Contingent Obligations
	7.9	Organizational Documents; Accounting Changes; Use of Proceeds; Insurance; Business
	7.10	Related Documents, Subordinated Debt and TSE Contingent Obligations
	7.11	Negative Pledges
	7.12	Certain Specific Agreements
	7.13	Shareholder Blocking Rights

VIII.	EVENTS OF DEFAULT

IX.	RIGHTS AND REMEDIES AFTER DEFAULT
	9.1	Rights and Remedies
	9.2	Application of Proceeds
	9.3	Rights to Appoint Receiver
	9.4	Rights and Remedies not Exclusive

X.	WAIVERS
	10.1	Certain Waivers

ii

	10.2	Delay; No Waiver of Defaults
	10.3	Amendment and Waivers
	10.4	Survival and Termination

XI.	AGENT PROVISIONS; SETTLEMENT
	11.1	Agent
	11.2	Set-off and Sharing of Payments
	11.3	Disbursement of Funds under Revolving Facility
	11.4	Settlements; Payments; and Information
	11.5	Dissemination of Information

XII.	MISCELLANEOUS
	12.1	Governing Law and Enforcement
	12.2	Jurisdiction of English courts
	12.3	Service of process
	12.4	Successors and Assigns; Assignments and Participations
	12.5	Reinstatement; Application of Payments
	12.6	Indemnity
	12.7	Notice
	12.8	Severability; Headings; Counterparts
	12.9	Expenses
	12.10	Entire Agreement
	12.11	Approvals and Duties
	12.12	Confidentiality and Publicity
	12.13	No Consequential Damages

XIII.	TAXES
	13.1	Taxes
	13.2	Certificates of Lenders
	13.3	Survival

XIV.	GUARANTEE AND INDEMNITY
	14.1	Guarantee and indemnity
	14.2	Continuing guarantee
	14.3	Reinstatement
	14.4	Waiver of defenses
	14.5	Immediate recourse
	14.6	Appropriations
	14.7	Deferral of Guarantors’ rights
	14.8	Release of UK Guarantors’ right of contribution
	14.9	Additional security
	14.10	Guarantee limitations

iii

REVOLVING FACILITY AGREEMENT

This REVOLVING FACILITY AGREEMENT (this “Agreement”), dated as of November 14, 2005, is entered into by and among EVOLVING SYSTEMS LTD., a company incorporated under the laws of England & Wales with registration number 2325854 (“Borrower”); EVOLVING SYSTEMS HOLDINGS LTD., a company incorporated under the laws of England & Wales with registration number 5272751 (a “UK Guarantor”), EVOLVING SYSTEMS, INC., a Delaware Corporation, TELECOM SOFTWARE ENTERPRISES, LLC, a Colorado limited liability company and EVOLVING SYSTEMS HOLDINGS, Inc., a Delaware Corporation as Credit Parties; CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (in its individual capacity, “CapitalSource”), as administrative, payment and collateral agent for the Lenders (CapitalSource, in such capacities, “Agent”); CSE FINANCE INC as a Lender, a Delaware corporation (“CSE Finance”); and the Lenders from time to time parties hereto.

WHEREAS, the Credit Parties have requested that Lenders make available to Borrower (i) a revolving credit facility (including a letter of credit sub-facility ) (the “Revolving Facility”) in a maximum aggregate amount not to exceed the Facility Cap in effect from time to time (the amount of which, initially, shall be $4,500,000), shall be used by Borrower for purposes permitted under, and otherwise in accordance with and subject to the terms of, this Agreement.

WHEREAS, Lenders are willing to make the Revolving Facility available to Borrower, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which hereby are acknowledged, the parties hereto hereby agree as follows:

I.              DEFINITIONS

(a)           For purposes of the Loan Documents and all schedules, exhibits, annexes and attachments thereto, in addition to the definitions elsewhere in this Agreement and the other Loan Documents, the terms listed in Appendix A hereto shall have the respective meanings assigned to such terms in Appendix A hereto, which is incorporated herein and made a part hereof.  All capitalized terms used which are not specifically defined herein shall have the respective meanings assigned to them in Article 9 of the UCC to the extent the same are used or defined therein.  Unless otherwise specified in any Loan Document, this Agreement, any other Loan Document and any agreement or contract referred to herein or in Appendix A hereto shall mean such agreement or contract, as modified, amended, supplemented or restated and in effect from time to time, subject to any applicable restrictions set forth in such Loan Document.  Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in Appendix A hereto or elsewhere in this Agreement or any other Loan Document shall have the meanings assigned to such terms in and shall be interpreted in accordance with GAAP.  If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then

Borrower, Agent, Lenders and the other Credit Parties agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Credit Parties’ financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, notwithstanding any other provision of this Agreement, the Requisite Lenders’ agreement to any amendment of such provisions shall be sufficient to bind all Lenders; and, provided further, until such time as the financial covenants and the related provisions of this Agreement have been amended in accordance with the terms of this paragraph, the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP.

II.            CREDITS

2.1          Revolving Facility

(a)           Subject to the terms and conditions set forth in this Agreement, each Lender agrees to make available to Borrower its Pro Rata Share of Advances under the Revolving Facility from time to time during the Term; provided, that (i) the Pro Rata Share of Advances of any Lender shall not at any time exceed such Lender’s Commitment under the Revolving Facility and (ii) the aggregate amount of all Advances at any time outstanding under the Revolving Facility shall not exceed the lesser of (x) the Facility Cap in effect at such time less the Letter of Credit Usage then in effect and (y) the Aggregate Borrowing Availability then in effect.  The obligations of the Lenders under the Revolving Facility shall be several, and not joint or joint and several.  The Revolving Facility is a revolving credit facility that may be drawn, repaid and redrawn from time to time as permitted under this Agreement.  Borrower may not at any time increase, reduce or otherwise adjust the Facility Cap.  Agent shall have the right to establish and readjust from time to time, in its Permitted Discretion, reserves under the Revolving Facility, which reserves shall have the effect of reducing the amounts otherwise available to be disbursed to Borrower under the Revolving Facility.

(b)           Subject to Section 2.1(a) Borrower shall maintain a minimum outstanding balance at all times of Advances in the amount of at least $2,000,000 from the Closing Date until delivery of the Compliance Certificate for the quarter ending December 31, 2005 and at a variable amount, to be adjusted thereafter following delivery of the Compliance Certificate after the end of each fiscal quarter, as follows:

Leverage Ratio calculated pursuant to Exhibit B-1 as reported on the Compliance Certificate for the 12-month period ending at the end of any fiscal quarter

Minimum Balance of Advances Until the Next Reported Measurement of the Leverage Ratio

Equal to or greater than 1.00 to 1

$

2,000,000

Less than 1.00 to 1 and equal to or greater than .75 to 1

$

1,500,000

Less than .75 to 1 and equal to or greater than .50 to 1

$

1,100,000

Less than .50 to 1 and equal to or greater than .25 to 1

$

700,000

Less than .25 to 1

$

300,000

2.2          Evidence of Loans

(a)           Each Lender shall maintain, in accordance with its usual practice, electronic or written records evidencing the indebtedness and obligations to such Lender resulting from each Loan made by such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b)           Agent shall maintain electronic or written records in which it will record (i) the amount of each Loan made hereunder, the class and type of each Loan made and any applicable interest rate periods, (ii) the amount of any principal and/or interest due and payable and/or to become due and payable from Borrower to each Lender hereunder and (iii) all amounts received by Agent hereunder from Borrower and each Lender’s share thereof.

(c)           The entries in the electronic or written records maintained pursuant to Section 2.2(b) (the “Register”), which shall include the promissory notes, if any, issued pursuant to Section 2.2(e) hereof, shall in the absence of manifest error be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of Agent to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the Loans or Obligations in accordance with their terms.  The Register shall be subject to the terms of Section 12.4(c).

(d)           Agent will account to Borrower monthly with a statement of Advances under the Revolving Facility and any charges and payments made pursuant to this Agreement, and in the absence of demonstrable error, such accounting rendered by Agent shall be deemed final, binding and conclusive unless Agent is notified by Borrower in writing to the contrary within fifteen (15) calendar days of Receipt of such accounting, which notice shall be deemed an objection only to items specifically objected to therein.

(e)           Borrower agrees that:

(i)            upon written notice by Agent to Borrower that a promissory note or other evidence of indebtedness or replacement of a lost Note is requested by Agent (for itself or on behalf of any Lender) to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrower promptly shall (and in any event within five (5) Business Days of any such request and in the event of a lost Note upon receipt of customary affidavits and indemnities) execute and deliver to Agent an appropriate promissory note or notes in form and substance reasonably satisfactory to Agent and Borrower, payable to the order of such Lender in a principal amount equal to the amount of the Loans owing or payable to such Lender;

(ii)           all references to “Notes” in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to Borrower for cancellation) hereunder, as the same may be amended, supplemented, modified, divided and/or restated and in effect from time to time which shall be included in the Register maintained by the Agent; and

(iii)          upon Agent’s written request (for itself or on behalf of any Lender), and in any event within five (5) Business Days of any such request, Borrower shall execute and deliver to Agent new Notes and/or split or divide the Notes, or any of them, in exchange for the then existing subject Notes, in such smaller amounts or denominations as Agent or such Lender shall specify; provided, that the aggregate principal amount of such new, split or divided Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes, promptly cancelled and returned to Borrower within a reasonable period of time after Agent’s receipt of the replacement Notes.

2.3          Interest

(a)           Subject to Section 2.3(c), each Loan shall bear interest on a daily basis on the outstanding principal amount thereof from the date made (each a “Borrowing Date”) at a rate per annum equal to (i) the greater of (A) the daily LIBOR Rate in effect from time to time or (B) 3.75%, plus (ii) the Applicable Margin in effect from time to time.

(b)           Interest on each Loan shall be due and payable in cash in arrears on each Interest Payment Date and on the date of any prepayment (actual or due) of Loans pursuant to Sections 2.5 and 2.6.

(c)           Upon the occurrence and during the continuance of any Event of Default, the Obligations shall bear interest at the Default Rate upon written notice of such increase given by the Agent to the Borrower; provided, that from and after the occurrence of any Event of Default under Sections VIII(a), (g) or (h), such increase shall be automatic and without notice from the Agent, Requisite Lenders or any other Person.  In all such events, unless otherwise provided in the applicable notice by Agent to Borrower, and notwithstanding the date on which application of the Default Rate is communicated to Borrower, the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is waived in writing in accordance with the terms of this Agreement and shall be payable in cash upon demand.  Neither Agent nor Lenders shall be required to (i) accelerate the maturity of the Loans, (ii) terminate any Commitment or (iii) exercise any other rights or remedies under the Loan Documents or applicable law in order to charge interest hereunder at the Default Rate.

2.4          Procedures for Advances under the Revolving Facility

Each Advance under the Revolving Facility shall be made upon Borrower’s irrevocable written notice to Agent requesting an Advance under the Revolving Facility in the form of a completed Borrowing Certificate, which Borrowing Certificate shall be delivered to Agent not later than 12:00p.m. (New York City time) at least one (1) but not more than four (4) Business

Days prior to the proposed Business Day on the Borrowing Date.  Each such completed Borrowing Certificate requesting an Advance under the Revolving Facility shall:

(a)           specify the proposed Borrowing Date of the requested Advance, which shall be a Business Day;

(b)           specify the principal amount of the requested Advance (which shall be in an aggregate minimum principal amount of $50,000 and integral multiples of $25,000 in excess thereof); and

(c)           certify the matters contained in Section 4.2.

On each Borrowing Date, Borrower irrevocably authorizes Agent and the Lenders to disburse the proceeds of the requested Advance to the Borrower’s account at:

Bank:	Royal Bank of Scotland

Account Name:	Evolving Systems Ltd

IBAN:	GB55 RBOS 1663 0000 3666 61

Swift:	RBOSGB2L

Branch:	151000

Account No:	00366661

or such other account to which Agent agrees (and which shall be subject to the Security Documents) (or to such other account, if approved by Agent, as to which Borrower shall instruct Agent in writing), for credit to Borrower via Federal funds wire transfer no later than 3:00p.m. (New York City time).  Anything herein contained to the contrary notwithstanding, Agent and Lenders shall be entitled to rely upon the authority of any officer of Borrower for communications with and instructions from Borrower, including, without limitation, for purposes of this Section 2.4, until Agent has received written notice from Borrower that such officer no longer has such authority.

2.5          Mandatory Payments and Prepayments

(a)           The principal amount of the Advances under the Revolving Facility, and all other Obligations under or in respect of the Revolving Facility shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

(b)           If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Advance or other Obligation:

(i)            that Lender shall promptly notify the Agent upon becoming aware of that event;

(ii)           upon the Agent notifying the Borrower, the Commitment of that Lender will be cancelled on the earlier of immediately or on the date (if applicable) required by law; and

(iii)          the Borrower shall repay that Lender’s participation in any Advances or Obligations to that Borrower promptly after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

(c)           If a Change of Control occurs that has not been consented to in writing by the Agent prior to consummation thereof, or any Credit Party or any Subsidiary of any Credit Party (other than to the extent any Credit Party is obliged to apply such proceeds in accordance with the terms of the Term Loan Agreement), whether in a single transaction or a series of transactions:

(i)            sells or transfers any Property (other than any Qualified Asset Sale);

(ii)           sells or issues any Capital Stock (excluding sales or issuances of Permitted Securities to the extent no Default or Event of Default has occurred and is continuing or would be caused thereby or result therefrom, but specifically including any sale or issuance of Capital Stock pursuant to a Public Offering);

(iii)          receives any property damage insurance award or any other insurance proceeds of any kind, including, without limitation, proceeds from any life insurance (including the Life Insurance Policy) or business interruption insurance in excess of an amount equal to $100,000; or

(iv)          incurs any Indebtedness other than Permitted Indebtedness,

then Borrower shall prepay the Loans and the other Obligations in an amount equal to one hundred percent (100%) of the Net Proceeds received by the Credit Parties and their Subsidiaries in connection therewith (or such lesser amount as is required to irrevocably pay in cash in full the Obligations), which prepayment shall be applied thereto in accordance with this Section 2.5(c); provided, that, the foregoing notwithstanding, if Borrower reasonably expects the Net Proceeds of any such sale or transfer in respect of the foregoing clause (i) or any such property damage insurance award under the foregoing clause (iii), or a portion thereof, to be reinvested in productive assets of a kind then used or usable in the Business, and, within one hundred eighty (180) days after such occurrence, enters into a binding commitment to make such reinvestment (which reinvestment shall be made within two hundred seventy (270) days after such occurrence), then Borrower shall deliver an amount equal to such Net Proceeds, or applicable portion thereof, to Agent to be, at Agent’s election, (x) applied to the Revolving Loans (without resulting in a permanent reduction in the Revolving Loan Commitment) or (y) held by Agent in a cash collateral account pending such reinvestment.

(d)           All prepayments pursuant to this Section 2.5(b) and 2.5(c) shall be applied in the following order of priority:  first, to all then unpaid fees and expenses of Agent under the Loan Documents, second, to all then unpaid fees and expenses of Lenders under the Loan Documents, third, to any and all Obligations that are due and owing pursuant to the terms of the Loan Documents, except the principal balance of the Loan and accrued and unpaid interest thereon; fourth, to all accrued and unpaid interest on the Revolving Loan; fifth, to the principal amount of Revolving Loans (with a corresponding permanent reduction in the Facility Cap).

(e)           Any balance of Advances under the Revolving Facility outstanding at any time in excess of the lesser of (a) the Facility Cap in effect at such time less the Letter of Credit Usage then in effect and (b) the Aggregate Borrowing Availability in effect at such time (determined by reference to the Borrowing Base Certificate then most recently delivered to Agent in accordance with the terms hereof), shall be immediately due and payable by Borrower without the necessity of any notice or demand unless remedied within three (3) Business Days of the date of determination by the Borrower or notification by the Agent to the Borrower.

2.6          Promise to Pay; Manner of Payment

Borrower absolutely and unconditionally promises to pay, when due and payable pursuant hereto, principal, interest and all other amounts and Obligations payable hereunder and under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim, notwithstanding any damage to, defects in or destruction of the Collateral or any other event, including obsolescence of any property or improvements.  Any payments made by the Credit Parties (other than payments automatically paid through Advances under the Revolving Facility as provided herein) shall be made by wire transfer on the date when due, without offset, deduction or counterclaim in immediately available funds to such account as may be indicated in writing by Agent to Borrower from time to time.  Any such payment received after 2:00p.m. (New York City time) on any date shall be deemed received on the next succeeding Business Day, and any applicable interest or fees shall continue to accrue in respect thereof.  Whenever any payment under any Loan Document shall be stated to be due or shall become due and payable on a day other than a Business Day, the due date thereof shall be extended to, and such payment shall be made on, the next succeeding Business Day, and such extension of time in such case shall be included in the computation of payment of any interest (at the interest rate in effect during such extension) and/or fees, as the case may be.  All payments of principal, interest, fees, expenses and all other amounts hereunder shall be payable in Dollars.

2.7          Payments by Agent

Should any Obligation required to be paid under any Loan Document remain unpaid beyond any applicable cure period, such Obligation may be paid by Agent, on behalf of Lenders, which non-payment shall be deemed an automatic request for an Advance under the Revolving Facility as of the date such payment is or was due, and Borrower hereby irrevocably authorizes disbursement of any such funds to Agent, for the benefit of Lenders, by way of direct payment of the relevant amount, interest or other Obligation without necessity of any demand.  Any sums expended or amounts paid by Agent and/or Lenders as a result of any Credit Party’s failure to pay, perform or comply with any Loan Document or any of the Obligations may be charged to Borrower’s account as an Advance under the Revolving Facility and added to the Obligations.

2.8          Computation of Interest and Fees; Lawful Limits

All interest and fees owing from time to time under the Loan Documents shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable.  In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Agent, for the benefit of Lenders, or Lenders for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  If, due to any circumstance whatsoever, fulfilment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Agent or Lenders shall have received interest or any other charges of any kind which might be deemed to be interest under applicable law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to the unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Agent and Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.  The terms and provisions of this Section 2.8 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

2.9          Collections

In accordance with the Debenture, the Borrower and the UK Guarantor shall cause all cash payments received by them for their benefit to be promptly deposited into a Security Account for which a first priority perfected Lien has been created thereon in favour of the Lender Parties.

2.10        Reallocation of Commitments

The Credit Parties, Agent and the Lenders agree and acknowledge that, on terms and conditions satisfactory to the Borrower, each Term Borrower, Agent, each of the Lenders, and the Term Lender, any Commitment of any Lender hereunder and the Term Lender under the Term Loan Agreement for the benefit of the Borrower or Term Borrower may be reallocated and adjusted from time to time with any other Commitment or Commitments of such Lender under this Agreement or Lender for the benefit of the other Borrower or Term Borrowers, and the outstanding Loans thereunder and hereunder reclassified or re-categorized in connection therewith and herewith to evidence or effectuate any such reallocation and adjustment, without constituting a novation, for any purpose, including, without limitation, for purposes of accurately reflecting each Borrower’s or Term Borrower’s relative contribution to, or allocable amount or share of, Evolving System’s Consolidated EBITDA, earnings, revenue, assets and/or liabilities.  For clarification purposes, any such reallocation and adjustment shall require the written consent of the Borrower, each Term Borrower, Agent, each Lender and Term Lender and shall not, in any event, result in (a) a reduction of the aggregate Commitments contained herein and in the Term Loan Agreement or (b) any breach of Sections 151 to 158 of the Act.

2.11        Market disruption

(a)           If a Market Disruption Event occurs in relation to a Loan, then the rate of interest on each Lender’s share of that Loan shall be the rate per annum which is the sum of:

(i)            the Applicable Margin;

(ii)           the greater of (A) rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Loan, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select or (B) 3.75%; and

(iii)          any Eurocurrency Reserve Requirement of the Lenders if applicable.

(b)           In this Agreement “Market Disruption Event” means:

(i)            at or about noon on the Borrowing Date the Screen Rate is not available to determine the LIBOR Rate; or

(ii)           before close of business in London on the Borrowing Date, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 25 per cent of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

(c)           Alternative basis of interest or funding

(i)            If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(ii)           Any alternative basis agreed pursuant to clause 2.11(c) shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

2.12        Increased Costs

(a)

(i)            Subject to clause 2.11(c) and 2.12(d) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Lender the amount of any Increased Costs incurred by that Lender as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(ii)           In this Agreement “Increased Costs” means:

(1) a reduction in the rate of return from the Revolving Facility or on a Lender Party’s (or its Affiliate’s) overall capital;

(2) an additional or increased cost; or

(3) a reduction of any amount due and payable under any Loan Document,

which is incurred or suffered by a Lender to the extent that it is attributable to that Lender having entered into its Commitment or funding or performing its obligations under the Loan Document or Letter of Credit provided, however that any amounts that such Lender is already receiving by adjusting the Eurocurrency Reserve Requirements pursuant to the definition of Libor Rate shall not be included in the Increased Costs.

(b)

(i)            A Lender intending to make a claim pursuant to clause 2.12(a) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(ii)           Each Lender shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

(c)

(i)            Clause 2.12(a) does not apply to the extent any Increased Cost is:

(1) attributable to a Tax deduction required by law to be made by a Credit Party;

(2) compensated for by clause 13.1 but was not so compensated solely because any of the exclusions in clause 13.1 applied or is attributable to Taxes for which no compensation is required in clause 13.1; and

(3) attributable to the wilful breach by the relevant Lender Party or its Affiliates of any law or regulation.

(d)           Each Lender agrees to designate a different lending office if such designation will avoid the need for, or reduce the amount of, any compensation pursuant to this Section and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

2.13        Letter of Credit.

Subject to the terms and conditions set forth in this Agreement and on Appendix B hereto, Borrower shall have the right to request, and the Lenders agree to incur, or purchase participations in, Letters of Credit in respect of Borrower and the other Credit Parties so long as none of the Letters of Credit are used directly or indirectly to benefit the Subordinated Note Holders or otherwise violate Sections 151 to 158 of the Act.

III.           FEES

3.1          Commitment Fee

On the Closing Date, Borrower shall pay to Agent, for the rateable benefit of Lenders, a nonrefundable commitment fee equal to Sixty Seven Thousand Five Hundred Dollars ($67,500.00), which commitment fee shall be deemed fully earned and due and payable on the Closing Date and in addition to any other fee from time to time payable under the Loan Documents.

3.2          Management Fee

Borrower shall pay to Agent a management fee (the “Management Fee”) in an amount equal to one-half of one percent (0.5%) per annum of the daily average of the aggregate of (i) the Facility Cap for each day of each month and (ii) any additional amounts advanced under the Revolving Facility in excess of the Facility Cap for each day outstanding.  The Management Fee shall be payable monthly in arrears on the first day of each calendar month, commencing with the month immediately succeeding the month in which the Closing Date occurs, provided that the amount payable for the first and last month shall be proportional to the number of days in such month in which the Commitment is outstanding.

3.3          Letter of Credit Fees

Borrower shall pay to Agent, for the rateable benefit of Lenders, a Letter of Credit fee equal to (i) two or three quarters percent (2.75%) per annum of the aggregate undrawn face amount of all outstanding Standby Letters of Credit issued for the account of Borrower (the “Standby Letter of Credit Fee”), which fee shall be payable in arrears on each Interest Payment Date and (ii) one quarter of one percent (.25%) of the aggregate undrawn face amount of any such Documentary Letter of Credit issued for the account of Borrower and payable upon issuance (together with the Standby Letter of Credit Fees plus normal and customary issuance, presentation, amendment, processing and other administrative costs and expenses incurred by L/C Issuer, the “Letter of Credit Fees”).  Upon the occurrence and during the continuance of any Event of Default, all Letter of Credit Fees shall be payable on demand at a rate equal to the Letter of Credit Fee, plus four percent (4.00%) per annum, in each case on the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of Borrower.  Borrower shall also pay on demand the normal and customary administrative charges for issuance, amendment, negotiation, renewal or extension of any Standby Letter of Credit or Documentary Letter of Credit imposed by the L/C Issuer.

On demand by Agent at any time after the occurrence and during the continuance of any Event of Default, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Letter of Credit Usage, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower’s behalf and in Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Accounts or other Collateral or out of any other funds of any Credit Party coming into any Lender’s possession at any time.  Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent in its Permitted Discretion may determine and the net return on such investments shall be credited to such account and constitute additional cash collateral.  Borrower may not withdraw amounts credited to any such account except upon the earlier of (i) payment and performance in full of all Obligations (other than contingent indemnification obligations under the Loan Documents for which no claim giving rise thereto has been asserted) and termination of this Agreement and (ii) at such time as such Event of Default no longer exists unless Agent determines in its Permitted Discretion not to release such amounts but in any event, Agent shall apply any amounts in such account to the repayment of any Letter of Credit disbursements.

IV.           CONDITIONS PRECEDENT

4.1          Conditions to Initial Advance and the Closing

The obligations of Agent and Lenders to consummate the transactions contemplated herein, to make the initial Advance under the Revolving Facility (the “Initial Advance”) are, in addition to the conditions precedent specified in Section 4.2,  subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of each of the conditions precedent listed on Exhibit D hereto, all in a manner, form and substance satisfactory to Agent in its sole discretion.

4.2          Conditions to each Advance

The obligations of Lenders to make any Advance under the Revolving Facility (including, without limitation, the Initial Advance) are subject, in each case, to the satisfaction of each of the following:

(a)           the Borrower shall have delivered to Agent a Borrowing Certificate for such Advance and a Borrowing Base Certificate setting forth the Borrowing Base and the Aggregate Borrowing Availability as of the most recent month;

(b)           each of the representations and warranties made by each Credit Party in the Loan Documents, except sections 5.4, 5.5(d), 5.7, 5.8, 5.10(c) and (d), 5.11(a), 5.14, 5.16 and 5.20 of the this Agreement, shall be true and correct in all respects before and after giving effect the making of such Advance (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct in all respects as of such earlier date);

(c)           no Default or Event of Default is continuing or would result from the requested Advance on the relevant Borrowing Date; and

(d)           immediately after giving effect to the requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility shall not exceed the lesser of (i) the Facility Cap then in effect less the Letter of Credit Usage then in effect; and (ii) the Aggregate Borrowing Availability then in effect

Each Borrowing Certificate submitted shall constitute a representation and warranty by each Credit Party, as of the date of each such notice and as of the relevant Borrowing Date, that the conditions in this Section 4.2 are satisfied.

V.            REPRESENTATIONS AND WARRANTIES

Each Credit Party, jointly and severally, represents and warrants to the Lender Parties as follows except as set forth in the disclosure schedule corresponding to such Section as of the Closing Date, and each time such representation is to be made pursuant to Section 4.2(b):

5.1          Organization and Authority

As of the Closing Date each Credit Party, and each Subsidiary of each Credit Party, is duly incorporated, organized or formed, validly existing and in good standing (to the extent such concept applies) under the laws of its jurisdiction of incorporation, organization or formation.  Each Credit Party, and each Subsidiary of each Credit Party, (a) has all requisite corporate, partnership, limited liability company or other company, as the case may be, power and authority to own its Properties and carry on its business as now being conducted and as contemplated in the Loan Documents, the Term Loan Documents and the Related Documents to the extent a party thereto, (b) is duly qualified and licensed to do business in and in good standing (to the extent such concept applies) in each jurisdiction where the failure so to qualify or be licensed or qualified would reasonably be expected to result in a Material Adverse Effect, and (c) has all requisite corporate, partnership, limited liability company or other company, as the case may be, power and authority (i) to execute, deliver and perform the Loan Documents, the Term Loan Documents and the Related Documents to which it is a party, (ii) with respect to Borrower, to borrow hereunder, (iii) to consummate the transactions contemplated by the Loan Documents, the Term Loan Documents and the Related Documents to which it is a party and (iv) to grant the Liens pursuant to the Security Documents to which it is a party.

5.2          Loan Documents and Related Documents

The execution, delivery and performance by each Credit Party of the Loan Documents, the Term Loan Documents and the Related Documents to which it is a party, and the consummation by such Credit Party of the transactions contemplated thereby, (a) have been duly authorized by all requisite corporate, partnership, limited liability company or other company, as the case may be, action of such Credit Party, and such Loan Documents, Term Loan Documents and Related Documents to which it is a party have been duly executed and delivered by or on behalf of such Credit Party; (b) do not violate any provisions of (i) any applicable law, statute, rule, regulation, ordinance or tariff, (ii) any order, injunction, writ or decree of any Governmental Authority binding on such Credit Party or any of their respective Properties, or (iii) the Organizational Documents of such Credit Party, or any agreement between such Credit Party and its shareholders, members, partners or equity owners or, to the knowledge of the Credit Parties, among any such shareholders, members, partners or equity owners; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which such Credit Party is a party, or by which the Properties of such Credit Party are bound, the effect of which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; (d) except as contemplated or expressly permitted by the Loan Documents and the Term Loan Documents, will not result in the creation or imposition of any Lien of any nature upon any of the Collateral or other material Properties of any Credit Party; and (e) except for filings in connection with the perfection and/or registration of the Liens created by the Security Documents, filings required to be made by Evolving Systems with the SEC under the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder, and consents, approvals authorizations, filings, registrations and qualifications that have been obtained, made or done, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person.  Each of the Loan Documents, the Term Loan Documents and the Related Documents to which each Credit Party, is a party constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

5.3          Subsidiaries, Capitalization and Ownership Interests

As of the Closing Date, no Credit Party has any Subsidiaries other than those Persons listed as Subsidiaries on Schedule 5.3.  Schedule 5.3 states, as of the Closing Date, the authorized and issued capitalization of each Credit Party, the number and class of equity securities and/or ownership, voting or partnership interests issued and outstanding of such Credit Party the number and class of Capital Stock authorized and issued pursuant to each employee stock option plan and stock purchase plan and, except as to the holders of the common stock of Evolving Systems and Capital Stock issued pursuant to employee stock option plans and stock purchase plans, the beneficial and record owners thereof (including options, warrants, convertible notes and other rights to acquire, or exchangeable or exercisable for, any of the foregoing).  Except as listed on Schedule 5.3, the outstanding equity securities and/or ownership, voting or partnership interests of each Credit Party have been duly authorized and validly issued and are fully paid and non-assessable (as applicable) and each Credit Party listed on Schedule 5.3 as of the Closing Date owns beneficially and of record all of the equity securities it is listed as owning free and clear of any Liens other than Liens created by the Security Documents and the Permitted Liens.  Schedule 5.3 lists the directors and secretaries of each Credit Party as of the Closing Date.  Except as listed on Schedule 5.3, no Credit Party (a) owns any interest or participates or engages in any joint venture, partnership or similar arrangements with any Person, (b) is a party to or has knowledge of any agreements restricting the transfer of its equity securities excluding the equity securities of Evolving Systems, (c) has issued any rights which can be convertible into or exchangeable or exercisable for any of its equity securities, or any rights to subscribe for or to purchase, or any options for the purchase of, or any rights of pre-emption or conversion of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, or other commitments or claims of any character relating to, any of its equity securities or any securities convertible into or exchangeable or exercisable for any of its equity securities and (d) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire, repay, redeem or retire any of its equity securities or other convertible rights or options or debt securities.  No Credit Party has any stock appreciation rights, phantom stock plan or similar rights or obligations outstanding.

5.4          Properties

Each Credit Party is the sole owner and has good, valid and marketable title to, or a valid leasehold interest in, license of, or right to use, all of its material Properties, whether personal or real, in each instance, necessary or used in the Ordinary Course of Business, free and clear of all Liens other than Permitted Liens.  All material tangible personal Property of each Credit Party is in good repair, working order and condition (normal wear and tear excepted) and is suitable and adequate for the uses for which they are being used or are intended.

5.5          Other Agreements

Other than as listed in Schedule 5.5, no Credit Party is (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which adversely affects its ability to grant a security interest in the Collateral, take actions necessary to perfect the Lenders Liens, execute and deliver, or perform its payment, guarantee, indemnification, release, waiver, and any material obligations under, any Loan Document, Term Loan Documents or Related Document to which it is a party or to pay the Obligations, (b) in default in any material respect in the performance, observance or fulfilment of any obligation, covenant or condition contained in any Related Document, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a material conflict, breach, default or event of default under, any of the Related Documents, (c) in default in the performance, observance or fulfilment of any obligation, covenant or condition contained in any other agreement, document or instrument to which it is a party or to which any of its Properties are subject, which default would reasonably be expected to result in a Material Adverse Effect, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing which would reasonably be expected to result in a Material Adverse Effect, or (d) a party or subject to any agreement, document or instrument with respect to, or obligation to pay any, service or management fee to an Affiliate with respect to, the ownership, operation, leasing or performance of any of its Business other than the Cross License Agreements and Transfer Pricing Agreements.

5.6          Litigation

Except as set forth on Schedule 5.6, (i) there are no actions, suits, or proceedings pending against any Credit Party, (ii) to the knowledge of the Credit Parties, there are no investigations pending against any Credit Party and (iii) to the knowledge of the Credit Parties, there are no actions, suits, investigations or proceedings threatened against any Credit Party that, in each case, (a) questions or would reasonably be expected to prevent the validity of any of the Loan Documents, Term Loan Documents or Related Documents or the right of such Credit Party to enter into any Loan Document, Term Loan Documents or any Related Document to which it is a party or to consummate the transactions contemplated thereby, or (b) would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  Except as listed on Schedule 5.6, no Credit Party is a party or subject to any order, writ, injunction, judgment or decree of any Governmental Authority as of the Closing Date, and after the Closing Date that, in the case of any order, writ, injuction, judgment or decree to which any Credit Party becomes a party would reasonably be expected to have a Material Adverse Effect.

5.7          Environmental Matters

Each Credit Party is, and the operations of each Credit Party are, in compliance with all applicable Environmental Laws in all material respects.  No Credit Party has been notified in writing of any action, suit, proceeding or investigation (a) relating in any way to compliance by or liability of such Credit Party under any Environmental Laws, (b) which otherwise deals with any Hazardous Substance or any Environmental Law, or (c) which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Substance.

5.8          Tax Returns; Governmental Reports

Except as set forth on Schedule 5.8, each Credit Party (a) has filed all federal (if applicable) and all other material tax returns and other material reports which are required by law to be filed by such Credit Party, and (b) has paid all taxes, assessments, fees and other governmental charges, including, without limitation, payroll and other employment related taxes, in each case that are due and payable, except for items that such Credit Party currently is contesting in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and no notice of Lien has been filed or recorded.

5.9          Financial Statements and Reports

All financial statements relating to any Credit Party that have been and hereafter may be delivered to Agent or any Lender by any Credit Party (a) are consistent with the books of account and records of such Credit Party, (b) have been prepared in accordance with GAAP on a consistent basis throughout the indicated periods, subject to, in the case of interim unaudited financial statements, the lack of footnote disclosure and normal year-end adjustments, and (c) present fairly in all material respects the consolidated financial position and results of operations of such Credit Party and its consolidated Subsidiaries at the dates and for the relevant periods indicated in accordance with GAAP on a basis consistently applied.  Except as (a) listed on Schedule 5.9 and for items arising after the Closing Date, disclosed to Agent in accordance with Section 6.1 and (b) permitted under this Agreement and not required to be disclosed on a Credit Party’s financial statements under GAAP, the Credit Parties have no material obligations or liabilities of any kind that are not disclosed in such financial statements, and since the date of the most recent financial statements submitted to Agent and Lenders, there has not occurred any Material Adverse Effect or, to Credit Parties’ knowledge, any event or condition that would reasonably be expected to result in a Material Adverse Effect.

5.10        Compliance with Law; ERISA, Pensions; Business

(a)           Except as set forth on Schedule 5.10(c), each Credit Party (a) is in compliance with all laws, statutes, rules, regulations, ordinances and tariffs of any Governmental

Authority applicable to such Credit Party, the Business and/or such Credit Party’s Properties or operations, including, without limitation and where applicable, ERISA and any other laws or regulations pertaining to the Business, and (b) is not in violation of any order of any Governmental Authority or other board or tribunal, except, in the case of both (a) and (b), where any such noncompliance or violation would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  There is no event, fact, condition or circumstance known to a Credit Party which, with notice or passage of time, or both, would constitute or result in any noncompliance with, or any violation of, any of the foregoing, in each case except where any such noncompliance or violation would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(b)           No Subsidiary of Evolving Systems is required to file, or files, any form, report or other document with the SEC or similar foreign Governmental Authority regulating public issuance of securities.

(c)           No Credit Party or any of its Subsidiaries has at any time operated or had maintained for the benefit of it and/or any of its employees a defined benefit occupation pension scheme other than as listed in Schedule 5.10.

(d)           Except as set forth on Schedule 5.10(c), no Credit Party subject to ERISA has (i) engaged in any “Prohibited Transactions,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, (ii) failed to meet any applicable minimum funding requirements under Section 302 of ERISA in respect of its plans and no funding requirements have been postponed or delayed, (iii) knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any of its employee benefit plans, (iv) any fiduciary responsibility under ERISA for investments with respect to any plan existing for the benefit of Persons other than its employees or former employees, or (v) withdrawn, completely or partially, from any multi-employer pension plans so as to incur liability under the MultiEmployer Pension Plan Amendments of 1980, except in each case under clauses (i) through (v) with respect to any matters arising after the Closing Date, as would not reasonably be expected to have a Material Adverse Effect.  With respect to each Credit Party, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof, for which the thirty (30) day notice period contained in 12 C.F.R. § 2615.3 has not been waived except, with respect to events occurring after the Closing Date, for events that would not reasonably be expected to have a Material Adverse Effect.  Each Credit Party has maintained all material records required to be maintained by any applicable Governmental Authority except, after the Closing Date, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.  UK Guarantor has not engaged, does not presently engage and does not propose to engage in any business other than the ownership of the equity securities of Borrower and activities incidental thereto.

5.11        Intellectual Property

(a)           Except as set forth on Schedule 5.11, no Credit Party or Subsidiary of a Credit Party owns or licenses any material patents, patent applications, registered trademarks, trademark applications, trade names, trade name applications, registered service marks, service mark applications, registered copyrights or copyright applications other than off-the-shelf licenses readily available in the open market.

(b)           Each Credit Party and each Subsidiary of a Credit Party owns directly, or is entitled to use by license or otherwise, all Intellectual Property necessary for or material to the conduct of such Credit Party’s business (such Intellectual Property, the “Necessary Intellectual Property”).  The ownership or license interests of all of the Credit Parties” and each of their Subsidiaries’ in the items listed on Schedule 5.11 as of the Closing Date are and, at all times after the Closing Date (except to the extent no longer deemed necessary for or material to the conduct of the business of the Credit Parties and their Subsidiaries in the good faith business judgment of the Credit Parties) will be: (a) subsisting and have not been adjudged invalid or unenforceable, in whole or part; and (b) valid, in full force and effect and not in known conflict with the rights of any Person.  Each Credit Party and Subsidiary of a Credit Party has made all filings and recordations necessary in the exercise of reasonable business judgment to protect its ownership or license interest in the Necessary Intellectual Property of such Credit Party or Subsidiary of a Credit Party in the United States Patent and Trademark Office, and United States Copyright Office and in corresponding offices throughout the world, as appropriate.  Each Credit Party and Subsidiary of a Credit Party has performed all acts and has paid and will continue to pay all required fees and taxes to maintain each and every item of its ownership or license interest in Necessary Intellectual Property in full force and effect, except such items of its Necessary Intellectual Property as are no longer deemed necessary for or material to the conduct of its businesses in its reasonable business judgment.  As of the Closing Date, no litigation is pending or, to the knowledge of each Credit Party, threatened against any Credit Party or Subsidiary thereof, which contains allegations respecting the validity, enforceability, infringement or ownership of the interest of any Credit Party or Subsidiary of a Credit Party in the Necessary Intellectual Property.  No Credit Party or Subsidiary of a Credit Party is in breach of or default under the provisions of any of the licenses under which it has obtained rights to license any Necessary Intellectual Property, nor is there any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any such license agreement which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  All personnel (including employees, agents, consultants and contractors) of the Credit Parties and each Subsidiary thereof, who have contributed to or participated in the conception or development of the Necessary Intellectual Property used in the business of the Credit Parties and their Subsidiaries either (i) have been a party to a “work-for-hire” or other arrangements or agreements with the Credit Parties or their Subsidiaries in accordance with applicable international, national and other applicable laws that has accorded the Credit Parties and their Subsidiaries full, effective, exclusive and original ownership of all tangible and intangible property and intellectual property rights thereby arising or relating thereto, or (ii) have executed appropriate instruments of assignment in favor of the Credit Parties or their Subsidiaries as assignee that have conveyed to such Person effective and exclusive ownership of all intellectual property rights thereby arising and related thereto.

5.12        Permits; Labour

Each Credit Party is in compliance with, and has, all Permits necessary or required by applicable law or Governmental Authorities for the operation of its Business as presently conducted and as proposed to be conducted, and for the execution, delivery and performance by, and enforcement against, such Credit Party of each Loan Document, Term Loan Document and Related Document, except where noncompliance, violation or lack thereof would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.  Except as listed in Schedule 5.12, (a) there is not any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, any of the foregoing Permits, in each case which would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect, and (b) no Credit Party is nor has been involved in any group labor dispute, strike, walkout or union organization.

5.13        No Default; Solvency

(a)           No Default or Event of Default exists.

(b)           Evolving Systems and each U.S. Subsidiary is and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents and the transactions contemplated by the Term Loan Document and the Related Documents, will be Solvent.

(c)           Borrower and UK Guarantor are not and, after giving effect to the transactions and the Indebtedness contemplated by the Loan Documents and the transactions contemplated by the Term Loan Documents and the Related Documents (to the extent a party thereto), will not be unable to pay their respective debts within the meaning of the Insolvency Act 1986.

(d)           No corporate action, legal proceeding, or other procedure or step described in Article VIII(g) or process described in Article VIII(h) has been taken or threatened, to such Credit Party’s knowledge, in relation to any Credit Party.

5.14        Insurance

All insurance policies of the Credit Parties or otherwise relating to their Properties as of the Closing Date are listed and described on Schedule 5.14.

5.15        Margin Stock; Regulated Entities; Tax Regulations; OFAC; Patriot Act

(a)           The Credit Parties are not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security within the meaning of such Regulations T, U or X.

(b)           No Credit Party or any Person controlling any Credit Party is (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

(c)           No Credit Party intends to treat the Loans, the Commitments and/or any letters of credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).

(d)           No Credit Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of such Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order (“OFAC”).

(e)           Each Credit Party is in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.16        Broker’s or Finder’s Commissions

Except as set forth on Schedule 5.16 no broker’s, finder’s or placement fee or commission is or will be payable to any broker, investment banker or agent engaged by any Credit Party or any of its officers, directors or agents with respect to the transactions contemplated by this Agreement, the other Loan Documents, Term Loan Documents and the Related Documents, except for fees payable to Agent and Lenders.

5.17        Disclosure

No Loan Document or any other agreement, document, written report, certificate or statement (including without limitation the Security Agreement Questionnaire submitted by letter dated October 3, 2005 (as supplemented prior to the date hereof as described in such letter) to the security questionnaire for the Borrower and the UK Guarantor) furnished to Agent or any Lender by or on behalf of any Credit Party in connection with the transactions contemplated by or pursuant to the Loan Documents, nor any representation or warranty made by any Credit Party in any Loan Document, contains any untrue statement of a material fact or omits to state any material fact necessary to make the factual statements therein taken as a whole not materially misleading as of the time made or delivered in light of the circumstances under which it was made or furnished; provided that notwithstanding anything else contained in this Agreement or any Loan Document, none of the Credit Parties make any representation, warranty or guaranty as to any projections furnished to Agent or the Lenders (except that such projections have been prepared by the applicable Credit Party or Subsidiary of a Credit Party on the basis of assumptions which were believed to be reasonable as of the date of such projections in light of current and reasonably foreseeable business conditions).

5.18        Governing Law and Enforcement

(a)           The choice of English Law as the governing law of this Agreement and the Security Documents governed by English law will be recognized and enforced in the Relevant Jurisdictions.

(b)           Any final judgement obtained in England in relation to this Agreement and the Security Documents governed by English law will be recognized and enforced in the Relevant Jurisdictions.

5.19        Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) for the Borrower and UK Guarantor is situated in England and Wales and other than in relation to Evolving Systems Ltd’s branch office in Malaysia, has no “establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

5.20        Incorporation of Certain Representations and Warranties

Each of the representations and warranties contained in the Related Documents and, at the Closing Date, the Term Loan Documents made by any Credit Party is true and correct in all material respects (except to the extent already qualified by materiality, in which case it shall have been true and correct in all respects and shall not have been false or, misleading in any respect taken as a whole and in light of the circumstances under which it was made or furnished) and to the knowledge of each Credit Party as of the Closing Date, each of the representations and warranties contained in the Related Documents made by Persons other than a Credit Party Agent or any Lender is true and correct in all material respects.

5.21        Survival

Each Credit Party agrees that the representations and warranties contained in the Loan Documents are made with the knowledge and intention that Agent and Lenders are relying and will rely thereon.  All such representations and warranties will survive the execution and delivery of this Agreement, the Closing and the making of any and all Advances and/or the funding of the Term Loan.

VI.           AFFIRMATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all the Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of the Commitments:

6.1          Reporting, Collateral and Other Information

(a)           Reporting.  The Credit Parties shall maintain and shall cause each of their Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that interim financial statements shall not be required to have footnote disclosure and may be subject to normal year-end adjustments).

(b)           The Credit Parties shall furnish to Agent and each Lender, at the times, for the periods and otherwise in accordance with the terms of Exhibit C attached hereto, all statements (financial or otherwise), budgets, projections, reports, listings, calculations, certificates, notices and other materials described on such Exhibit C-1.

(c)           Collateral Deliverables; Related Actions.  Each Credit Party shall, and shall cause each other Credit Party to comply with each of the agreements, covenants and undertakings set forth in Exhibit C-2, applicable to such Credit Party in accordance with the terms thereof, and represents and warrants to the Lender Parties that the representations and warranties thereon contained are true, correct and complete in all material respects (except to the extent already qualified by materiality, in which case it shall have been true and correct in all respects) and shall not have been false or misleading in any respect taken as a whole and in light of the circumstances under which it was made or furnished.

6.2          Conduct of Business; Maintenance of Existence and Assets

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)           engage solely in the Business in accordance with good business practices customary to its industry, and use commercially reasonable efforts to preserve the goodwill and business of the customers, suppliers and others having material business relations with it;

(b)           use commercially reasonable efforts to collect its Accounts in the Ordinary Course of Business;

(c)           maintain and preserve all of its material Properties used or useful in its Business in good working order and condition (normal wear and tear excepted and except as may be disposed of in accordance with the terms of the Loan Documents) and from time to time make all reasonably necessary repairs, renewals and replacements thereof;

(d)           except as permitted under Section 7.4(h), maintain and preserve in full force and effect its organizational existence under the laws of its state or jurisdiction of incorporation, organization or formation, as applicable;

(e)           maintain and preserve in full force and effect all Permits and qualifications to do business and remain in good standing (to the extent such concept applies to such entity) in each jurisdiction in which the ownership or lease of its property or the nature of its business makes such Permits or qualification necessary, in each case except as would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect; and

(f)            maintain, comply with and keep in full force and effect and renew its rights in Intellectual Property except where the non-preservation, non-compliance or loss of which or failure to maintain would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

6.3          Compliance with Legal and Other Obligations

Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)           comply with all laws, statutes, rules, regulations, ordinances and tariffs of all Governmental Authorities applicable to it or its Business, Properties or operations, except where the failure to comply would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;

(b)           comply in all material respects with the Securities Act and Exchange Act and the rules promulgated under such acts in all material respects and make all material filings required by such acts within the required filing period;

(c)           pay all taxes, assessments, governmental fees and charges except taxes, assessments, governmental fees and charges being contested in good faith by appropriate proceedings diligently prosecuted and against which adequate reserves are being maintained in accordance with GAAP and, with respect to such items, all such items do not exceed an amount equal to $250,000 against Persons organized in the United States in the aggregate at any time or such items do not exceed an amount equal to $1,500,000 against Persons organized outside the United States in the aggregate at any time;

(d)           subject to any subordination provisions in favor of the Lender Parties and/or other restrictions herein set forth, perform in accordance with its terms each contract, agreement or other arrangement to which it is a party or by which it or any of the Collateral is bound, except where the failure to so perform would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;

(e)           pay and perform, before the same shall become delinquent and as the same shall be required to be performed, all of its obligations, liabilities and Indebtedness, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing or pertaining to such Indebtedness, except where the failure to so pay or perform would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;

(f)            with respect to the Credit Parties other than Borrower and any of its Subsidiaries, pay and perform, before the same shall become delinquent and as the same shall be required to be performed, but subject to any subordination provisions contained herein and in the Subordination Agreement, and preserve and enforce all of its material rights, duties and obligations under each of the Related Documents and the TSE Purchase Agreement except as provided in Section 7.5(f); and

(g)           properly file all reports required to be filed with any Governmental Authority, except where the failure to file would not reasonably be expected to result in a Material Adverse Effect.

6.4          Insurance

Each Credit Party shall or if applicable Evolving Systems shall cause such Credit Party to (a) ensure that the Life Insurance Policy is fully paid and in full force and effect at all times; and (b) keep all of its insurable Properties adequately insured against losses, damages and hazards as are customarily insured against by businesses engaging in similar activities or the Business or owning similar Properties and of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and at least the minimum amount required by applicable law and any other agreement to which such Credit Party is a party or pursuant to which such Credit Party provides any services, including, without limitation, liability, property and business interruption insurance, as applicable; provided the amount of business interruption insurance shall not be less than projected EBITDA for all Credit Parties and their Subsidiaries on a consolidated basis without duplication for a period of not less than six (6) months and, in any event, not less than an amount equal to $1,500,000; and maintain general liability insurance at all times against liability on account of damage to Persons and Property having such limits, deductibles, exclusions and co-insurance and other provisions as are customary for a business engaged in activities similar to those of such Credit Party under such circumstances and (c) maintain directors and officers liability insurance at all times against risks and liabilities customarily insured; all of the foregoing insurance policies and coverage levels to (i) be satisfactory to Agent in its Permitted Discretion, (ii) name Agent, for the benefit of the Lender Parties, as loss payee/mortgagee in respect of property damage and casualty insurance, additional insured in respect of liability insurance (excluding errors and omissions insurance and directors and officers liability insurance) and prior to the repayment in full of the Obligations as defined in and under the Term Loan Agreement sole beneficiary of the Life Insurance Policy (after indefeasible repayment of such Obligations, the Agent need not be the sole beneficiary of the Life Insurance Policy), and (iii) expressly provide that they cannot be altered, amended, modified, cancelled or terminated without at least thirty (30) days (10 days in the event of a termination for non-payment of premiums) prior written notice to Agent from the insurer except to add in the Ordinary Course of Business additional customers as loss payee/mortgagee or additional insured pursuant to this subsection (iii), and that they inure to the benefit of Agent, for the benefit of the Lender Parties, notwithstanding any action or omission or negligence of or by such Credit Party, or any insured thereunder.  Upon request of Agent or any Lender, Evolving Systems shall furnish to Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer on behalf of Evolving Systems (and, if requested by Agent, any insurance broker of Evolving Systems) setting forth the nature and extent of all insurance maintained by Evolving Systems and its Subsidiaries in accordance with this Section 6.4.  Unless Evolving Systems provides Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower’s expense to protect Agent’s and Lenders’ interests in the Credit Parties’ Properties.  This insurance may, but need not, protect the Credit Parties’ interests.  The coverage that Agent purchases may not pay any claim that any Credit Party makes or any claim that is made against any Credit Party in connection with said Property.  Evolving Systems may later cancel any insurance purchased by Agent, but only after providing Agent with satisfactory evidence to

Agent, and written acknowledgment thereof, that Evolving Systems has obtained insurance as required by this Agreement.  If Agent purchases insurance, Borrower shall be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations and payable on demand.  The costs incurred by Agent of the insurance may be more than the costs of insurance Evolving Systems may be able to obtain on its own.

6.5          Inspection Management Meetings

(a)           Each Credit Party shall permit the representatives of Agent from time to time during normal business hours upon reasonable notice to (i) visit and inspect any of such Credit Party’s and the Subsidiaries of such Credit Parties’ offices or properties or any other place where Collateral is located to inspect the Collateral and/or to examine and/or audit all of such Credit Party’s books of account, records, reports and other papers, (ii) make copies and extracts therefrom and (iii) discuss such Credit Party’s Business, operations, prospects, properties, assets, liabilities, condition and/or Accounts with its officers and, so long as officers and employees of the Credit Party or such Subsidiary are entitled to be present, independent public accountants (and by this provision such officers and accountants are authorized to discuss the foregoing); provided, however, that (x) the Credit Parties shall not be obligated to reimburse Agent for more than an aggregate of two (2) visits, inspections, examinations and/or audits under this Section 6.5(a) and pursuant to the Term Loan Agreement (whether any such visit, inspection, examination or audit includes or covers some or all of the “Credit Parties” and their respective “Subsidiaries” under and as defined in this Agreement and the Term Loan Agreement) during any fiscal year in which no Event of Default exists, of which one (1) visit, inspection, examination and/or audit in which employees and agents of Agent located within North America travel outside North America which visits shall, to the extent practicable and appropriate in the Permitted Discretion of the Agent, be coordinated to occur at the same time as the semi-annual meetings provided for in clause (b) below (it being agreed and understood that the Borrower shall be obligated to reimburse Agent for all such visits, inspections, examinations and audits conducted while any Event of Default exists), and (y) no notice shall be required to do any of the foregoing if any Event of Default has occurred and is continuing.

(b)           The Credit Parties shall cause their senior management to hold meetings with Agent in person, on a semi-annual basis or more frequently in the Permitted Discretion of the Agent, to discuss the financial performance and projections of Evolving Systems and its Subsidiaries.  The format and content of the meetings shall be substantially similar to discussion of such matters in meetings of the board of directors of Evolving Systems.  Credit Parties’ shall reimburse Agent for all reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.

(c)           Agent and such representatives shall maintain the confidentiality of all non-public information (whether written or verbal and whether specifically identified as “confidential”) obtained during such visits, inspections, examinations, audits or meetings in accordance with Section 12.12.

6.6          Use of Proceeds

The Borrower shall use the proceeds from the Advances under the Revolving Facility solely for the following purposes at the election of Borrower: (i) for the purchase or generation from time to time of receivables and inventory and for payments of amounts owing from time to time to Agent and Lenders under the Loan Documents, and (ii) for permitted corporate purposes in compliance with applicable law and not in violation of this Agreement .  The Borrower shall not use the proceeds from the Advances under the Revolving Facility for the acquisitions of companies, businesses or undertakings or for repayment or prepayment of the Term Loan or the obligations under the Subordinated Loan Documents or to make any loans or payments to any Credit Party organized in the United States other than (x) any dividend payment as permitted by section 7.5 or for the avoidance of doubt not for any purpose which would result in a breach of Sections 151 to 158 of the Act.

6.7          Further Assurances; Post Closing Deliveries

(a)           Except as authorized by Agent in its Permitted Discretion, each Credit Party shall, and shall cause each Credit Party to, within five (5) Business Days after demand by Agent or Requisite Lenders, take such further actions, obtain such consents and approvals and duly execute and deliver such further agreements, assignments, instructions or documents as may be requested in their Permitted Discretion in form and substance satisfactory to the Agent in its Permitted Discretion in order to carry out the purposes, terms and conditions of the Loan Documents and the transactions contemplated thereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of any Default or Event of Default.

(b)           Without limiting any other provision of any Loan Document, each Credit Party shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to Agent all agreements, instruments, documents and other deliveries, and take or cause to be taken all actions, and otherwise perform, observe and comply with all obligations and covenants, set forth on Schedule 6.7 hereto within the applicable time periods set forth thereon.

(c)           Each Credit Party shall, and shall cause its Subsidiaries to, (i) execute, deliver and/or record any and all financing statements, continuation statements, stock powers, transfers, instruments and other documents, or cause the execution, delivery and/or recording of any and all of the foregoing, that are necessary or required under law or otherwise requested by Agent in its Permitted Discretion to create, perfect or preserve the pledge of the Collateral to Agent and the Lien on the Collateral in favor of Agent, for the benefit of the Lender Parties under the Loan Documents (and each Credit Party irrevocably grants Agent the right, at Agent’s option, to file any or all of the foregoing), and (ii) defend the Collateral and the Lien in favor of Agent, for the benefit of the Lender Parties under the Loan Documents, against all claims and demands of all Persons (other than Permitted Liens).  Without limiting the generality of the foregoing and except as otherwise approved in writing by Requisite Lenders, (i) each Guarantor shall, and each Credit Party shall cause its Subsidiaries (other than Borrower) to, guaranty the Obligations of Borrower, and grant to Agent, for the benefit of the Lender Parties under the Loan Documents, a Lien on all of its Property to secure such guaranty, (ii) each Credit Party shall pledge the equity interests in their Subsidiaries to Agent, for the benefit of the Lender Parties, to secure the Obligations, and (iii) each Credit Party shall grant a first priority Lien (other than with respect to Property subject to Priority Permitted Liens) on all of its Property (other than accounts used exclusively for employee payroll and employee benefits and any other Property that is not required to constitute Collateral pursuant to the Security Documents) and, without limiting the foregoing, pledge the stock and other equity interests and securities of each of its Subsidiaries, in each case to Agent, for the benefit of the Lender Parties, to secure the Obligations.  In furtherance thereof, each Subsidiary of a Credit Party other than Borrower shall execute a Joinder Agreement and become a Guarantor.  Nothing in this Section 6.7(c) shall require a Credit Party to grant any Lien in favor of the Agent, for the benefit of the Lender Parties under the Loan Documents, in relation to the Capital Stock of Evolving Systems GmbH, nor shall Evolving Systems GmbH and Evolving Systems Networks India PVT Ltd be required to execute a Joinder Agreement or grant any Lien in favor of the Agent, for the benefit of the Lender Parties under the Loan Documents unless such Subsidiary has EBITDA representing five (5) per cent or more, or net turnover representing five (5) per cent or more, of the EBITDA or net turnover respectively of the Credit Parties and their consolidated Subsidiaries as a whole without duplication.

(d)           Concurrently with (i) the execution by any Credit Party, as lessee, of any lease pertaining to real property, such Credit Party shall deliver to Agent (a) an executed copy thereof, (b) a Landlord Waiver and Consent from the Landlord under such lease in form and substance acceptable to Agent in its Permitted Discretion and (c), except for extensions of leases listed on Schedule 6.7(c) as of the Closing Date and for leases of real property, requiring no more than an amount equal to $200,000 in annual rent payments, (I) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, for the benefit of the Lender Parties under the Loan Documents, in either case in form and substance acceptable to Agent in its Permitted Discretion, and (II) at the option of Agent, a lender’s policy of title insurance for the benefit of the Lender Parties under the Loan Documents, in such form and amount and containing such endorsements as shall be satisfactory to Agent in its Permitted Discretion, insuring the Lien of such leasehold mortgage or collateral assignment of lease, together with a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy and (d) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion, and (ii) the execution by any Credit Party of any contract relating to the acquisition by such Credit Party of real property, an executed copy of such contract and, concurrently with the closing of the purchase of such real property, (a) a first mortgage or deed of trust in favor of Agent, for the benefit of the Lender Parties under the Loan Documents, on such real property, in form and substance acceptable to Agent in its Permitted Discretion, (b) a lender’s policy of title insurance for the benefit of the Lender Parties under the Loan Documents, in such form and amount and containing such endorsements as shall be satisfactory to Agent in its Permitted Discretion, (c) a survey of such real property, which survey shall be of a recent enough date and in sufficient detail so as to permit the title company issuing such policy to eliminate any survey exceptions to such policy, (d) a recent environmental assessment of such real property by a third party acceptable to Agent, and the results thereof shall be satisfactory to Agent in its Permitted Discretion, and (e) such other documents and assurances with respect to such real property as Agent may require in its Permitted Discretion.

VII.         NEGATIVE COVENANTS

Each Credit Party, jointly and severally, covenants and agrees that, until the full performance and satisfaction, and indefeasible payment in full in cash, of all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) and the termination of all Commitments:

7.1          Financial Covenants

No Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to, violate any of the financial covenants set forth in Exhibit B-1 hereto, calculated and determined as of the respective dates and for the respective periods set forth thereon.

7.2          Indebtedness

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except the following (collectively, “Permitted Indebtedness”):

(a)           Indebtedness of the Credit Parties evidenced by the Loan Documents or the Term Loan Documents;

(b)           any Indebtedness of Evolving Systems and its Subsidiaries existing on the Closing Date and set forth on Schedule 7.2 hereto, including extensions and replacements thereof provided that the principal amount of such Indebtedness as of the date of such extension or replacement is not increased and the maturity and weighted average life thereof are not shortened;

(c)           Indebtedness of Evolving Systems and its Subsidiaries not to exceed an amount equal to $250,000 in the aggregate at any time outstanding constituting Capital Lease Obligations;

(d)           Indebtedness of Evolving Systems and its Subsidiaries incurred after the Closing Date secured by Liens permitted under Section 7.3(e)(i) provided the aggregate amount thereof outstanding at any time does not exceed an amount equal to $200,000;

(e)           inter-company unsecured Indebtedness arising from loans made by Evolving Systems to its Wholly-Owned Subsidiaries that are Credit Parties to and as defined in the Term Loan Agreement to fund working capital requirements of such Subsidiaries in the Ordinary Course of Business; provided, that, that upon the request of Agent, such Indebtedness shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to the Agent, the sole originally executed counterparts of which shall be pledged and delivered to the Agent, for the benefit of the Lender Parties, as security for the Obligations;

(f)            inter-company unsecured Indebtedness not listed in Schedule 7.2 on the Closing Date arising from loans made by Evolving Systems to Evolving Systems Networks India PVT LTD, an India corporation, and Evolving Systems GmbH, a German corporation, so long as such Persons are Wholly-Owned Subsidiaries of Evolving Systems, to fund working capital requirements of such Subsidiaries in the Ordinary Course of Business; provided that, that upon the request of Agent, such Indebtedness shall be evidenced by promissory notes having terms (including subordination terms) satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of the Lender Parties, as security for the Obligations; provided, however, that the aggregate amount of Investments permitted pursuant to Section 7.4(i) and outstanding Indebtedness permitted pursuant to this subsection 7.2(f) does not exceed an amount equal to $100,000 at any time.

(g)           Subordinated Debt of Evolving Systems evidenced by the Subordinated Notes to the extent such Indebtedness remains subject to the terms and conditions of the Seller Subordination Agreement;

(h)           Contingent Obligations to the extent constituting Indebtedness and permitted under Section 7.8 hereof;

(i)            the incurrence by any Credit Party or any Subsidiary thereof of Indebtedness in an amount up to an amount equal to $50,000 arising from the honouring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(j)            reimbursement obligations under the letters of credit listed on Schedule 7.2;

(k)           unsecured Indebtedness of a Credit Party or its Subsidiaries incurred in connection with the financing of insurance premiums in the Ordinary Course of Business with respect to insurance required or permitted under Section 6.4 up to an amount equal to $500,000 in aggregate annual premiums; and;

(l)            other unsecured Indebtedness of Evolving Systems and its Subsidiaries not to exceed an amount equal to $50,000 in the aggregate outstanding at any time.

7.3          Liens

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon, in, against or with respect to any part of, or any pledge of, any of the Collateral or any of its other Property or Capital Stock (other than the Capital Stock of Evolving Systems) whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(a)           Liens created by the Loan Documents or the Term Loan Documents or otherwise arising in favor of Agent, for the benefit of the Lender Parties;

(b)           Liens imposed by law for taxes, assessments, fees or charges of any Governmental Authority (i) that are not yet delinquent or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained by such Credit Party or Subsidiary in accordance with GAAP and, with respect to this clause (ii), all such Liens secure claims not exceeding amounts set forth in Section 6.3(c);

(c)           statutory Liens of landlords, carriers, warehousemen, mechanics and/or materialmen and other similar Liens imposed by law or that arise by operation of law in the Ordinary Course of Business that, in any such case, are only for amounts not yet delinquent or which are being contested in good faith by appropriate proceedings (which have the effect of preventing or staying the forfeiture or sale of the Property subject thereto) and with respect to which adequate reserves or other appropriate provisions are being maintained by such Person in accordance with GAAP;

(d)           Liens (other than any Lien imposed by ERISA) incurred or deposits or pledges made in the Ordinary Course of Business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, trade contracts, statutory obligations and other similar obligations (other than for the repayment of Indebtedness);

(e)           (i) purchase money Liens securing Indebtedness permitted under Section 7.2(d); provided, that (x) any such Lien attaches to the subject Property concurrently with or within twenty (20) days after the acquisition thereof, (y) such Lien attaches only to the subject Property and (z) the principal amount of such Indebtedness secured thereby does not exceed 100% of the cost of such Property; and (ii) Liens arising under Capital Leases permitted under Section 7.2(c) to the extent such Liens attach only to the Property that is the subject of such Capital Leases;

(f)            any attachment or judgment Lien provided that the enforcement of such Liens is effectively stayed, satisfied, vacated, dismissed or discharged within 30 days of issuance or execution and such Liens secure claims not otherwise constituting an Event of Default;

(g)           easements, rights of way, restrictions, zoning ordinances, reservations, covenants and other similar charges, title exceptions or encumbrances relating to real Property of the Credit Parties incurred in the Ordinary Course of Business that, either individually or in the aggregate, are not substantial in amount, do not interfere in any material respect with the use of the Property affected or the ordinary conduct of the Business of the Credit Parties and do not result in material diminution in value of the Property subject thereto;

(h)           Liens disclosed on Schedule 7.3 as of the Closing Date;

(i)            Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off, recoupment, combination of accounts or similar rights as to deposit accounts or other funds maintained with a creditor depository institution;

(j)            Liens that arise under customary non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into with unaffiliated third parties in the Ordinary Course of Business;

(k)           transfer restrictions that arise under any agreement for a sale, lease, transfer, conveyance, assignment or other disposition of any Property or any interest therein that is permitted pursuant to Section 7.7 that imposes restrictions only on the Properties that are the subject of such agreement pending the consummation of such transaction;

(l)            restrictions under federal, state or foreign securities laws or the rules or regulations promulgated thereunder;

(m)          Liens on Capital Stock of Evolving Systems not held by any Credit Party or Subsidiary of a Credit Party; and

(n)           Liens of licensors and sublicensors on licenses and sublicenses of Intellectual Property of a Credit Party or Subsidiary thereof entered into in the Ordinary Course of Business.

7.4          Consolidations, Mergers and Investments

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, (i) merge, liquidate, amalgamate or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all its Property to or in favor of, any other Person, (ii) purchase, own, hold, invest in or otherwise acquire any obligations or stock or other securities of, or any other ownership interest in, any other Person (including the establishment or creation of any Subsidiary) or any joint venture, or otherwise consummate or commit to make any Acquisition (including by way of merger, consolidation or other combination), (iii) purchase, own, hold, invest in or otherwise acquire any “investment property” (as defined in the UCC) issued by any other Person, or (iv) except as permitted by Section 7.2 or Section 7.8 make, permit to exist or commit to make any loans, advances or extensions of credit to or for the benefit of any Person, or assume, guarantee, indemnify, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of, any Person (the items described in the foregoing clauses (ii), (iii) and (iv) sometimes are referred to as “Investments”), except:

(a)           Investments created by the Loan Documents and the Term Loan Documents;

(b)           trade credit extended by Evolving Systems and its Subsidiaries in the Ordinary Course of Business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(c)           Investments constituting inter-company Indebtedness to the extent permitted under Sections 7.2(e) and 7.2(f);

(d)           loans to employees and advances for business travel and similar temporary advances made in the Ordinary Course of Business to officers, directors and employees, not to exceed an amount equal to $25,000 in the aggregate at any time outstanding;

(e)           the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(f)            (i) Investments by the Credit Parties in Cash Equivalents with respect to which Agent, for the benefit of the Lender Parties, has a first priority and perfected Lien, as security for the Obligations and (ii) Investments in Cash Equivalents by Evolving Systems Networks India PVT LTD and Evolving Systems GmbH;

(g)           Evolving Systems and its Subsidiaries may consummate transactions otherwise permitted under Sections 7.2, 7.5, 7.7 and 7.8;

(h)           upon not less than ten (10) Business Days’ prior written notice to Agent, (i) any Subsidiary of Borrower may merge with, or dissolve or liquidate into, or transfer its Property to, Borrower or a Wholly-Owned Subsidiary of Borrower that is a Credit Party, provided that, with respect to any such merger, Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving entity and (ii) a Subsidiary of Evolving Systems may merge with or dissolve or liquidate into or transfer its Property to a Wholly-Owned Subsidiary of Evolving Systems as permitted by the Term Loan Documents;

(i)            Investments in the Capital Stock of Evolving Systems Networks India PVT LTD and Evolving Systems GmbH not listed in Schedule 7.4 on the Closing Date; provided that the aggregate amount of such Investments and the outstanding Indebtedness permitted under Section 7.2(f) shall not exceed an amount equal to $100,000 at any time;

(j)            Investments by any Credit Party other than Borrower or its Subsidiaries in any Wholly-Owned Subsidiary of Evolving Systems that is a U.S. Subsidiary and that is or concurrent with such Investment becomes a Credit Party and Investments by Evolving Systems and its Subsidiaries in a Subsidiary of Evolving Systems that is or concurrent with such Investment becomes a Credit Party as defined in and under the Term Loan Agreement;

(k)           Investments existing as of the Closing Date by a Credit Party in its Subsidiaries set forth on Schedule 7.4;

(l)            Investments received in compromise or resolution of litigation or arbitration proceedings with Persons who are not Affiliates of a Credit Party up to an amount equal to $50,000 in the aggregate;

(m)          Investments represented by prepaid expenses made in the Ordinary Course of Business; and

(n)           without duplication of any quantitative limits, Evolving Systems and its US Subsidiaries which are Credit Parties may make Investments permitted under the Term Loan Agreement.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

7.5          Restricted Payments

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) declare, pay or make any dividend or distribution of cash, securities or other Property on any shares of its Capital Stock or other equity or ownership interests or securities, (ii) apply any of its

Property to the acquisition, redemption or other retirement of any of its Capital Stock or other equity or ownership interests or securities or of any warrants, options or other rights to purchase or acquire, exchangeable or exercisable for, or convertible into, any of the foregoing, (iii) make any payment or prepayment of principal, premium, if any, interest, or fees on any Subordinated Debt, make any sinking fund or similar payment with respect to, any Subordinated Debt, or redeem, exchange, purchase, retire, defease or setoff against any Subordinated Debt; (iv) make any payment or prepayment of any TSE Contingent Obligation, make any sinking fund or similar payment with respect to any TSE Contingent Obligation, or redeem, exchange, purchase, retire, defease or setoff against any TSE Contingent Obligation or (v) pay any management, service, consulting, non-competition or similar fee or any compensation to any Affiliate of any Credit Party (the items described in clauses (i), (ii), (iii), (iv) and (v) above sometimes are referred to herein as “Restricted Payments”).  Notwithstanding the foregoing:

(a)           any Wholly-Owned Subsidiary of Evolving Systems may declare and pay dividends and other distributions to Evolving Systems or to any other Wholly-Owned Subsidiary of Evolving Systems that is a Credit Party and the Wholly-Owned Subsidiaries of Evolving Systems party to the Term Loan Agreement may declare and pay dividends permitted under the Term Loan Agreement;

(b)           Evolving Systems may, upon termination, resignation or retirement of an officer or employee of a Credit Party, redeem for cash any equity securities or warrants or options to acquire any equity securities of Evolving Systems owned by such officer or employee so long as the restrictions and limitations in the Term Loan Agreement are complied with;

(c)           Borrower may pay dividends to Intermediate Holdco solely sufficient to permit Intermediate Holdco to pay as and when due and payable franchise taxes and other similar ordinary course licensing expenses and other general and customary holding company costs and expenses incurred in the Ordinary Course of Business and otherwise relating to activities in which Intermediate Holdco otherwise is permitted to engage under the Loan Documents to the extent no Default or Event of Default has occurred and is continuing or would arise as a result of such distributions;

(d)           Evolving Systems may make payments on the Subordinated Debt evidenced by the Subordinated Notes only to the extent expressly permitted under the applicable Seller Subordination Agreement;

(e)           the Credit Parties and their Subsidiaries may pay (i) reasonable compensation (including Permitted Securities issued as equity compensation) to officers and employees for actual services rendered to Evolving Systems and its Subsidiaries in the Ordinary Course of Business, including reasonable severance compensation upon termination of employment, and (ii) reasonable directors’ fees, meeting fees and reimbursement of actual out-of-pocket expenses incurred in connection with attending board of director meetings;

(f)            Evolving Systems may pay the TSE Contingent Obligation due on November 15, 2005 in an amount up to $300,000 and TSE Contingent Obligations on or promptly thereafter the day of delivery to Agent of quarterly financial statements for such fiscal quarter; provided, that all of the following conditions are satisfied with respect to each such payment:

(i)          no Default or Event of Default has occurred and is continuing or would arise as a result of such distribution;

(ii)         the Credit Parties are compliance with the financial covenants referenced in Section 7.1(a) and provide evidence to Agent to such effect; and

(iii)          the aggregate amount of such distributions shall not exceed $2,900,000 during the Term;

(g)           Evolving Systems may declare and make dividend payments or other distributions payable solely in Permitted Securities; and

(h)           the Credit Parties and their Subsidiaries may make payments pursuant to and in accordance with the Cross License Agreement and Transfer Pricing Agreements.

7.6          Transactions with Affiliates

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, enter into or consummate any transaction with any Affiliate of such Person other than:

(a)           as expressly permitted by, and subject to the terms of, this Agreement, the other Loan Documents and the Term Loan Documents;

(b)           compensation and employment arrangements (including Permitted Securities issued as equity compensation) with employee, officers and directors in the Ordinary Course of Business and to the extent otherwise permitted under Section 7.5(e);

(c)           other transactions pursuant to written agreements between a Credit Party or its Subsidiary and any such Affiliates that are entered into in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party; provided, that such transactions and agreements are on fair and reasonable terms not less favorable to such Person than would be obtained in an arm’s length transaction between unrelated parties of equal bargaining power;

(d)           transactions between or among (i) Evolving Systems and any of its Wholly Owned Subsidiaries that are U.S. Subsidiaries and Credit Parties under and as defined in the Term Loan Agreement and (ii) between or among UK Guarantor and its Wholly Owned Subsidiaries that are, or concurrent with such transaction becomes, a Credit Party;

(e)           the Cross License Agreement and the Transfer Pricing Agreements in form and substance satisfactory to the Agent in its Permitted Discretion; and

(f)            the agreements identified on Schedule 7.6.

7.7          Transfer of Assets

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, sell, lease, transfer, convey, assign or otherwise dispose of (whether in a single transaction or a series of transactions) any Property or any interest therein, or agree to do any of the foregoing, except that:

(a)           Evolving Systems and its Subsidiaries may sell, lease, transfer, convey, assign or otherwise dispose of (whether in a single transaction or a series of transactions) obsolete, worn out, replaced, damaged or excess Property that is no longer needed in the Ordinary Course of Business and has a book value not exceeding an amount equal to $200,000 in the aggregate in any fiscal year;

(b)           Evolving Systems and its Subsidiaries may sell or otherwise dispose of inventory and use cash in the Ordinary Course of Business and liquidate or sell Cash Equivalents in the Ordinary Course of Business;

(c)           Evolving Systems and its Subsidiaries may sell, lease, transfer, convey, assign or otherwise dispose of other Properties not specifically permitted otherwise in this Section 7.7 (other than Capital Stock of a Credit Party to the extent owned by another Credit Party) to the extent (a) Evolving Systems or such Subsidiary complies with the mandatory prepayment provisions of Section 2.5(c) in connection therewith (to the extent the proceeds thereof are not reinvested in accordance with the terms of such Section 2.5(c)(i)), (b) such sale is for fair market value and the aggregate fair market value of all assets so sold does not exceed an amount equal to $250,000 in any fiscal year, (c) no Default or Event of Default exists or otherwise would result therefrom (d) after giving effect to such transaction, the Credit Parties are in compliance on a pro forma basis with the financial covenants referenced in Section 7.1(a) (recomputed for the most recent period for which financial statements have been delivered in accordance with the terms hereof after giving effect thereto as of the first day of such period), and (e) the sole consideration therefor received by Evolving Systems or such Subsidiary is cash;

(d)           transactions otherwise permitted under Sections 7.2, 7.3, 7.4, 7.5, 7.6 and 7.8 to the extent permitted thereunder;

(e)           Any Credit Party may sell, transfer, convey, assign or otherwise dispose of Property to any other Credit Party;

(f)            Evolving Systems and its Subsidiaries may license and sublicense their Intellectual Property in the Ordinary Course of Business on a non-exclusive basis so long as such license does not restrict the ability of Agent and Lenders to exercise their rights and remedies under the Loan Documents and the Term Loan Documents with respect to such Intellectual Property subject to such license.  Such licence may include a restriction on the assignability of the license and its continuation after a Change of Control;

(g)           Evolving Systems and its Subsidiaries (other than Borrower and its Subsidiaries) may dispose of Property to the extent permitted by the Term Loan Documents.

7.8          Contingent Obligations

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, enter into, create, assume, suffer to exist or incur any Contingent Obligations or assume, guarantee, indemnify, endorse, contingently agree to purchase or otherwise become liable for or upon or incur any obligation of any Person, except:

(a)           Evolving Systems or any of its Subsidiaries which are Credit Parties may enter into guarantees of Indebtedness of any other Credit Party permitted under Section 7.2;

(b)           Evolving Systems and its Subsidiaries may endorse cheques for collection in the Ordinary Course of Business;

(c)           Evolving Systems and Borrower may enter into unsecured Hedging Agreements in the Ordinary Course of Business for bona fide hedging purposes and not for speculation in an aggregate notional or contract amount not to exceed an amount equal to $250,000 outstanding at any time;

(d)           Contingent Obligations of Evolving Systems and its Subsidiaries incurred in the Ordinary Course of Business with respect to workers’ compensation claims, unemployment insurance and other types of social security benefits, self-insurance obligations, bankers’ acceptances, performance bonds, appeal and surety bonds and other similar obligations;

(e)           Contingent Obligations of Evolving Systems and its Subsidiaries arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(f)            the TSE Contingent Obligations;

(g)           Contingent Obligations of any Credit Party or Subsidiary thereof arising from indemnification obligations to its directors, officers and employees in the Ordinary Course of Business;

(h)           indemnities given by any Credit Party or any Subsidiary thereof to its customers, vendors, independent contractors, purchasers or sellers of Property or other third parties in the Ordinary Course of Business; and

(i)            Contingent Obligations in respect of Evolving Systems’ guarantee of the expenses incurred by certain employees in connection with the use of credit cards sponsored by Evolving Systems in an aggregate amount not to exceed an amount equal to $150,000 at any time outstanding.

7.9          Organizational Documents; Accounting Changes; Use of Proceeds; Insurance; Business

No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to:

(a)           amend, modify, restate or change any of its articles or memorandum of incorporation, bylaws, certificate of formation, operating agreement and other charter documents in any respect adverse to Agent or Lenders (including changing its name), or make any material change to its equity capital structure or, without the prior written consent of Agent (but without limiting the mergers or other transactions involving any Credit Party otherwise permitted under Section 7.4(h)), reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date;

(b)           make any significant change in accounting treatment or reporting practices, except as required by GAAP or to accommodate FAS 123R, or change its fiscal year;

(c)           use any proceeds of any Loans, directly or indirectly, for “purchasing” or “carrying” “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, or to repay or refinance Indebtedness incurred to so “purchase” or “carry” “margin stock,” or otherwise in violation of applicable law or this Agreement;

(d)           amend, modify, restate or change any insurance policy in any material respect including, without limitation, any material increase in the amount of any deductibles payable by the Credit Parties under any such insurance policy or any material change in the scope of coverage, coverage amount, beneficiaries, loss payees and/or additional insureds except additional insureds permitted by Section 6.4(c), but excluding changes in the term of coverage in connection with renewals thereof in the Ordinary Course of Business;

(e)           engage, directly or indirectly, in any business other than the Business; or

(f)            allow Intermediate Holdco to engage in any business other than the ownership of the equity securities of UK Guarantor and activities incidental thereto.

7.10        Related Documents, Subordinated Debt and TSE Contingent Obligations

(a)           No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, (i) amend, supplement, waive or otherwise modify any of the terms or provisions of, and will not fail to enforce or diligently pursue its remedies under, any Related Document, as in effect on the Closing Date, in any manner adverse to Agent or any Lender or which would reasonably be expected to result in a Material Adverse Effect, or (ii) take or fail to take any other action under any Related Document that would reasonably be expected to result in a Material Adverse Effect.

(b)           No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, supplement or otherwise modify the terms of any Subordinated Debt except as expressly permitted under the applicable Subordination Agreement.

(c)           No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, amend, terminate, supplement or otherwise, without the prior written consent of the Agent in its Permitted Discretion, modify the terms of the TSE Purchase Agreement, the Cross License Agreement or Transfer Pricing Agreements or any TSE Contingent Obligations in any material respect or in any manner adverse to Agent or Lenders; provided, however, that the parties may amend the TSE Purchase Agreement so long as such amendment is not adverse to the interests of Agent or Lenders under the Loan Documents or the Term Loan Documents and does not extend the duration of the agreement, increase the aggregate amounts due thereunder, or accelerate payment dates.  The Credit Parties shall notify and promptly provide Agent with copies of any amendment, modification, restatement or change to such agreements.

7.11        Negative Pledges

Except as a result of the Loan Documents and the Term Loan Documents, no Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution on any of such Subsidiary’s equity securities or to pay fees or make other payments and distributions to Borrower or any of its Subsidiaries except as permitted under the Transfer Pricing Agreements.  No Credit Party shall, and no Credit Party shall permit or cause any of its Subsidiaries to, directly or indirectly, enter into, assume or become subject to any contract or agreement that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of Agent, for the benefit of the Lender Parties under the Loan Documents, whether now owned or hereafter acquired except (a) in connection with any document or instrument governing Liens related to purchase money Indebtedness and Capital Leases which, in each case, otherwise constitute Permitted Liens and (b) leased equipment, Intellectual Property and General Intangibles of any Credit Party to the extent excluded from Collateral in the Security Documents.

7.12        Certain Specific Agreements

Neither any Credit Party nor any Subsidiary of any Credit Party (i) will be or become a Person whose Property or interests in Property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise be associated with any such Person in any manner violative of Section 2 of such executive order, or (iii) otherwise will become a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

7.13        Shareholder Blocking Rights

No Credit Party shall issue any Capital Stock which grants or provides any direct or indirect owner or equityholder thereof any Shareholder Blocking Rights.

VIII.        EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           any Credit Party shall fail to pay when due and payable (i) any principal provided for or required under this Agreement and/or the Notes, or (ii) within two (2) Business Days after the same shall become due and payable, any interest, fees or other Obligations (other than principal or premium) provided for or required under this Agreement or the other Loan Documents, in any such case described in the foregoing clause (i) or (ii), whether on any payment date, at maturity, by reason of acceleration, by notice of intention to prepay, by required prepayment or otherwise);

(b)           any representation, statement or warranty made or deemed made by or on behalf of any Credit Party in any Loan Document or Term Loan Document or in any other certificate, document, report or opinion delivered pursuant to any Loan Document or Term Loan Document to which it is a party shall not be true and correct in all material respects or shall have been false or misleading in any material respect taken as a whole and in light of the circumstances under which it was made or furnished on the date when made or deemed to have been made (except to the extent already qualified by materiality, in which case it shall have been true and correct in all respects and shall not have been false or misleading in any respect taken as a whole and in light of the circumstances under which it was made or furnished on the date when made or deemed to have been made);

(c)           any Credit Party thereto shall be in violation, breach or default of, or shall fail to perform, observe or comply with, any covenant, obligation or agreement set forth in, or any event of default occurs under, any Loan Document and such violation, breach, default, event of default or failure shall not be cured within the applicable period, if any, set forth in the applicable Loan Document; provided that, with respect to the affirmative covenants set forth in Article VI (other than Sections 6.1, 6.3(c), 6.4, 6.5 or 6.7(b), for which no cure period shall apply), any such violation, breach, default, event of default or failure shall result in any Event of Default only if it remains uncured for thirty (30) calendar days after the earlier of (i) Receipt (as defined in Section 12.7) by such Person of written notice of such violation, breach, default, event of default or failure and (ii) the time at which any officer of a Credit Party knew or became aware, or should reasonably have known or been aware, of such violation, breach, default, event of default or failure;

(d)           (i) any of the Loan Documents ceases for any reason to be in full force and effect or (ii) any Lien, except any Liens the Agent chooses not to perfect created under any Loan Documents ceases (other than pursuant to the express terms of the applicable Loan Document) to constitute a valid first priority perfected Lien (other than with respect to Property subject only to Priority Permitted Liens) on the Collateral in accordance with the terms thereof;

(e)           one or more judgments or decrees is or are rendered against the Credit Parties, any Subsidiary of any Credit Party or any of them in an outstanding amount, at any time in excess of an amount equal to $175,000 individually or an amount equal to $350,000 in the aggregate (excluding judgments and decrees to the extent covered by third party insurance of such Persons where such coverage has been acknowledged by the insurer), which is/are not satisfied, stayed, vacated or discharged of record within thirty (30) calendar days of being rendered;

(f)            any Credit Party or any Subsidiary of any Credit Party shall, or there shall occur:

(i)            default in the payment of any principal of or interest when due on any Indebtedness (other than the Obligations and the “Obligations” as defined in the Term Loan Agreement) in the outstanding principal amount in excess of an amount equal to $250,000 in the aggregate, which default is not cured or waived within any applicable grace or cure period;

(ii)           default or breach the terms of any note, agreement, indenture or other document evidencing or relating to any Indebtedness (other than the Obligations and the “Obligations” as defined in the Term Loan Agreement) in the outstanding principal amount in excess of an amount equal to $750,000 in the aggregate, which default or breach is not cured or waived within any applicable grace or cure period and the effect of which is to cause, or to permit the holder or holders of any such Indebtedness to cause, such Indebtedness to become due (whether by acceleration or otherwise) prior to the stated maturity thereof;

(iii)          default or breach the terms of any agreement, contract, document or instrument that is between any Credit Party and Agent or any Lender or any Affiliate of Agent or any Lender (other than the Loan Documents) beyond all applicable grace or cure periods;

(iv)          upon written notice from Agent, any default or breach in the performance, observance or fulfilment of any provision contained in any Material Contract and such default or breach continues beyond all applicable grace or cure period and permits the other party thereto to terminate such Material Contract or otherwise reduce or limit any material amounts owed by such other party thereunder;

(v)           an Event of Default (as defined in the Subordinated Notes); or

(vi)          an “Event of Default” (as defined in the Term Loan Agreement).

(g)           any of the following shall occur:

(i)            A Credit Party or any Subsidiary of a Credit Party is unable to or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts other than as a result of a bona fide dispute being contested in good faith or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(ii)           The value of the assets of any Credit Party or any Subsidiary of a Credit Party is less than its liabilities (taking into account contingent and prospective liabilities).

(iii)          A moratorium is declared in respect of any indebtedness of any Credit Party or any Subsidiary of a Credit Party.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(h)           Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)            the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Credit Party or Subsidiary of a Credit Party other than a solvent liquidation or reorganization of any Subsidiary of a Credit Party which is not a Credit Party;

(ii)           a composition, compromise, assignment or arrangement with any creditor of any Credit Party or any Subsidiary of a Credit Party;

(iii)          the appointment of a liquidator (other than in respect of a solvent liquidation of a Subsidiary of a Credit Party which is not a Credit Party), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Credit Party or any Subsidiary of a Credit Party or any of its assets, or any analogous procedure or step is taken in any jurisdiction.

This clause shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised;

(i)            any Change of Control or any Material Adverse Effect occurs;

(j)            Agent or any Lender receives any evidence that any Credit Party has directly or indirectly been engaged in any type of activity which, in Agent’s Permitted Discretion, would reasonably be expected to result in forfeiture of any material portion of Collateral to any Governmental Authority, which shall have continued unremedied for a period of twenty (20) calendar days after written notice from Agent;

(k)           uninsured damage to, or uninsured loss, theft or destruction of, any portion of the Collateral occurs that exceeds an amount equal to $250,000 in the aggregate;

(l)            (i) any Credit Party is criminally indicted or convicted (A) of a felony or (B) under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Credit Party is convicted (A) of a felony for fraud or dishonesty in connection with the Business or (B) under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral;

(m)          the issuance of any process for levy, attachment or garnishment or execution upon or any judgment against any Credit Party or any of its material Property or against any of the Collateral which has an aggregate fair market value in excess of an amount equal to $175,000 individually or $350,000 in the aggregate, in any case which is not satisfied, stayed, vacated, dismissed or discharged within thirty (30) calendar days of being issued or executed;

(n)           (i) the subordination provisions of the Seller Subordination Agreement and/or the subordination provisions contained in or otherwise pertaining to any agreement or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or (ii) any Person shall raise a non-frivolous claim in court contesting in any manner the validity or enforceability thereof, (iii) any Person shall take any action in violation thereof or fail to take any action required by the terms thereof that would reasonably be expected to have an adverse effect on the rights and remedies of Agent or Lenders, or (iv) the Obligations, for any reason shall not have the priority contemplated by this Agreement, the Seller Subordination Agreement or such subordination provisions;

(o)           an “Event of Default” under any other Loan Document occurs (to the extent, with respect to any such other Loan Document, not otherwise constituting an Event of Default hereunder);

(p)           any Credit Party is enjoined, restrained or in any way prevented by the order of any court or other Governmental Authority from conducting all or any material part of its business for more than fifteen (15) calendar days which is reasonably likely to be, have or result in a Material Adverse Effect;

(q)           if the “Shelf Registration Statement” (as defined in the Certificate of Designation of Evolving System’s Series B Convertible Preferred Stock (“Certificate of Designation”)) to be prepared and filed by the Corporation (as defined in the Certificate of Designation) in accordance with the terms and conditions of Section 2.3 of the Investor Rights Agreement (as defined in the Certificate of Designation) by and among the Corporation and the holders of the Series B Preferred Stock dated as of the Series B Original Issue Date (as defined in the Certificate of Designation) (i) is not declared effective by the SEC as contemplated by Section 2.3 or (ii) if declared effective, is not kept continuously effective as contemplated by Section 2.4 of the Investor Rights Agreement, or any other event occurs which with the passage of time and/or giving of notice would grant a holder of Evolving System’s preferred stock the rights described in section 5 of the Certificate of Designation;

(r)            The occurrence of a “Liquidation” as defined in the Certificate of Designation or any other event which with the passage of time and/or giving of notice would give rise to a “Liquidation” to which Agent has not previously expressly consented in writing;

If an Event of Default occurs and is continuing, notwithstanding any other provision of any Loan Document, (I) Agent may (and at the request of Requisite Lenders, shall), by notice to Borrower (i) terminate Lenders’ Commitments and obligations hereunder, whereupon the same shall immediately terminate, and (ii) declare all or any of the Loans and/or any Notes, all interest thereon and all other Obligations to be due and payable immediately (provided, that in the case of any Event of Default under Article VIII(g), (h), (q), or (r) all of the foregoing automatically and without any act by Agent or any Lender shall be due and payable immediately and Lenders’ Commitments and obligations hereunder shall immediately terminate; in each case without presentment, demand, protest or notice of any kind, all of which hereby are expressly waived by the Credit Parties), and (II) without limiting any of the other rights and/or remedies of Agent and Lenders, no action permitted to be taken under Article VII hereof may be taken to the extent such action is expressly prohibited during the existence of an Event of Default.

IX.           RIGHTS AND REMEDIES AFTER DEFAULT

9.1          Rights and Remedies

(a)           In addition to the acceleration and other provisions set forth in Article VIII, upon the occurrence and during the continuation of an Event of Default, Agent shall have the right to (and at the request of Requisite Lenders, shall) exercise any and all rights and remedies provided for in any Loan Document or any Term Loan Document, at law or in equity, including, without limitation, the right to the extent permitted by applicable law, to (i) apply any Property of any Credit Party held by Agent, for the benefit of the Lender Parties, or any Lender to reduce the Obligations, (ii) foreclose the Liens created under the Loan Documents or the Term Loan Documents, (iii) enforce, realize upon, take possession of and/or sell or otherwise transfer any Collateral or securities pledged, with or without judicial process, (iv) exercise all rights and powers with respect to the Collateral as any Credit Party might exercise, (v) collect and send notices regarding the Collateral, with or without judicial process, (vi) by its own means or with judicial assistance, enter any premises at which Collateral and/or pledged securities are located, or render any of the foregoing unusable or dispose of the Collateral and/or pledged securities on such premises without any liability for rent, storage, utilities, or other sums, and no Credit Party shall resist or interfere with such action, (vii) at Credit Parties’ expense, require that all or any part of the Collateral be assembled and made available to Agent at any place where the Credit Parties regularly maintain inventory or Property designated by Agent in its Permitted Discretion, (viii) reduce or otherwise change the Facility Cap, Availability, Aggregate Borrowing Availability and/or any component of the foregoing and/or (ix) relinquish or abandon any Collateral or securities pledged or any Lien thereon.  Notwithstanding any provision of any Loan Document, Agent, in its Permitted Discretion, shall have the right, at any time that any Credit Party fails to do so, and from time to time, without prior notice, to: (i) obtain insurance covering any of the Collateral to the extent required hereunder; (ii) pay for the performance of any of the Obligations; (iii) discharge taxes, levies and/or Liens on any of the Collateral that are in violation of any Loan Document; and (iv) pay for the maintenance, repair and/or preservation of the Collateral.  Such expenses and advances shall be added to the Obligations until reimbursed to Agent and shall be secured by the Collateral and payable on demand, and such payments by Agent shall not be construed as a waiver by Agent or Lenders of any Event of Default or any other rights or remedies of Agent and Lenders.  Notwithstanding anything to the contrary in this Agreement, neither the Agent nor any Lender shall have any right or authority to take possession of and/or sell or otherwise transfer any Collateral pledged by the Borrower and UK Guarantor under the Revolving Loan Documents for the benefit of any Lender under the Term Loan Documents or the payment of any amounts under the Subordinated Notes, or in repayment or satisfaction of any amount owing by any of the Credit Parties under and as defined in the Term Loan Documents.

(b)           The Credit Parties jointly and severally agree that notice received by any of them at least ten (10) calendar days before the time of any intended public sale, or the time after which any private sale or other disposition of Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition.  If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to any Credit Party.  At any sale or disposition of Collateral or securities pledged, Agent may (to the extent permitted by applicable law) purchase all or any part thereof free from any right of redemption by the Credit Parties, which right hereby is waived and released.  The Credit Parties jointly and severally covenant and agree not to, and not to permit or cause any of their Subsidiaries to, interfere with or impose any obstacle to Agent’s exercise of its rights and remedies with respect to the Collateral.  In dealing with or disposing of the Collateral or any part thereof, Agent and Lenders shall not be required to give priority or preference to any item of Collateral or otherwise to marshal assets or to take possession or sell any Collateral with judicial process.

(c)           Each Credit Party hereby grants to Agent, for the benefit of the Lender Parties, after the occurrence and during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Credit Party) to use, assign, license or sublicense any Intellectual Property, (unless such use, assignment, license or sublicense is expressly prohibited under a license agreement and would result in a breach under such agreement for which such agreement would reasonably be expected to be terminated by such licensor) and now owned or hereafter acquired by such Credit Party, and wherever the same may be located, including in such license reasonable access as to all media in which any of the licensed items may be recorded or stored and to all computer programs and used for the compilation or printout thereof.  All proceeds received by Agent or Lenders in connection with such license shall be used by Agent or Lenders to satisfy the Obligations.

(d)           In addition to the acceleration and other provisions set forth in Article VIII, upon the occurrence and during the continuation of an Event of Default, each Credit Party shall take any action that Agent, for the benefit of itself and the Lenders, may request in order to enable Agent to obtain and enjoy the full rights and benefits granted to Agent hereunder.

9.2          Application of Proceeds

In addition to any other rights and remedies Agent and Lenders have under the Loan Documents or the Term Loan Documents, the UCC, at law or in equity, all payments received after the occurrence and during the continuation of any Event of Default, and all proceeds collected or received from collecting, holding, managing, renting, selling or otherwise disposing of all or any part of the Collateral or any proceeds thereof upon exercise of remedies hereunder upon the occurrence and during the continuation of an Event of Default, shall be applied in the following order of priority:

(i)            first, to the payment of all costs and expenses of such collection, holding, managing, renting, selling or disposition, and of conducting the Credit Parties’ Businesses and of maintenance, repairs, replacements, alterations, additions and improvements of or to the Collateral, and to the payment of all sums which Agent or Lenders may be required or may elect to pay, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments that Agent or Lenders may be required or authorized to make under any provision of the Loan Documents (including, without limitation, in each such case, in-house documentation and diligence fees and legal expenses, search, audit, recording, professional and filing fees and expenses and reasonable attorneys’ fees and all expenses, liabilities and advances made or incurred in connection therewith);

(ii)           second, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agent and Lenders;

(iii)          third, to payment of principal of the Obligations;

(iv)          fourth, to payment of any other amounts owing constituting Obligations; and

(v)           fifth, any surplus then remaining to the Credit Parties, unless otherwise provided by law or directed by a court of competent jurisdiction;

provided that the Credit Parties shall be liable for any deficiency if such proceeds are insufficient to satisfy all of the Obligations or any of the other items referred to in this Section.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category; and (y) each of the Lenders shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses (i), (ii), (iii) and (iv) above.

9.3          Rights to Appoint Receiver

Without limiting any other rights, options and remedies Agent and Lenders have under the Loan Documents or the Term Loan Documents, the UCC, at law or in equity, upon the occurrence and during the continuation of an Event of Default, Agent shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by Agent to enforce its and Lenders’ rights and remedies in order to manage, protect and preserve the Collateral, to sell or dispose of the Collateral and continue the operation of the Businesses of the Credit Parties and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.  To the extent not prohibited by applicable law, each Credit Party hereby irrevocably consents to, and waives any right to object to or otherwise contest, the appointment of, a receiver as provided above.

9.4          Rights and Remedies not Exclusive

As among the Lender Parties on one hand and the Credit Parties on the other hand, Agent and Lenders shall have the right in their sole discretion to determine which rights, Liens and/or remedies Agent and/or Lenders may at any time pursue, relinquish, subordinate or modify, and such determination shall not in any way modify or affect any of Agent’s or Lenders’ rights, Liens or remedies under any Loan Document, Term Loan Documents applicable law or equity.  The enumeration of any rights and remedies in any Loan Document, or any Term Loan Document, is not intended to be exhaustive, and all rights and remedies of Agent and the Lenders described in any Loan Document and the Term Loan Documents are cumulative and are not alternative to or exclusive of any other rights or remedies which Agent and Lenders otherwise may have, subject to the limitation contained in the last sentence of Section 9.1(a).  The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

X.            WAIVERS

10.1        Certain Waivers

Except as expressly provided for herein or in any other Loan Document, each Credit Party hereby waives set-off, counterclaim, demand, presentment, protest, all defenses with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document.  Each Credit Party hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Agent or any Lender to obtain an order of court recognizing the assignment of, or Lien of Agent, for the benefit the Lender Parties, in and to, any Collateral.

10.2        Delay; No Waiver of Defaults

No course of action or dealing, renewal, release or extension of any provision of any Loan Document, or single or partial exercise of any such provision, or delay, failure or omission on Agent’s or any Lender’s part in enforcing any such provision shall affect the liability of any Credit Party or operate as a waiver of such provision or affect the liability of any Credit Party or preclude any other or further exercise of such provision.  No waiver by any party to any Loan Document of any one or more defaults by any other party in the performance of any of the provisions of any Loan Document shall operate or be construed as a waiver of any future default, whether of a like or different nature, and each such waiver shall be limited solely to the express terms and provisions of such waiver.  Notwithstanding any other provision of any Loan Document or any Term Loan Document, by completing the Closing under this Agreement and/or by making Advances, neither Agent nor any Lender waives any breach of any representation or warranty of any Credit Party under any Loan Document or any Term Loan Documents, and all of Agent’s and Lenders’ claims and rights resulting from any such breach or misrepresentation hereby specifically are reserved.

10.3        Amendment and Waivers

Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Credit Parties or any of them therefrom, shall be effective unless the same shall be in writing and signed by Requisite Lenders (or Agent at the direction of the Requisite Lenders) and each Credit Party; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by each Credit Party and each Lender directly affected thereby, do any of the following: (i) increase the Commitment of any individual Lender (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan or other Obligation; (iii) extend the scheduled due date, or reduce the amount due on any scheduled due date, of any installment of principal, interest or fees payable under any Loan Document, or waive, forgive, extend, defer or postpone the payment thereof; (iv) change the percentage of the Commitments, of the aggregate unpaid principal amount of the Loans, or of Lenders which shall be required for Lenders, Agent or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders) or alter, as between or among the Lenders, the amount payable to each hereunder; (v) except as otherwise permitted herein or in the other Loan Documents, release any Guaranty or release any material portion of the Collateral (which action shall be deemed to directly affect all Lenders) (provided, that consent to such release shall not be required if such release is made after the occurrence and during the continuation of an Event of Default in connection with the sale or disposition of the Collateral by Agent otherwise permitted hereunder); (vi) amend, modify or waive this Section 10.3 or the definitions of the terms used in this Section 10.3 insofar as the definitions affect the substance of this Section 10.3 (which action shall be deemed to directly affect all Lenders); and/or (vii) consent to the assignment or other transfer by any Credit Party or any other party to any Loan Documents (other than Agent or any Lender) of any of their rights and obligations under any Loan Document; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action.  Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Lenders have exercised their right to suspend the making or incurrence of Advances) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Advances unless the same shall be in writing and signed by Lenders holding at least a majority of the Commitments in respect of the Revolving Facility.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.3 shall be binding upon Agent, each Lender and the Credit Parties.

10.4        Survival and Termination

(a)           All obligations, covenants, agreements, representations, warranties, waivers and indemnities made by each Credit Party in the Loan Documents shall survive the execution and delivery of the Loan Documents, the Closing, the making and funding of the Loans and any termination of this Agreement until all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) are fully performed and indefeasibly paid in full in cash and all Commitments have been terminated; provided, that, the obligations and provisions of Sections 10.1, 10.3, 10.4, 12.5, 12.6, 12.9,

12.11, 12.12 and 12.13, Article XI and Article XIII shall survive the termination of the Loan Documents and any payment, in full or in part, of the Obligations.

(b)           All Loans and other Obligations shall be due and payable in full in cash, if not earlier in accordance with this Agreement, on the Maturity Date.  All of Agent’s and Lenders’ rights and remedies and the Liens in the Collateral shall continue in full force and effect until, and this Agreement shall terminate when all Obligations have been fully performed and indefeasibly paid in full in cash and Credit Parties shall have executed and delivered releases in favor of Agent and Lenders in form and substance satisfactory to Agent, in its Permitted Discretion (provided, however, that the release may exclude claims filed by a Credit Party against Agent or a Lender prior to the payoff contemplated in this Section 10.4(b), arising out of the gross negligence, wilful misconduct or fraud of Agent or such Lender).  Accordingly, each Credit Party waives any right it may have under the UCC (to the extent the UCC applies) to demand the filing of termination statements with respect to the Collateral other than such right in connection with the release of Liens pursuant to sales or other dispositions of assets expressly permitted under the terms of this Agreement, and Agent shall not be required to provide such termination statements or to file them with any filing office unless and until all conditions to the termination of this Agreement and the payment and performance of the Obligations are satisfied in a manner acceptable to Agent, in its Permitted Discretion.

XI.           AGENT PROVISIONS; SETTLEMENT

11.1        Agent

(a)           Appointment.  In addition to any appointments in the Term Loan Documents, each Lender hereby designates and appoints CapitalSource (i) as the administrative agent, payment agent and collateral agent under this Agreement and the other Loan Documents and (ii) to hold all of the rights and interests created by the Security Documents on trust and as agent for the Lenders in respect of the Obligations and each Lender hereby irrevocably authorizes CapitalSource, as Agent for such Lender, to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Agent agrees to act as such on the conditions contained in this Article XI.  The provisions of this Article XI are solely for the benefit of Agent and Lenders, and the Credit Parties shall have no rights as third-party beneficiaries of any of the provisions of this Article XI other than Section 11.1(h)(iii)Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents, employees or sub-agents.

(b)           Nature of Duties.  In performing its functions and duties under this Agreement, Agent is acting solely on behalf of Lenders, and its duties are administrative in nature, and does not assume and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for Lenders, other than as expressly set forth herein and in the other Loan Documents, or the Credit Parties.  Agent shall have no duties, obligations or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.  Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.  Each Lender shall make its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of the Credit Parties.  Except for information, notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder or given to Agent for the account of or with copies for Lenders, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter.  If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send prior written notice thereof to each Lender.  Agent shall promptly notify each Lender in writing any time that the applicable percentage of Lenders have instructed Agent to act or refrain from acting pursuant hereto.

(c)           Rights, Exculpation, Etc.  Neither Agent nor any of its officers, directors, managers, members, equity owners, employees, attorneys or agents shall be liable to any Lender for any action lawfully taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith; provided that the foregoing shall not prevent Agent from being be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis.  Notwithstanding the foregoing, Agent shall be obligated on the terms set forth herein for performance of its express duties and obligations hereunder.  Agent shall not be liable for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree promptly to return to such Lender any such erroneous payments received by them).  In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account.  Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by the Credit Parties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Credit Parties.  Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions, or conditions of this Agreement or any of the Loan Documents or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default.  Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents Agent is permitted or required to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of Lenders and, notwithstanding the instructions of Lenders, Agent shall have no obligation to take any action if it, in good faith, believes that such action exposes Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents to any personal liability unless Agent receives an indemnification satisfactory to it from Lenders with respect to such action.

(d)           Reliance.  Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement, any of the other Loan Documents or the Term Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel, independent accountants and other experts selected by Agent in its sole discretion.

(e)           Indemnification.  Each Lender, severally and not (i) jointly or (ii) jointly and severally, agrees to reimburse and indemnify and hold harmless Agent and its officers, directors, managers, members, equity owners, employees, attorneys and agents (to the extent not reimbursed by the Credit Parties), ratably according to their respective Pro Rata Share in effect on the date on which indemnification is sought under this subsection of the total outstanding Obligations (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Pro Rata Share immediately prior to such date of the total outstanding Obligations), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent or any of its officers, directors, managers, members, equity owners, employees, attorneys or agents in any way relating to or arising out of this Agreement, any of the other Loan Documents or any of the Term Loan Documents or any action taken or omitted by Agent under this Agreement, any of the other Loan Documents or any of the Term Loan Documents; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent’s gross negligence or wilful misconduct as determined by a court of competent jurisdiction on a final and nonappealable basis.  The obligations of Lenders under this Article XI shall survive the payment in full of the Obligations and the termination of this Agreement.

(f)            CapitalSource Individually.  With respect to the Loans made by it or CSE Finance and the Notes, if any, issued to it or CSE Finance, CapitalSource and CSE Finance shall have, and may exercise, the same rights and powers hereunder and under the other Loan Documents, and is subject to the same obligations and liabilities, as and to the extent set forth herein and the other Loan Documents as any other Lender.  The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include CSE Finance in its individual capacity as a Lender or one of the Requisite Lenders.  CapitalSource (and its Affiliates) may lend money to, and generally engage in any kind of banking, trust or other business with, any Credit Party or any Subsidiary or Affiliate of any Credit Party as if it were not acting as Agent pursuant hereto.

(g)           Successor Agent.

(i)            Resignation.  Agent may resign from the performance of all or part of its functions and duties hereunder at any time by giving at least thirty (30)

calendar days’ prior written notice to Borrower and Lenders.  Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided below.

(ii)           Appointment of Successor.  Upon any such notice of resignation pursuant to clause (g)(i) of this Section 11.1, Requisite Lenders shall appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists).  If a successor Agent shall not have been so appointed within said thirty (30) calendar day period referenced in clause (g)(i) above, the retiring Agent, upon notice to Borrower, may, on behalf of Lenders, appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, delayed or conditioned (or required if any Default or Event of Default exists), who shall serve as Agent until such time as Requisite Lenders appoint a successor Agent as provided above.  If no successor Agent has been appointed pursuant to the foregoing within said thirty (30) calendar day period, the resignation shall become effective and Requisite Lenders thereafter shall perform all the duties of Agent hereunder, until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

(iii)          Successor Agent.  Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, upon the earlier of such acceptance or the effective date of the retiring Agent’s resignation, the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, provided that any indemnity rights or other rights in favor of such retiring Agent shall continue after and survive such resignation and succession.  After any retiring Agent’s resignation as Agent under the Loan Documents, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

(h)           Collateral Matters.

(i)            Collateral.  Each Lender agrees that any action taken by Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents relating to the Collateral, and the exercise by Agent or the Requisite Lenders (or, where so required, such greater proportion of Lenders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Agent.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents in connection with the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and any Subordination Agreement and accept delivery of each such agreement delivered by the Credit Parties or any of their Subsidiaries; (iii) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated

therein; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents relating to the Collateral; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to such Agent and Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(ii)           Release of Collateral.  Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien granted to or held by Agent for the benefit of Lender Parties upon any Property covered by the Loan Documents (A) upon termination of this Agreement and payment and satisfaction in full of all Obligations; (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted), (B) constituting Property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of the Loan Documents (and Agent may rely in good faith conclusively on any certificate of the Borrower to such effect, without further inquiry); or (C) constituting Property leased to any Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended.

(iii)          Confirmation of Authority; Execution of Releases.  Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 11.1(h)(i) and (ii)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under Section 11.1(h)(ii).  So long as no Event of Default exists, upon receipt by Agent of confirmation from the requisite percentage of Lenders of its authority to release any particular item or types of Property covered, by this Agreement or the other Loan Documents, and upon at least five (5) Business Days’ prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of the Lender Parties herein or pursuant hereto upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty (other than that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising under the Loan Documents or from such Person’s own acts), and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties or any Subsidiary of any Credit Party in respect of) all interests retained by the Credit Parties or any Subsidiary of a Credit Party including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Property covered by this Agreement, the Loan Documents or subject to the last sentence of Section 9.1(a),the Term Loan Documents.

(iv)          Absence of Duty.  Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Property covered by this Agreement or the other Loan Documents exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent on behalf of the Lender Parties herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, enforced or maintained or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 11.1(h) or in any of the other Loan Documents, it being understood and agreed that in respect of the Property covered by this Agreement or the other Loan Documents or any act, omission, or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in Property covered by this Agreement or the other Loan Documents as one of Lenders and Agent shall have no duty or liability whatsoever to any of the other Lenders; provided, that Agent shall exercise the same care which it would in dealing with loans for its own account.  Notwithstanding the foregoing, Agent shall be liable with respect to its own gross negligence or wilful misconduct.

(i)            Agency for Perfection.  Each Lender hereby appoints Agent as agent for the purpose of perfecting Lenders’ security interest in Collateral which in any applicable jurisdiction, can be perfected only by possession or control.  Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall hold such Collateral for purposes of perfecting a security interest therein for the benefit of the Lender Parties, notify Agent thereof and, promptly upon Agent’s request therefor, deliver such Collateral to Agent or otherwise act in respect thereof in accordance with Agent’s instructions.

(j)            Exercise of Remedies.  Except as set forth in Section 11.2, each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Loan Document or to realize upon any Collateral security for the Loans or other Obligations; it being understood and agreed that such rights and remedies may be exercised only by Agent in accordance with the terms of the Loan Documents.

(k)           Consents.

(i)            In the event Agent requests the waiver or consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have given such waiver of consent so long as such request contained a notice stating that such failure to respond within five (5) Business Days would be deemed to be a waiver or consent by such Lender.

(ii)           In the event Agent requests the waiver or consent of a Lender in a situation where such Lender’s waiver or consent would be required and such waiver or consent is denied, then Agent or any of its Eligible Assignees may, at its option, require such Lender to assign its interest in the Loans to Agent for a price equal to the then outstanding principal amount thereof due such Lender plus accrued and unpaid interest and fees due such Lender, which interest in the Loans will be assigned by such Lender when such principal, interest and fees are paid to such Lender.  In the event that Agent or such Eligible Assignee elects to require any Lender to assign its interest to Agent pursuant to this Section 11.1(k)(ii), Agent will so notify such Lender in writing within forty-five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or such Eligible Assignee no later than five (5) calendar days following receipt of such notice.

11.2        Set-off and Sharing of Payments

In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized by the Credit Parties at any time or from time to time, to the fullest extent permitted by law, with notice to Agent and without prior notice to Borrower or any other Person other than Agent (such notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (general or special, time or demand, provisional or final) held by such Lender at any of its offices for the account of any Credit Party (regardless of whether such balances are then due to any Credit Party), and (b) other Property at any time held or owing by such Lender to or for the credit or for the account of any Credit Party, against and on account of any of the Obligations which are not paid when due; provided, that no Lender or any such holder shall exercise any such right without prior written notice to Agent.  Any Lender that has exercised its right to set-off or otherwise has received any payment on account of the Obligations shall, to the extent the amount of any such set off or payment exceeds its Pro Rata Share of payments obtained by all of the Lenders on account of such Obligations, purchase for cash (and the other Lenders or holders of the Loans shall sell) participations in each such other Lender’s or holder’s Pro Rata Share of Obligations as would be necessary to cause such Lender to share such excess with each other Lenders or holders in accordance with their respective Pro Rata Shares; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such purchasing Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery.  Each Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set-off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders may exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and other Obligations in the amount of such participation.

11.3        Disbursement of Funds under Revolving Facility

Agent may, on behalf of Lenders, disburse funds to Borrower for Advances requested.  Each Lender shall reimburse Agent on demand for its Pro Rata Share of all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender shall remit to Agent its Pro Rata Share of any Advance before Agent disburses such Advance to Borrower.  If Agent so elects to require that funds be made available prior to disbursement to Borrower, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender’s Pro Rata Share of such requested Advance no later than one (1) Business Day prior to the funding date applicable thereto, and each such Lender shall pay Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent’s account not later than 2:00p.m. (New York City time).  If Agent shall have disbursed funds to Borrower on behalf of any such Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent.  Any repayment by Borrower required pursuant to this Section 11.3 shall be without premium or penalty.  Nothing in this Section 11.3 or elsewhere in this Agreement or the other Loan Documents, including, without limitation, the provisions of Section 11.4, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

11.4        Settlements; Payments; and Information

(a)           Advances; Payments; Interest and Fee Payments.

(i)            The amount of outstanding Loans pursuant to Advances may fluctuate from day to day through Agent’s disbursement of funds to, and receipt of funds from, Borrower.  In order to minimize the frequency of transfers of funds between Agent and each Lender, notwithstanding terms to the contrary set forth in Section 11.3, Advances and repayments thereof may be settled according to the procedures described in Sections 11.4(a)(ii) and 11.4(a)(iii).  Notwithstanding these procedures, each Lender’s obligation to fund its Pro Rata Share of any Advances made by Agent to Borrower will commence on the date such Advances are made by Agent.  Nothing contained in this Agreement shall obligate a Lender to make an Advance at any time any Default or Event of Default exists.  All such payments will be made by such Lender without set-off, counterclaim or deduction of any kind.

(ii)           Once each week, or more frequently (including daily), if Agent so elects (each such day being a “Settlement Date”), Agent will advise each Lender by 1:00p.m. (New York City time) on a Business Day by telephone, telex or telecopy of the amount of each such Lender’s Pro Rata Share of the outstanding Advances.  In the event payments are necessary to adjust the amount of such Lender’s share of the Advances to such Lender’s Pro Rata Share of the Advances, the party from which such payment is due will pay the other party, in same day funds, by wire transfer to the other’s account not later than 2:00p.m. (New York City time) on the Business Day following the Settlement Date.

(iii)          On the first Business Day of each month (“Interest Settlement Date”), Agent will advise each Lender by telephone or facsimile of the amount of interest and fees charged to and collected from Borrower for the preceding month in respect of the applicable Loans.  Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified by such Lender on Schedule A of this Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 2:00p.m. (New York City time) on the next Business Day following the Interest Settlement Date, such Lender’s share of such interest and fees.

(b)           Availability of Lenders’ Pro Rata Share.

(i)            Unless Agent has been notified by a Lender prior to any proposed funding date of such Lender’s intention not to fund its Pro Rata Share of an Advance requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the proposed funding date or the Business Day following the next Settlement Date, as applicable; provided, however, nothing contained in this Agreement shall obligate a Lender to make an Advance at any time any Default or Event of Default exists.  If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

(ii)           Nothing contained in this Section 11.4(b) will be deemed to relieve a Lender of its obligation to fulfil its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

(c)           Return of Payments.

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Credit Party and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Credit Party or paid to any other Person pursuant to any Debtor Relief Law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

11.5        Dissemination of Information

Upon request by a Lender, Agent will distribute promptly to such Lender, unless previously provided by any Credit Party to such Lender, copies of all notices, schedules, reports, projections, financial statements, agreements and other material and information, including, without limitation, financial and reporting information received from the Credit Parties or generated by a third party (and excluding only internal information generated by CapitalSource for its own use as a Lender or as Agent), as provided for in this Agreement and the other Loan Documents as received by Agent.  Agent shall not be liable to any of the Lenders for any failure to comply with its obligations under this Section 11.5, except to the extent that such failure is attributed to Agent’s gross negligence or wilful misconduct and results in demonstrable damages to such Lender as determined, in each case, by a court of competent jurisdiction on a final and non-appealable basis.

XII.         MISCELLANEOUS

12.1        Governing Law and Enforcement

This Agreement is governed by English law.

12.2        Jurisdiction of English courts

(a)                                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                 The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                  This Section 12.2 is for the benefit of the Lender Parties only.  As a result, no Lender Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender Parties may take concurrent proceedings in any number of jurisdictions.

12.3        Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Credit Party (other than a Credit Party incorporated in England and Wales):

(a)                                  irrevocably appoints Borrower at its registered office, FAO Legal Department as its agent for service of process in relation to any proceedings before the English courts in connection with any Loan Document and the Borrower by its execution of this Agreement, accepts that appointment); and

(b)                                 agrees that failure by a process agent to notify the relevant Credit Party of the process will not invalidate the proceedings concerned.

(c)                                  If any person appointed as process agent is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Credit Parties) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

Evolving Systems, Inc., Telecom Software Enterprises, LLC and Evolving Systems Holdings, Inc. each expressly agrees and consents to the provisions of Section 12.2 and 12.3.

12.4        Successors and Assigns; Assignments and Participations

(a)           Subject to Section 12.4(h), each Lender may, at any time and from time to time, assign all or any portion of its rights and delegate all or a portion of its obligations under this Agreement and the other Loan Documents in a minimum amount of $1,000,000 (or 100% of any remaining commitment less than $1,000,000) (including all of its rights and obligations with respect to the Loans) to one or more Eligible Assignees (each, a “Transferee”) with the prior written consent of Agent and, to the extent no Default or Event of Default shall have occurred and be continuing, with the prior written consent of Borrower (which consent of Borrower shall not be unreasonably withheld, delayed or conditions, or required if any Default or Event of Default exists); provided, that such Transferee and such assigning Lender shall execute and deliver to Agent for acceptance and recording in the Register, a Lender Addition Agreement, which shall be in form and substance acceptable to Agent in its Permitted Discretion.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Lender Addition Agreement, (i) the Transferee thereunder shall be a party hereto and, to the extent provided in such Lender Addition Agreement, have the same rights, benefits and obligations of a Lender hereunder, (ii) the assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or assigned portion thereof, as the case may be, to the extent that such obligations shall have been expressly assumed by the Transferee pursuant to such Lender Addition Agreement (and, in the case of a Lender Addition Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nevertheless continue to be entitled to the benefits of Sections 12.6 and 12.9).  Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the Transferee and that the Transferee shall be a “Lender” hereunder and under the other Loan Documents.  Except as provided in Section 12.4(h), no Lender will assign all or any portion of its Loans and/or Commitments unless such Lender also assigns its proportionate share of its “Loans” and/or “Commitments” under (and as defined in) the Term Loan Agreement.  Notwithstanding anything to the contrary contained in this Section 12.4, no Transferee shall be entitled to the benefits of Section 13.1 unless such Transferee is a “United States Person” (as defined in Section 13.1(f)) or is a resident of the United Kingdom for UK Tax purposes.

(b)           Each Lender at any time may sell participations in all or any part of its rights and obligations under this Agreement and the other Loan Documents (including all of its rights and obligations with respect to the Loans) to one or more Persons (each, a “Participant”).  In the event of any such sale by a Lender of a participation to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan (and any Note evidencing such Loan) for all purposes under this Agreement and the other Loan Documents and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement pursuant to which any Lender shall sell any such participation shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender’s rights and enforce each Credit Party’s obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents; provided, that such participation agreement may provide that such Lender will not agree, without the consent of the Participant, to any amendment, supplement, modification or waiver to the extent resulting in: (i) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such Participant participates; (ii) any extension of the date fixed for any payment of principal, interest or fees payable with respect to any Loan in which such Participant participates;

and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement or the other Loan Documents).  The Credit Parties hereby acknowledge and agree that the Participant under each participation shall, solely for the purposes of Sections 10.5, 12.6 and 12.9 of this Agreement, be considered to be a “Lender” hereunder.  Notwithstanding anything to the contrary contained in this Section 12.4, no Participant shall be entitled to the benefits of Section 13.1 unless such Participant is a “United States Person” (as defined in Section 13.1(f)) or is a resident of the United Kingdom for UK Tax purposes.

(c)           Agent, on behalf of Borrower, shall maintain at its address referred to in Section 12.7 a copy of each Lender Addition Agreement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, and the Notes, if any, evidencing such Loans owned by, each Lender from time to time.  Anything contained in this Agreement to the contrary notwithstanding, each of the Credit Parties, Agent and the Lenders shall treat each Person whose name is recorded in such Register as the owner of the Loans, the Notes and the Commitments recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Notwithstanding anything in this Agreement to the contrary, no assignment under Section 12.4(a) of any rights or obligations under or in respect of the Loans or the Notes evidencing such Loans shall be effective unless and until (i) Agent shall have recorded the assignment pursuant to Section 12.4(c) and (ii) the assignor Lender or the Transferee has paid to Agent a processing fee (not at the expense of any Credit Party) in the amount of $3,500 (provided no such processing fee shall be required to be paid in connection with an assignment by a Lender to another Lender, an Eligible Assignee that is an Affiliate of such Lender or a Related Fund of such Lender).  Upon its receipt of a Lender Addition Agreement executed by an assigning Lender and an Transferee, Agent shall (i) promptly accept such Lender Addition Agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and Borrower.  On or prior to such effective date, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and Borrower, at its own expense, shall, upon the request of Agent, the assigning Lender or the Transferee, as applicable, execute and deliver to Agent, within five (5) Business Days of any request, new Notes to reflect the interest held by the assigning Lender and its Transferee.

(e)           Except as otherwise provided in this Section 12.4, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of the Loans or other Obligations owed to such Lender.  Each Lender may furnish any information concerning the Credit Parties in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to confidentiality requirements, if any, hereunder.

(f)            Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this

Agreement, including, without limitation, the Loans owing to it and the Notes held by it and the other Loan Documents and its rights in the Collateral.

(g)           Each Credit Party agrees to provide commercially reasonable efforts to assist any Lender in assigning or selling participations in all or any part of any Loans made by such Lender to a potential Transferee or Participant identified by such Lender.

(h)           Notwithstanding anything in the Loan Documents to the contrary, (i) CapitalSource and its Affiliates shall not be required to execute or deliver a Lender Addition Agreement in connection with any transaction involving CapitalSource and any of its Affiliates, or the lenders or funding or financing sources of CapitalSource or any of its Affiliates, (ii) subject to the provisions at the end of this paragraph, no lender to or Affiliate, funding or financing source of CapitalSource or any of its Affiliates shall be considered a Transferee, and (iii) there shall be no limitation or restriction on (A) the ability of CapitalSource or any of its Affiliates to assign or otherwise transfer any Loan Document, Commitment or Obligation to any such Affiliate or lender or financing or funding source or (B) any such lender’s or funding or financing source’s ability to assign or otherwise transfer any Loan Document, Commitment or Obligation; provided, however, CapitalSource shall continue to be liable as a “Lender” under the Loan Documents unless such Affiliate, lender or funding or financing source executes and delivers a Lender Addition Agreement and thereby becomes a “Lender.”

(i)            The Loan Documents shall be binding upon and inure to the benefit of each Lender, Agent, each Transferee, each Participant (to the extent expressly provided herein only) and all future holders of the Loans, the Notes, the Obligations and/or any of the Collateral, and each of their respective successors and assigns.  Each Loan Document shall be binding upon the Persons other than Lenders and Agent that are parties thereto and their respective successors and assigns; provided that, no such Person shall assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Agent and each Lender.  No rights are intended to be created under any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of any Credit Party.  Nothing contained in any Loan Document shall be construed as a delegation to Agent or any Lender of any other Person’s duty of performance.

12.5        Reinstatement; Application of Payments

To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, administrator, custodian or any other similar Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent or any Lender and the Liens created by the Security Documents shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent or such Lender.  Except as specifically provided in this Agreement, any payments with respect to the Obligations received shall be credited and applied in such manner and order as Agent shall decide in its sole discretion.

12.6        Indemnity

The Credit Parties, jointly and severally, hereby indemnify Agent and each Lender, and their respective Affiliates, managers, members, officers, employees, agents, representatives, successors, assigns, accountants and attorneys (collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by, or any matter related to, any Loan Document, any Term Loan Document, any Related Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent a final and nonappealable order of judgment binding on such Indemnified Person of a court of competent jurisdiction determines the same arose out of the gross negligence or wilful misconduct of such Indemnified Person.  If any Indemnified Person uses in-house counsel for any purpose for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their indemnification obligations include reasonable charges for such work commensurate with the reasonable fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed.  Agent agrees to give Borrower reasonable notice of any event of which Agent becomes aware for which indemnification may be required under this Section 12.6, and Agent may elect (but is not obligated) to direct the defense thereof.  Any Indemnified Person may take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral; provided, however, that the Indemnified Person shall not settle, compromise or admit any liability or wrongdoing without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).  Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Agent agrees not to exercise its right to select counsel to defend the event if that would cause Borrower’s insurer to deny coverage; provided, however, that each Indemnified Person reserves the right to retain counsel to represent such Indemnified Person with respect to an Insured Event at its sole cost and expense.  To the extent that Agent or any Lender obtains recovery from a third party other than an Indemnified Person of any of the amounts that the Credit Parties have paid to Agent or any Lender pursuant to the indemnity set forth in this Section 12.4, then Agent and/or any such Lender shall promptly pay to Borrower the amount of such recovery.  Without limiting any of the foregoing, the Credit Parties, jointly and severally, indemnify the Indemnified Parties for all claims for brokerage fees or commissions by any person claiming by, through or under any Credit Party or Affiliate thereof which may be made in connection with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Loan Document, any of the Term Loan Documents, any Related Document or any other agreement, document or transaction contemplated thereby.

12.7        Notice

Subject to Section 12.3, any notice or request under any Loan Document shall be given to any party to this Agreement at such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party hereafter may specify in a notice given in the manner required under this Section 12.7.  Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon (each, a “Receipt”):  (i) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile or electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

12.8        Severability; Headings; Counterparts

If any provision of any Loan Document is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the Loan Documents which shall be given effect so far as possible.  The headings in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents.  The Loan Documents may be executed in one or more counterparts (which taken together, as applicable, shall constitute one and the same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.  Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.

12.9        Expenses

The Credit Parties hereby jointly and severally agree to pay on demand, whether or not the Closing occurs, all reasonable costs and expenses incurred by Agent, Lenders and/or their Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses, and reasonable attorneys’ fees and expenses, (i) in any effort to enforce, protect or collect payment of any Obligation or to enforce any Loan Document, any Related Document or any related agreement, document or instrument, (ii) in connection with entering into, negotiating, preparing, reviewing and executing the Loan Documents, the Term Loan Documents, the Related Documents and/or any related agreements, documents or instruments, (iii) arising in any way out of the administration of the Obligations or the taking or refraining from taking by Agent or any Lender of any action requested by any Credit Party, (iv) in connection with instituting, maintaining, preserving, enforcing and/or foreclosing on the Liens in any of the Collateral or securities pledged under the Loan Documents, whether through judicial proceedings or otherwise, (v) in defending or prosecuting any actions, claims or proceedings arising out of or relating to Agent’s and/or Lenders’ transactions with the Credit Parties, (vi) in seeking, obtaining or receiving any advice with respect to its rights and obligations under any Loan Document, any Term Loan Document, any Related Document and any related agreement, document or instrument, (vii) arising out of or relating to any Default or Event of Default or as a result thereof, (viii) in connection with all actions, visits, audits and inspections undertaken by Agent or Lenders or their Affiliates pursuant to the Loan Documents, the Term Loan Documents, any Related Document, and/or (ix) in connection with any modification, restatement, supplement, amendment, waiver or extension of any Loan Document, any Term Loan Document, any Related Document and/or any related agreement, document or instrument.  All of the foregoing shall be charged to Borrower’s account and shall be part of the Obligations.  If Agent, any Lender or any of their Affiliates uses in-house counsel for any purpose under any Loan Document for which the Credit Parties are responsible to pay or indemnify, the Credit Parties expressly agree that their Obligations include reasonable charges for such work commensurate with the reasonable fees that would otherwise be charged by outside legal counsel selected by Agent, such Lender or such Affiliate in its sole discretion for the work performed.  Without limiting the foregoing, Borrower shall pay all taxes (other than taxes based upon or measured by a Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of any Note and the filing and/or recording of any documents and/or financing statements.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event shall the Credit Parties be liable for any costs or expenses relating to or arising out of the syndication or participation of the Loan, unless such syndication or participation is at the request of any Credit Party.

12.10      Entire Agreement

This Agreement and the other Loan Documents to which the Credit Parties are parties constitute the entire agreement between and among the Credit Parties, Agent and Lenders with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings (including, without limitation, the letter dated on or about September 8, 2005) relating to the subject matter hereof or thereof.  Execution of this Agreement by the Credit Parties constitutes a full, complete and irrevocable release of any and all claims which any Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof.  The obligations of the Credit Parties and the rights of the Lenders and the Agent under this Agreement and the Loan Documents shall be in addition to any obligation and rights under the Term Loan Documents.

12.11      Approvals and Duties

Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of any Loan Document may be granted or withheld by Agent or Lenders, as applicable, in their sole and absolute discretion.  Other than Agent’s duty of reasonable care with respect to Collateral delivered pursuant to the Loan Documents in accordance with applicable law (to the extent not waivable), Agent and Lenders shall have no responsibility for or obligation or duty with respect to any of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

12.12      Confidentiality and Publicity

(a)           Each Credit Parties agrees, and agrees to cause each of its Subsidiaries, (i) except to the extent required by applicable law or regulations (in which case, except in connection with the Securities Act and the Securities Exchange Act, as amended and the rules thereunder, each Credit Party shall, and shall cause its Subsidiaries to, use its best efforts to obtain confidential treatment of such information), not to transmit or disclose any provision of any Loan Document to any Person (other than to such Credit Party’s directors, advisors, counsel, accountants, officers and employees on a need-to-know basis), in any such case without Agent’s prior written consent, and (ii) to inform all Persons receiving information related to the Loan Documents, except through disclosure pursuant to the Securities Act and the Securities Exchange Act, as amended, and the rules thereunder, of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person, and to require each of them to be bound by these provisions.  Except for filings submitted pursuant to the Securities Act and the Securities Exchange Act, and the rules thereunder, the Credit Parties shall provide in writing any materials that the Credit Parties or any of their Subsidiaries prepare that contain Agent’s or any Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby prior to its use, disclosure or distribution, and Agent and each Lender reserves the right to review and approve in advance (which approval shall not be unreasonably withheld or delayed) all such materials.  The Credit Parties shall not, and shall not permit any of their Subsidiaries to, use either Agent’s or any Lender’s name (or the name of any of Agent’s or any Lender’s Affiliates) in connection with any of its Business; provided, that Borrower may disclose the Lenders’ names, the aggregate principal amount of the Loans outstanding and other principal terms of such Loans to (x) its shareholders and other equity owners and prospective purchasers of debt or equity securities of Borrower and (y) Governmental Authorities regulating the Business in accordance with applicable legal requirements.  Nothing contained in any Loan Document is intended to permit or authorize any Credit Party or any of its Subsidiaries to contract on behalf of Agent or any Lender.  Notwithstanding the foregoing, copies of the Loan Documents and information concerning the applicable provisions of such Loan Documents may be delivered to each holder of the Subordinated Notes in connection with matters relating to the Seller Subordination Agreement.

(b)           Agent and each Lender agree to exercise their best efforts to maintain in confidence, in accordance with its customary procedures for handling confidential information, all non-public information that any Credit Party or Subsidiary thereof furnishes to Agent or such Lender on a confidential basis clearly identified as such (“Confidential Information”), other than any such Confidential Information that becomes generally available to the public other than as a result of a breach by Agent or any Lender of its obligations hereunder or that is or becomes available to Agent or any Lender from a source other than a Credit Party and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto; provided, however, that Agent and each Lender shall, in any event, have the right to deliver copies of any such information, and to disclose any such information, to:

(i)            its affiliates, lenders, funding or financing sources (or its affiliates’ or lenders’ funding or financing sources), portfolio management services and partners that are obligated to maintain the confidentiality of such Confidential Information;

(ii)           directors, officers, trustees, employees, agents, attorneys, professional consultants and rating agencies;

(iii)          any other Lender and any successor Agent;

(iv)          (A) subject to provisions substantially similar to those contained in this Section 12.10 any potential Transferee or Participant or (B) any Person if the disclosure consists of general portfolio information and does not identify any Credit Party specifically by name;

(v)           any regulatory authority or examiner, or any insurance industry association, regulating or having jurisdiction over Agent or any Lender and requiring or requesting such disclosure; and

(vi)          any other Person to which such delivery or disclosure may be necessary (A) in compliance with any applicable law, rule, regulation or order, (B) in response to any subpoena or other legal process or informal investigative demand, (C) in connection with any litigation to which Agent or such Lender is a party, or (D) in connection with the exercise or enforcement, or potential exercise or enforcement, of any of the rights and/or remedies of Agent and/or the Lenders under this Agreement and the other Loan Documents at any time during the existence of an Event of Default.

Should Agent or any Lender be required to disclose any such information by virtue of a subpoena or similar process by any court or any tribunal, or agency pursuant to items (v) or (vi) above, then Agent or such Lender shall promptly notify the applicable Credit Party thereof so as to allow such Credit Party, at its sole cost and expense, to seek a protective order or to take any other appropriate action to protect its rights.  Further, the foregoing notwithstanding, the Credit Parties agree that Agent, any Lender or any Affiliate of Agent or any Lender may (i) disclose a general description of transactions arising under the Loan Documents, the Term Loan Documents, and the Related Documents for advertising, marketing or other similar purposes, and (ii) use any Credit Party’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

(c)           The obligations of Agent and Lenders under this Section 12.10 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of the financing evidenced hereby executed and delivered by Agent or any Lender prior to the date hereof.

12.13      No Consequential Damages

No party to this Agreement or any other Loan Document, nor any agent or attorney of such party or any Lender, shall be liable to any other party to this Agreement or any other Person on any theory of liability for any special, indirect, consequential or punitive damages.

XIII.        TAXES

13.1        Taxes

(a)           Subject to this Section 13.1, any and all payments by Borrower or any other Credit Party to each Lender or Agent under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the net income of such Lender or Agent, respectively, by the jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or maintains a Lending Office or other taxable presence or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).

(b)           In addition, Borrower and the other Credit Parties shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c)           Subject to this Section 13.1, the Credit Parties shall indemnify and hold harmless each Lender and Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.1) paid by such Lender or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted except in the case of Taxes or Other Taxes incurred due to the gross negligence or wilful misconduct of such Lender or Agent.  Payment under this indemnification shall be made within ten (10) days from the date any Lender or Agent makes written demand therefor.

(d)           If any Credit Party shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or Agent, then, subject to this Section 13.1:

(i)            the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13.1), such Lender or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

(ii)           such Credit Party shall make such deductions; and

(iii)          such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(e)           Within ten (10) days after the date of any payment by any Credit Party of Taxes or Other Taxes, Borrower shall furnish to Agent (and the applicable Lender) the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to Agent (and the applicable Lender).

(f)            No Lender shall be entitled to any additional amounts solely in respect of a deduction or withhold for or on account of United Kingdom Taxes (a “UK Withholding Tax Deduction”) in respect of interest payable by the Borrower hereunder, if on the date on which the payment falls due, the payment could have been made to such Lender without a UK Withholding Tax Deduction if such Lender was entitled under a Treaty to a full exemption from UK Withholding Tax Deductions in respect of interest payable hereunder, but on such date such Lender is not or has ceased to be entitled to a full exemption from UK Withholding Tax Deductions other than as a result of any change after the Closing Date (or, if later, the date it became a Lender hereunder) in any existing law, regulation, treaty or directive or in the interpretation or application thereof.

(g)           Notwithstanding any other provision of any Loan Document but subject to the next following sentence, if at any time after the Closing or the making of any Advance or funding of the Term Loan (x) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (y) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (z) compliance by Agent or any Lender with new request or directive (whether or not having the force of law) from any Governmental Authority: (i) subjects Agent or such Lender to any tax, levy, impost, deduction, assessment, charge or withholding imposed by any taxing authority with respect to any Loan Document, or changes the basis of taxation of payments to Agent, for its own account and/or for the benefit of Lenders, of any amount payable thereunder (except in each case, for net income taxes imposed generally by any taxing authority under the law of the jurisdiction where a Lender or the Agent is organized or where it has a Lending Office or its principal place of business (or, if different, in which, other than by reason of its execution and performance of the Loan Documents, it is treated as resident for tax purposes) or, in the case of any Lender, in which its applicable lending office is located, with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent and/or such Lender), or (ii) imposes on Agent or Lenders any other condition or increased cost (not related to taxation) in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Agent or Lenders of making or continuing or maintaining any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, the Credit Parties shall promptly pay to the Agent, for its own account and/or for the benefit of Lenders, any additional amounts necessary to compensate Agent and each Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Agent and/or such Lender (acting reasonably and in good faith).  The Credit Parties shall not be required to pay any amounts as provided in the preceding sentence, (i) to the extent Agent or such Lender shall have already been compensated for such increased cost or reduced amount under Section 2.11 or 2.12 of this Agreement, (ii) to the extent such increased cost or reduced amount is attributable to the wilful breach by Agent or such Lender (or an Affiliate of Agent or such Lender), as applicable, of any law or regulation, (iii) to the extent such increased cost or reduced amount is attributable to a withholding for or on account of Tax or (iv) to the extent Agent or such Lender shall have already been compensated, or is not entitled to compensation, for such increased cost or reduced amount under Section 13.1(c).  If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this Section 13.1 it shall reasonably promptly after obtaining knowledge thereof notify Borrower of the event by reason of which Agent or such Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 13.1 submitted by Agent or such Lender to the Credit Parties shall, absent manifest error, be final, conclusive and binding for all purposes.

(h)           If at any time the Borrower or any other Credit Party is required by law to make any deduction or withholding from any sum payable by it under this Agreement or any other Loan Document (or if subsequently there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly notify Agent upon becoming aware of the same.  In addition, each Lender shall promptly notify Agent upon becoming aware of any circumstances as a result of which Borrower or any other Credit Party is or would be required to make any deduction or withholding from any sum payable by it under this Agreement or under any other Loan Document (or if subsequently there is or would be any change in the rates at which or the manner in which such deductions or withholdings are calculated), whether as a result of such Lender ceasing to beneficially own interest payable hereunder or otherwise.  If Agent receives such a notification from a Lender it shall promptly notify the Borrower.  Any Lender which ceases to be a Treaty Lender by reason of an action taken by such Lender or by reason of a failure by such Lender to take any action as required by this Agreement shall, upon becoming aware of such action or failure, also promptly notify Agent and the Borrower of its change in status, the date of such change and the reason for its change in status.  The Borrower or any Credit Party, as appropriate, shall pay the full amount deducted to the relevant taxing or other authority in accordance with the applicable law and promptly provide an original tax certificate of withholding to the Agent or relevant Lender (which, in the case of a withholding under United Kingdom tax legislation, is in the form of a duly completed Form R185), as appropriate (or other evidence reasonably satisfactory to such Person).

(i)            Upon written request by Borrower, each Lender that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to Borrower and Agent two (2) copies of each U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or any subsequent versions thereof or successors thereto, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and a certificate representing that such Non-U.S. Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a ten (10%) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Borrower and is not a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement.  In addition, each Non-U.S. Lender shall deliver such forms (or other forms or documents to the extent required) promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender or upon any changes in the forms or documents required hereunder for establishing that payments to the Non-US Lender are exempt from withholding.  Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

Notwithstanding any other provision of this section, a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Lender is not legally able to deliver.

(j)            No Credit Party shall be required to pay any additional amounts in respect of United States Federal income tax pursuant to this Section 13.1 to Agent or to any Lender for the account of any Lending Office of such Lender if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to deliver the forms or other documents under Section 13.1(i) in respect of such Lending Office.

(k)           To the extent that the Borrower or another Credit Party reasonably determines that (i) Agent and/or any Lender may recover Taxes deduction from payments made by Borrower or such Credit Party under any Loan Document to the extent Borrower or such Credit Party shall have paid additional amounts in respect of such Taxes under Section 13.1(d) or (ii) a withholding or deduction for or on account of taxes may be avoided or reduced if, in either case, Agent or a Lender completes certain procedural formalities and/or provides properly completed and executed documentation prescribed by applicable law, Agent or such Lender shall within a reasonable timeframe cooperate with Borrower to complete such procedural formalities and/or provide such documentation to the Borrower (in each case, upon the Borrower’s reasonable request and at the Borrower’s sole cost and expense); provided that Agent or such Lender, as the case may be, determines in its sole, good faith reasonable judgment that completing such procedural formalities and/or providing such documentation will not disadvantage or prejudice such Agent or Lender in any manner.

(l)            If the United Stated Internal Revenue Service or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed or for any other reason other than the gross negligence or wilful misconduct of Agent), such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax, withholding therefore, or otherwise, including penalties, interest and additions to tax, and including taxes imposed by any jurisdiction on amounts payable to Agent under this paragraph, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for Agent, which attorneys may be employees of Agent).  The obligations of the Lenders under this paragraph shall survive the payment of the Obligations and termination of this Agreement.

(m)          If Agent or any Lender determines in its sole, good faith reasonable judgment that it has received a remission for, or a refund or direct credit in respect of and specifically associated with any Taxes or Other Taxes as to which it has been indemnified by any Credit Party, or with respect to which such Credit Party has paid additional amounts, it shall promptly notify the Credit Party of such remission, refund or direct credit and shall within 30 days from the date of receipt of such refund or benefit of such remission or direct credit pay over the amount of such refund or benefit of such remission or direct credit (including any interest paid or credited by the relevant Governmental Authority attributable to such remission, refund or direct credit) to the Credit Party but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party with respect to the Taxes or Other Taxes giving rise to such remission, refund or direct credit, net of all out-of-pocket expenses of such Person.

Notwithstanding any other provision of this Agreement, if Agent or any Lender has made a payment to any Credit Party in respect of a remission, refund or direct credit of Taxes or Other Taxes pursuant to the preceding sentence, to the extent any remission is withdrawn or any refund or direct credit is required to be repaid to the relevant taxing authority, such amount shall be treated as a Tax subject to indemnification under this Section 13.1.

(n)           If, at any time, Borrower requests any Lender to deliver any forms or other documentation in addition to those forms required to be delivered by such Lender pursuant to Section 13.1, then Borrower shall, on demand of such Lender through Agent, reimburse such Lender for any costs and expenses (including attorneys’ fees and expenses) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

(o)           If Borrower is required to pay additional amounts to any Lender or Agent pursuant to Section 13.1, then such Lender shall use its reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.  In addition to the foregoing and if such Lender deems it commercially reasonable in its sole discretion, such Lender agrees to obtain a refund or credit for any additional amounts paid by Borrower to such Lender or Agent pursuant to Sections 13.1, and, to the extent any such refund or credit is obtained, apply such amounts to the outstanding Obligations owing by such Credit Party under this Agreement.

13.2        Certificates of Lenders

Any Lender claiming reimbursement or compensation pursuant to this Article XIII shall deliver to Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Credit Parties in the absence of manifest error.

13.3        Survival

The agreements and obligations of the Credit Parties in this Article XIII shall survive the payment of all other Obligations.

XIV.        GUARANTEE AND INDEMNITY

14.1        Guarantee and indemnity

Each UK Guarantor irrevocably and unconditionally jointly and severally:

(a)           guarantees to each Lender Party punctual performance by each Borrower of all that Borrower’s obligations under the Loan Documents;

(b)           undertakes with each Lender Party that whenever a Borrower does not pay any amount when due under or in connection with any Loan Document, that UK Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)           indemnifies each Lender Party immediately on demand against any cost, loss or liability suffered by that Lender Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Lender Party would otherwise have been entitled to recover.

14.2        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Credit Party under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part.

14.3        Reinstatement

If any payment by a Credit Party or any discharge given by a Lender Party (whether in respect of the obligations of any Credit Party or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)           the liability of each Credit Party shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)           each Lender Party shall be entitled to recover the value or amount of that security or payment from each Credit Party, as if the payment, discharge, avoidance or reduction had not occurred.

14.4        Waiver of defenses

The obligations of each UK Guarantor under this clause 14 will not be affected by an act, omission, matter or thing which, but for this clause 14, would reduce, release or prejudice any of its obligations under this clause 14 (without limitation and whether or not known to it or any Lender Party) including:

(a)           any time, waiver or consent granted to, or composition with, any Credit Party or other person;

(b)           the release of any other Credit Party or any other person under the terms of any composition or arrangement with any creditor of any Credit Party;

(c)           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Credit Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(d)           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Credit Party or any other person;

(e)           any amendment (however fundamental) or replacement of a Loan Document or any other document or security;

(f)            any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(g)           any insolvency or similar proceedings.

14.5        Immediate recourse

Each UK Guarantor waives any right it may have of first requiring any Lender Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that UK Guarantor under this Article 14.  This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

14.6        Appropriations

Until all amounts which may be or become payable by the Credit Parties under or in connection with the Loan Documents have been irrevocably paid in full, each Lender Party (or any trustee or agent on its behalf) may:

(a)           refrain from applying or enforcing any other monies, security or rights held or received by that Lender Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)           hold in an interest-bearing suspense account any monies received from any Guarantor or on account of any Guarantor’s liability under this clause 14.

14.7        Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Loan Documents have been irrevocably paid in full and unless the Agent otherwise directs, no UK Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents:

(a)           to be indemnified by an Credit Party;

(b)           to claim any contribution from any other guarantor of any Credit Party’s obligations under the Loan Documents; and/or

(c)           to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by any Lender Party.

14.8        Release of UK Guarantors’ right of contribution

If any UK Guarantor (a “Retiring Guarantor”) ceases to be a UK Guarantor in accordance with the terms of the Loan Documents for the purpose of any sale or other disposal of that Retiring UK Guarantor then on the date such Retiring UK Guarantor ceases to be a UK Guarantor:

(a)           that Retiring UK Guarantor is released by each other UK Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other UK Guarantor arising by reason of the performance by any other UK Guarantor of its obligations under the Loan Documents; and

(b)           each other UK Guarantor waives any rights it may have by reason of the performance of its obligations under the Loan Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender Parties under any Loan Document or of any other security taken pursuant to, or in connection with, any Loan Document where such rights or security are granted by or in relation to the assets of the Retiring UK Guarantor.

14.9        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Lender Party.

14.10      Guarantee limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 151 and 152 of the Act or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor.

IN WITNESS WHEREOF, each of the parties has duly executed this Revolving Facility Agreement as of the date first written above.

BORROWER:	EVOLVING SYSTEMS LTD

By:
	Name:	Brian R. Ervine
	Title:	Director
9777 Pyramid Court, Suite 100
Englewood, CO 80112
	Attention:	Anita T. Moseley, Company Secretary
	Telephone:	303 802-2599
	FAX:	303 802-1138
	E-MAIL:	atm@evolving.com

UK GUARANTOR:	Executed and delivered as a Deed by: EVOLVING SYSTEMS HOLDINGS LTD

	By:	/s/Brian R. Ervine
	Name:	Brian R. Ervine
	Title:	Director

	By:	/s/ Anita T. Moseley
	Name:	Anita T. Moseley
	Title:	Company Secretary

9777 Pyramid Court, Suite 100
Englewood, CO 80112
	Attention:	Anita T. Moseley, Company Secretary
	Telephone:	303 802-2599
	FAX:	303 802-1138
	E-MAIL:	atm@evolving.com

[SIGNATURE PAGE TO REVOLVING FACILITY AGREEMENT]

CREDIT PARTY:	Executed and delivered as a Deed by: EVOLVING SYSTEMS, INC.

	By:	/s/Brian R. Ervine
	Name:	Brian R. Ervine
	Title:	Executive Vice President and Chief
Financial and Administrative Officer
9777 Pyramid Court, Suite 100
Englewood, CO 80112
	Attention:	Anita T. Moseley, General Counsel
	Telephone:	303 802-2599
	FAX:	303 802-1138
	E-MAIL:	atm@evolving.com

CREDIT PARTY:	Executed and delivered as a Deed by: TELECOM SOFTWARE ENTERPRISES, LLC

	By:	/s/Brian R. Ervine
	Name:	Brian R. Ervine
	Title:	Executive Vice President and Chief
Financial and Administrative Officer
9777 Pyramid Court, Suite 100
Englewood, CO 80112
	Attention:	Anita T. Moseley, General Counsel
	Telephone:	303 802-2599
	FAX:	303 802-1138
	E-MAIL:	atm@evolving.com

[SIGNATURE PAGE TO REVOLVING FACILITY AGREEMENT]

CREDIT PARTY:	Executed and delivered as a Deed by: EVOLVING SYSTEMS HOLDINGS, INC.

	By:	/s/ Brian R. Ervine
	Name:	Brian R. Ervine
	Title:	Executive Vice President and Chief
Financial and Administrative Officer
9777 Pyramid Court, Suite 100
Englewood, CO 80112
	Attention:	Anita T. Moseley, General Counsel
	Telephone:	303 802-2599
	FAX:	303 802-1138
	E-MAIL:	atm@evolving.com

[SIGNATURE PAGE TO REVOLVING FACILITY AGREEMENT]

AGENT:	CAPITALSOURCE FINANCE LLC

	By:	/s/Steven A. Museles
	Name:	Steve A. Museles
	Title:	Senior Vice President

LENDER:	CSE FINANCE, INC

	By:	/s/Steven A. Museles
	Name:	Steven A. Museles
	Title:	Senior Vice President

CSE Finance, Inc
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
	Attention:	Corporate Finance Group, Portfolio Manager
	Telephone:	(301) 841-2700
	FAX:	(301) 841-2313
	E-MAIL:	sladd@capitalsource.com

[SIGNATURE PAGE TO REVOLVING FACILITY AGREEMENT]

Appendix A

Definitions

Appendix B

Letters of Credit

EXHIBITS

Exhibit A	Form of Borrowing Certificate
Exhibit B-1	Financial Covenants
Exhibit B-2	Form of Compliance Certificate
Exhibit C	Reporting Requirements
Exhibit D	Closing Conditions
Exhibit E	Form of Borrowing Base Certificate

SCHEDULES

Schedule A	Lenders/Commitments
Schedule 5.3	Subsidiaries, Capitalization and Ownership Interests
Schedule 5.5	Other Agreements
Schedule 5.6	Litigation
Schedule 5.8	Tax Returns; Governmental Reports
Schedule 5.9	Financial Statements and Reports
Schedule 5.10(c)	Compliance with Law
Schedule 5.11	Intellectual Property
Schedule 5.12	Permits
Schedule 5.14	Insurance
Schedule 6.7	Post Closing Deliverables
Schedule 6.7(c)	Leases
Schedule 7.2	Permitted Indebtedness
Schedule 7.3	Permitted Liens
Schedule 7.4	Investments
Schedule 7.6	Affiliates

Schedule 6.7

Post Closing Deliverables

In accordance with Section 6.7 of the Agreement, the following actions, items and deliverables, which were not completed on or before the Closing Date as otherwise required by the Agreement, shall be completed, taken and/or delivered to Required Lenders’ satisfaction on or before the respective dates specified below.  The Credit Parties acknowledge that the Lenders are accommodating them by permitting the Credit Parties to complete the following actions, items and deliverables on a post-Closing basis.  As such, the failure to take, comply with or provide any of the actions or items referred to below on or before the respective due date set forth below shall constitute an immediate Event of Default under the Agreement, without further notice or action by or on behalf of Agent, any Lender or any other Person.  Nothing in this Schedule 6.7 shall limit the effect of any provision of the Agreement or the Credit Parties’ obligations thereunder.  Capitalized terms used but not otherwise defined in this Schedule 6.7 shall have the meanings assigned to it in the Agreement.

1.             On or before 31 January 2006, the Credit Parties and their Subsidiaries shall execute the Transfer Pricing Agreements in form and substance approved by Agent in its Permitted Discretion and deliver copies thereof to Agent.

2.             On or before 31 December 2005, the Credit Parties shall procure the Life Insurance Policy.

3.             The Credit Parties shall cooperate with Agent to cause Lenders to provide a back-to-back letter of credit in support of Letter of Guarantee No. 040/700115-0 mentioned on Schedule 7.2 and shall then cause the issuer to release any charge over the Property of the Credit Parties.

4.  On or before the fifteenth Business Day after the Closing Date Evolving Systems shall amend the Certificate of Designations of the Series B Convertible Preferred Stock in form and substance acceptable to Agent.

Exhibit A

Form of Borrowing Certificate

BORROWING CERTIFICATE

DATED AS OF                    , 20

EVOLVING SYSTEMS LTD., (“Borrower”), by the undersigned duly authorized officer(s) of Borrower, hereby certifies to Agent and Lenders, in accordance with the Revolving Facility Agreement dated as of [          ] 2005, among Borrower the other Credit Parties named therein, CapitalSource Finance LLC, as Agent, and certain other Lenders party thereto from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement;” all capitalized terms not defined herein have the meanings given them in the Credit Agreement), and the other Loan Documents, that:

1.             In accordance with Sections 2.1 and 4.2(a) of the Credit Agreement, Borrowers hereby irrevocably request from Lenders an Advance under the Revolving Facility pursuant to the Credit Agreement in the aggregate principal amount of $              (“Requested Advance”) to be made on                                     , 20           (the “Borrowing Date”), which day is a Business Day.

2.             Immediately after giving effect to the Requested Advance, the aggregate outstanding principal amount of Advances under the Revolving Facility will not exceed the lesser of (i) the Facility Cap less any Letter of Credit Usage outstanding and (ii) the Aggregate Borrowing Availability in existence on the Borrowing Date.

3.             Attached hereto are all consents, approvals and agreements from third parties necessary with respect to the Requested Advance.

4.             The certifications, representations, calculations and statements herein will be true and correct as of the date hereof and on the Borrowing Date.

5.             All conditions and provisions of Section 4.2 and, if applicable, Section 4.1, of the Credit Agreement are as of the date hereof, and will be as of the Borrowing Date (if applicable), fully satisfied or waived

6.             To the best of Borrowers’ knowledge, no recoupments and/or recoupments of any third-party payor are being sought, requested or claimed, or, to Borrowers’ knowledge, threatened against any Credit Party or any Credit Party’s Affiliates except the following amounts:                   .

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the day first written above.

EVOLVING SYSTEMS, LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO BORROWING CERTIFICATE]

2

Exhibit B-1

Financial Covenants

1.             Leverage Ratio.  No Credit Party shall permit the Leverage Ratio for the twelve (12) month period ending on any date set forth in the table below to exceed the maximum ratio set forth in the table below opposite such date:

Date	Maximum Ratio

December 31 2005, March 31 2006, June 30 2006 and September 30 2006	2.50:1

December 31 2006, March 31 2007, June 30 2007 and September 30 2007	2.25:1

December 31 2007, March 31 2008, June 30 2008 and September 30 2008	2.00:1

December 31 2008, March 31 2009 and the end of each calendar quarter thereafter	1.75:1

2.             Minimum EBITDA.  No Credit Party shall permit EBITDA of the Credit Parties and their consolidated Subsidiaries on a consolidated basis, without duplication, for the twelve (12) month period ending on any date set forth in the table below to be less than the minimum amount set forth in the table below opposite such date:

Date	Minimum EBITDA

December 31 2005, March 31 2006 and June 30 2006	$5,500,000

September 30 2006 and December 31 2006	$6,000,000

March 31 2007 and June 30 2007	$6,500,000

September 30 2007 and December 31 2007	$7,000,000

March 31 2008 and the end of each quarter thereafter	$7,250,000

3.             Fixed Charge Coverage Ratio.  No Credit Party shall permit the Fixed Charge Coverage Ratio for the twelve (12) month period ending on any date set forth in the table below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Ratio

December 31 2005, March 31 2006 and June 30 2006	1.15:1

September 30 2006 and the end of each quarter thereafter	1.20:1

4.             Capital Expenditures.  No Credit Party shall make or commit to make Capital Expenditures for any fiscal year (or shorter period) set forth in the table below in an aggregate amount for all Credit Parties and their consolidated Subsidiaries, without duplication, exceeding the dollar limitation set forth in the table below (the “Capital Expenditure Limitation”) with respect to such fiscal year (or shorter period):

Fiscal Year/Period:	Limitation

Fiscal year ending December 31, 2005	$1,400,000

Fiscal year ending December 31, 2006 and each fiscal year thereafter until the Maturity Date	$1,400,000

provided, however, in the event the Credit Parties do not expend the entire respective Capital Expenditure Limitation in any fiscal year, the Credit Parties may carry forward to the immediately succeeding fiscal year (but not to subsequent fiscal years) fifty percent (50%) of such unutilized portion.  All Capital Expenditures during any fiscal year shall be applied first to reduce the applicable Capital Expenditure Limitation of such fiscal year and then to reduce the carry-forward from the previous fiscal year (or shorter period), if any.

5.             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Capital Expenditures” shall mean for any period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) made by the Credit Parties and their consolidated Subsidiaries during such period that are or are required to be treated as capital expenditures under GAAP.

“EBITDA” shall mean, with respect to Credit Parties and their consolidated Subsidiaries on a consolidated basis and without duplication for any period, the sum of the following for such period, all determined in accordance with GAAP:

(a)           Net Income;

(b)           plus the sum of the following, to the extent deducted in determining such Net Income and without duplication:

(i)            Interest Expense;

(ii)           franchise and income taxes;

(iii)          depreciation, amortization and impairment expense;

(iv)          all other non-cash and/or non-recurring charges (including non-cash charges related to accounting for employee stock option plans as required by FAS 123R) and expenses approved by Agent in its Permitted Discretion excluding (A) accruals for cash expenses made in the Ordinary Course of Business and (B) write-offs of accounts receivable;

(v)           loss from any sale of assets, other than sales in the Ordinary Course of Business;

(vi)          extraordinary losses from the sale of securities or the extinguishment of debt; and

(c)           minus the sum of the following, to the extent included in determining such Net Income and without duplication:

(i)            gain from any sale of assets, other than sales in the Ordinary Course of Business;

(ii)           extraordinary gains from the sale of securities or the extinguishment of debt;

(iii)          all other non-cash and/or non-recurring income that is in each case not operating income;

(v)           proceeds of insurance (other than business interruption insurance); and

(vi)          the amounts that would be accrued in connection with TSE Contingent Obligations if the Credit Parties accrued for such amounts.

For purposes of computing EBITDA, the EBITDA of any person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with a Credit Party or a Subsidiary thereof that Person’s assets and acquired by a Credit Party or a Subsidiary thereof shall be excluded.

“Fixed Charge Coverage Ratio” shall mean, for the Credit Parties and their consolidated Subsidiaries on a consolidated basis and without duplication, on any date of determination, the ratio of (a) EBITDA minus Unfinanced Capital Expenditures minus income and franchise taxes paid in cash, to (b) Fixed Charges, in each case for the twelve (12) months then ending.

“Fixed Charges” shall mean, for any period, the sum of the following for the Credit Parties and their consolidated Subsidiaries, on a consolidated basis and without duplication:

(a) Total Debt Service and (b) dividends, repurchases or redemptions of equity and/or distributions paid in cash.

“Interest Expense” shall mean total interest expense generated during the period in question (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP and all unused line and commitment fees and administrative and similar fees) of the Credit Parties and their consolidated Subsidiaries on a consolidated basis and without duplication with respect to all outstanding Indebtedness, including accrued interest and interest paid in kind and capitalized interest, but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing, net costs under Hedging Agreements and fees payable to Agent or Lenders on the Closing Date under Section 3.1.

“Leverage Ratio” shall mean, on any date of determination, the ratio of (a) Senior Debt calculated on such date, to (b)  EBITDA for the twelve (12) months then ending.

“Net Income” shall mean, for any period, the net income (or loss) of the Credit Parties and their consolidated Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that there shall be excluded (a) the income (or loss) of any Person in which any other Person (other than a Credit Party or a “Credit Party” under and as defined in the Term Loan Agreement) has a joint ownership interest, except to the extent of the amount of dividends or other distributions actually paid to any Credit Party by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes or is merged into or consolidated with a Credit Party or a “Credit Party” under and as defined in the Term Loan Agreement or that Person’s assets are acquired by a Credit Party or a “Credit Party” under and as defined in the Term Loan Agreement, (c) the income of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (d) the income (loss) associated with any Hedging Agreements.

“Senior Debt” shall mean, on any date of determination, the Obligations hereunder and all Indebtedness under the Term Loan Agreement (provided that, for purposes of determining the Indebtedness outstanding under the Loan Agreement as of the end of each fiscal quarter, “Senior Debt” shall mean the average daily amount of outstanding principal and accrued interest on the Revolving Facility for such fiscal quarter), on a consolidated basis and without duplication.  For all purposes of this Agreement, the term “Senior Debt” shall be calculated to include (i.e., not net of) discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise.

“Total Debt” shall mean, on any date of determination, the total Indebtedness of the Credit Parties and their consolidated Subsidiaries on a consolidated basis and without duplication, including, without limitation, all Indebtedness under the Loan Documents, Term Loan Documents and all accrued interest on the foregoing (including, without limitation, all interest paid in kind) and all Capital Lease Obligations and including, without duplication, Contingent Obligations consisting of guarantees of Indebtedness that otherwise would constitute

Total Debt of other Persons (provided that, for purposes of determining the Indebtedness outstanding under any other revolving credit facility (including the Revolving Loan Agreement) as of the end of each fiscal quarter, “Total Debt” shall mean the average daily amount of outstanding principal and accrued interest on such revolving credit facility for such fiscal quarter).  For all purposes of this Agreement, the term “Total Debt” shall be calculated to include (i.e., not net of) discounts, deductions or allocations relating or applicable to or arising from any equity or equity participation or fees, whether under GAAP or otherwise.

“Total Debt Service” shall mean, for any period, the sum for Credit Parties and their consolidated Subsidiaries, on a consolidated basis amounts of (a) scheduled payments of principal on any and all Total Debt during such period, (b) other required payments of principal on Total Debt other than the Obligations, (c) any other cash amounts due or payable with respect to, in connection with or on Total Debt during such period (excluding any mandatory prepayments of the Obligations), and (d) Interest Expense paid in cash or required to be paid in cash during such period.

“Unfinanced Capital Expenditures” shall mean, for any period, all Capital Expenditures made during such period other than any Capital Expenditures financed within 30 days of such expenditure with the proceeds of Permitted Indebtedness (Permitted Indebtedness, for this purpose, does not include advances under a revolving line of credit, including, without limitation, Advances under the Revolving Facility).

Exhibit B-2

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

[EVOLVING SYSTEMS HOLDINGS LIMITED

AND EVOLVING SYSTEMS LIMITED]

This Compliance Certificate (this “Certificate”) is given by EVOLVING SYSTEMS LIMITED (the “Borrower”), pursuant to Section 6.1(a) of that certain Credit Agreement dated as of            , 2005 among Borrower, the other Credit Parties named therein, CapitalSource Finance LLC, a Delaware limited liability company, in its capacity as agent for the Lenders (in such capacity, “Agent”), and the Lenders thereunder (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is the                                     of Borrower, and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower.  By so executing this Certificate, the Borrower hereby certifies to the Lender Parties that:

(a)           the financial statements delivered with this Certificate in accordance with subsection 6.1(a) of the Credit Agreement fairly present in all material respects the consolidated results of operations and financial position of the Credit Parties and their consolidated Subsidiaries as of, and for the respective periods ending on, the dates of such financial statements;

(b)           Borrower has reviewed the relevant terms of the Loan Documents and the financial condition of Borrower and the other Credit Parties;

(c)           no Default or Event of Default has occurred and is continuing, except as set forth in Schedule 1 hereto, which includes a description of the nature and status and period of existence of such Default or Event of Default, if any, and what action Borrower has taken, and is undertaking and proposes to take with respect thereto; and

(d)           Borrower and the other Credit Parties are in compliance with all financial covenants set forth on Exhibit B-1 to the Credit Agreement, as demonstrated by the calculations of such covenants below, except as set forth in Schedule 1 hereto.

IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by the                                                of Borrower this                   day of                                        , 20    .

EVOLVING SYSTEMS LIMITED

By:
Name:
Its:

COMPLIANCE CERTIFICATE

Date:                   , 20

LEVERAGE RATIO

a.	Senior Debt	$

b.	EBITDA for the twelve (12) months then ending	$

c.	Ratio of Line (a) to (b)

MINIMUM EBITDA

a.	EBITDA for the twelve (12) months then ending	$

FIXED CHARGE COVERAGE RATIO

a.	EBITDA for the twelve (12) months then ending	$

b.	Less the aggregate amount of all Unfinanced Capital Expenditures during the twelve (12) months then ending	$

c.	Less income and franchise taxes paid in cash for the twelve (12) months then ending	$

d.	Total ((a) less (b) less (c))	$

e.	Fixed Charges during the twelve (12) months then ending	$

f.	Ratio of Line (d) to (e)

CAPITAL EXPENDITURES

Maximum Permitted Capital Expenditures	$

In Compliance	Yes / No

SCHEDULE 1 TO EXHIBIT B-2

CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR

EVENT OF DEFAULT

If any condition or event exists that constitutes a Default or Event of Default, specify nature and period of existence and what action Borrower or one or more other Credit Parties has taken, is taking or proposes to take with respect thereto; if no such condition or event exists, state “None.”

Exhibit C-1

Reporting Requirements

(a)           Financial Reports.  The Credit Parties shall furnish to Agent and each Lender:

(i)            as soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of Evolving Systems, (A) audited consolidated financial statements of Evolving Systems and its consolidated Subsidiaries, including the notes thereto, consisting of a consolidated balance sheet at the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows and owners’ equity for such fiscal year, which financial statements shall be prepared by and accompanied by an opinion of any “Big Four” or any other nationally recognized independent certified public accounting firm satisfactory to Agent in its Permitted Discretion (which opinion shall be without (1) a “going concern” qualification, (2) any qualification or exception as to the scope of such audit and (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.1(a)), and which opinion shall state that such financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (B) consolidating balance sheets and income statements for (1) Evolving Systems and its consolidated U.S. Subsidiaries, (2) Borrower and its consolidated Subsidiaries (excluding Evolving Systems GmbH) and (3) Evolving Systems Networks India PVT LTD;

(ii)           as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter of Evolving Systems, unaudited financial statements of Evolving Systems and its consolidated Subsidiaries consisting of (A) a consolidated balance sheet and related consolidated statements of income, retained earnings and cash flows and owners’ equity as of the end of such fiscal quarter, all certified on behalf of Borrower by a Responsible Officer as fairly presenting in all material respects the financial position and the results of operations of Borrower, in accordance with GAAP, subject to normal year-end adjustments and the absence of footnote disclosure and (B) consolidating balance sheets and income statements for (1) Evolving Systems and its consolidated U.S. Subsidiaries, (2) Borrower and its consolidated Subsidiaries (excluding Evolving Systems GmbH) and (3) Evolving Systems Networks India PVT LTD; and

(iii)          as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, unaudited financial statements of Evolving Systems and its consolidated Subsidiaries consisting of (A) a consolidated balance sheet and the related consolidated statements of income, retained earnings and cash flows and owners’ equity as of the end of such calendar month, all certified on behalf of Borrower by a Responsible Officer as fairly presenting in all material respects the financial position and the results of operations of Borrower, in accordance with GAAP, subject to normal year-end adjustments and the absence of footnote disclosure and (B) consolidating balance sheets and income statements for (1) Evolving Systems and its consolidated U.S. Subsidiaries, (2) Borrower and its consolidated Subsidiaries (excluding Evolving Systems GmbH) and (3) Evolving Systems Networks India PVT LTD.

All such financial statements shall be prepared in accordance with GAAP consistently applied with prior periods (subject, as to interim statements, to normal year-end adjustments and the absence of footnote disclosure).  With each delivery of monthly and annual financial statements, Borrower also shall deliver to Agent and each Lender a completed Compliance Certificate certified on behalf of Borrower by a Responsible Officer.

Each month (or more frequently upon the request of Agent) and each time a request for an Advance is made, Borrower shall deliver to Agent and each Lender a Borrowing Base Certificate accompanied by a separate detailed aging and categorization of Borrower’s accounts receivable and accounts payable and such other supporting documentation with respect to the figures and information in the Borrowing Base Certificate as Agent shall request in its Permitted Discretion.

(b)           Other Materials.  The Credit Parties shall furnish to Agent and Lenders:

(i)            concurrently with the delivery of annual and quarterly financial statements pursuant to clauses (a)(i) and (a)(ii) above:

(1) a report listing any and all new contracts entered into by any Credit Party during the preceding fiscal year or quarter that are material to its business.  If the board of directors of Evolving Systems receives such a report then the report delivered under this subsection may take the same form and substance;

(2) an operating report for Evolving Systems and its consolidated Subsidiaries which includes a detailed comparison of the actual year-to-date operating results against (A) the projected operating budget delivered hereunder for the current or prior fiscal year and (B) the actual operating results for the same period during the prior fiscal year, in each case inclusive of profit and loss statements;

(3) a report specifying all unpaid amounts, fees, payables and balances owing to any Governmental Authority (other than for taxes) as of the last day of such ended fiscal year or quarter, if any; and

(4) a management report, in reasonable detail, signed by a Responsible Officer of Borrower, describing the operations and financial condition of the Credit Parties for the quarter and portion of the fiscal year then ended (or for the fiscal year then ended in the case of annual financial statements), which may be satisfied by delivery of quarterly and annual reports filed with SEC; and

(ii)           as soon as available and in any event within ten (10) calendar days after the preparation, receipt or issuance thereof or request by Agent or any Lender therefor, as applicable:

(1) copies of any final reports submitted to the Credit Parties by their independent accountants in connection with any interim audit of the books of the Credit Parties or their Subsidiaries and copies of each management control letter provided by such independent accountants; and

(2) such additional information, documents, statements, reports and other materials as Agent or any Lender may request from time to time in its Permitted Discretion.

(c)           Notices.  The Credit Parties shall promptly, and in any event within five (5) Business Days after any officer of any Credit Party obtains knowledge thereof, notify Agent and each Lender in writing of:

(i)            any pending or threatened litigation, suit, investigation, arbitration, enforcement action, dispute resolution proceeding or administrative or regulatory proceeding brought or initiated by or against any Credit Party or Subsidiary of a Credit Party or otherwise affecting or involving or relating to any Credit Party or Subsidiary of a Credit Party or any Credit Party’s or Subsidiary of a Credit Party’s Property to the extent (A) the amount in controversy exceeds an amount equal to $100,000 individually or an amount equal to $150,000 in the aggregate for all such events or (B) to the extent any of the foregoing seeks injunctive relief against a Credit Party;

(ii)           the occurrence or existence of any Default or Event of Default, which notice shall specify the nature, status and period of existence thereof and the actions proposed to be taken with respect thereto;

(iii)          any other development, event, fact, circumstance or condition that would reasonably be expected to result in a Material Adverse Effect, in each case describing the nature and status thereof and the actions proposed to be taken with respect thereto;

(iv)          any matter(s) in an amount equal to $250,000 individually or an amount equal to $500,000 in the aggregate, in existence at any time adversely affecting the value, enforceability or collectibility of any of the Collateral;

(v)           to the extent not duplicative of deliveries made hereunder, any material written notice (including any notice of default or acceleration) and any material written information or other material written delivery given or made by or delivered to or received by any Credit Party to or from any lender of any such Credit Party (as a lender and not in any other capacity), together with copies thereof, as applicable including in connection with the Subordinated Loan Document;

(vi)          (A) the receipt of any notice or request from any Governmental Authority regarding any liability or claim of liability in the amount equal to or exceeding $100,000 individually or $150,000 in the aggregate or (B) any action taken or threatened to be taken by any Governmental Authority (or any notice of any of the foregoing) with respect to any Credit Party which would reasonably be expected to result in a Material Adverse Effect;

(vii)         receipt or giving of any notice by any Credit Party regarding termination of any lease of real property (other than by expiration of the term) or any senior officer or executive, or the loss, termination or notice of non-renewal (other than by expiration of the term) of any Material Contract to which any Credit Party is a party or by which its properties or assets are subject or bound;

(viii)        the filing, recording or assessment of any federal, state, local or foreign tax Lien against any Collateral or any Credit Party;

(ix)           the creation, establishment or acquisition of any Subsidiary or the issuance by Borrower of any Capital Stock or other equity security or warrant, option or similar agreement in respect thereof other than Permitted Securities of Evolving Systems;

(x)            any default or breach in the performance, observance or fulfilment of any provision contained in any Material Contract that with the giving of notice and passage of time permits the other party thereto to terminate such Material Contract or otherwise reduce or limit any material amounts owed by such other party thereunder;

(xi)           any representation or warranty contained in any Related Document made by Persons other than a Credit Party, Agent or any Lender is not true and correct in all material respects to the knowledge of each Credit Party.

Each notice in accordance with the foregoing shall be accompanied by a written statement by a Responsible Officer on behalf of Borrower setting forth details of the occurrence referred to therein, and describing with particularity any and all clauses or provisions of this Agreement and the other Loan Documents that have been breached or violated.

(d)           Operating Budget and Projections.  Borrower shall furnish to Agent and each Lender on or prior to the Closing Date and for each fiscal year of Borrower thereafter prior to the commencement of such fiscal year, consolidated month by month projected operating budgets, projections, profit and loss statements, income statements, balance sheets and cash flow reports of and for the Credit Parties for such upcoming fiscal year (including an income statement for and a balance sheet as at the end of each such month), and annual projections for the fiscal years then remaining in the Term, in each case prepared in accordance with GAAP consistently applied with prior periods (subject to normal year-end adjustments and the absence of footnote disclosure).

(e)           Shareholder/Equity Holder Reports and Government Filings.  The Credit Parties shall furnish to Agent, within five (5) Business Days after the sending or filing thereof, copies, which may be in electronic form, of all proxy statements, financial statements and reports which any Credit Party has made available to its shareholders or other equity owners as a class or any class or series of shareholders or other equity owners as a class or series, and copies of all regular, periodic and special reports, financial statements or registration statements which any Credit Party files with the Securities and Exchange Commission, any stock exchange or any Governmental Authority.

(f)            Government Filings Referencing Agent or Lenders.  A reasonable time prior to its use, disclosure or distribution thereof, the Credit Parties shall and shall cause their Subsidiaries to provide in writing every document to be filed pursuant to state or federal securities laws that contain Agent’s or any Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby.

Exhibit C-2

Collateral Reporting and Other Requirements

(a)           Collateral Reporting.  Each Credit Party shall:

(i)            provide Agent with not less than thirty (30) days’ prior written notice of any change in such Credit Party’s legal name, organizational identification number, if any, federal employer identification number, mailing address, corporate or organizational form or jurisdiction of organization, or of any new location for any of its Property valued at an amount greater than an amount equal to $100,000;

(ii)           notify Agent promptly in writing (A) prior to any change in the proposed use by such Credit Party or Subsidiary of any trade name or fictitious business name and (B) upon obtaining knowledge that any application or registration relating to any Necessary Intellectual Property (whether now or hereafter existing) may become abandoned, or of any adverse determination or development (including the institution of, or any such determination or material development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any Court) regarding such Credit Party’s or Subsidiary’s ownership of any Necessary Intellectual Property, its right to register the same, or to keep and maintain the same;

(iii)          promptly notify Agent of any Commercial Tort Claim in excess of an amount equal to $50,000 and any claims in excess of an amount equal to $100,000 in the aggregate, acquired by it and, unless otherwise consented to by Agent, and promptly enter into a supplement to the Security Agreement to which it is a party granting to Agent, for the benefit of the Lender Parties, a Lien on and security interest in such Commercial Tort Claim;

(iv)          upon acquiring or receiving any of the same, deliver and pledge to Agent any and all Instruments (excluding checks, drafts and similar instruments that are customarily endorsed or presented for collection or deposit in the Ordinary Course of Business), negotiable Documents, Chattel Paper and, subject to the limitations contained in Section 6.7(c) of this Agreement, certificated Securities (or Capital Stock) (accompanied by transfer certificate executed in blank) duly endorsed and/or accompanied by such instruments of assignment and transfer executed by such Person in such form and substance as Agent may request in its Permitted Discretion; provided, that so long as no Event of Default shall have occurred and be continuing, each Credit Party or Subsidiary may retain for collection in the Ordinary Course of Business any Instruments, negotiable Documents and Chattel Paper received by such Person in the Ordinary Course of Business; provided, further, that if any such Credit Party or Subsidiary retains possession of any Instruments, negotiable Documents or Chattel Paper pursuant to the terms hereof, each such Instrument (excluding checks, drafts and similar instruments that are customarily endorsed or presented for collection or deposit in the Ordinary Course of Business), negotiable Documents and Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of CapitalSource Finance LLC, as Agent, as secured party, for the benefit of certain Lender Parties” in each case in accordance with the terms of any applicable Security Document;

(v)           deliver to Agent an updated Schedule I (Filing Jurisdictions), Schedule II (Capital Stock, Instruments, Documents, Letter of Credit Rights and Chattel Paper), Schedule III (Legal Names, Prior Names, Type of Entity, Organizational Identification Number, State of Organization, Chief Executive Office, Principal Place of Business, Offices, Warehouses, Consignees, Processors, Books and Records) of the Security Agreement to which it is a party within five (5) Business Days of any change thereto;

(vi)          prior to any Credit Party opening any new deposit or securities accounts (except accounts used exclusively for payroll and employee benefits), such Credit Party shall give Agent not less than ten (10) Business Days’ prior written notice of its intention to do so and shall deliver to Agent a revised version of Schedule V (Deposit Accounts) of the Security Agreement to which it is a party showing any changes thereto within five (5) Business Days of any such change (and shall otherwise obtain and deliver to Agent an Account Control Agreement in respect thereof in accordance with the terms of such Security Agreement);

(vii)         advise Agent promptly, in reasonable detail, (A) of any Lien (other than a Permitted Lien) or material claim made or asserted against any of the Collateral, and (B) of the occurrence of any other event which would reasonably be expected to have a Material Adverse Effect on the value of the Collateral or on the Liens created hereunder or under any other Loan Document;

(viii)        promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Agent of the issuance of any letter of credit of which such Credit Party or Subsidiary is a beneficiary;

(ix)           promptly notify Agent of any Collateral which constitutes a claim against the United States government or any instrumentality or agent thereof in an amount equal to or greater than $50,000 individually or $100,000 in the aggregate, the assignment of which claim is restricted by federal law and, upon the request of Agent, such Credit Party or Subsidiary shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws or other comparable laws; and

(x)            promptly comply with all of the terms and conditions of each Security Agreement to which such Credit Party or Subsidiary is a party as is necessary or desirable to ensure the attachment, granting, creation, perfection, continuation and/or enforceability of a Lien, in favor of Agent, for the benefit of the Lender Parties, as a result of any of the events or circumstances described in the other clauses of this paragraph (b) in each case subject to any grace or cure periods set forth therein.

Exhibit D

Closing Conditions

(a)

(i)            A copy of the Organizational Documents and of the constitutional documents of each Credit Party.

(ii)           A copy of a resolution of the board of directors of each Credit Party:

(1) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party;

(2) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; and

(3) authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices to be signed and/or delivered by it under or in connection with the Loan Documents to which it is a party;

(iii)          A specimen of the signature of each person authorized by the resolution referred to in paragraph (ii) above in relation to the Loan Documents and any related documents referred to in paragraph (ii)(3) above.

(iv)          A copy of a resolution signed by all the holder of the issued shares in Evolving Systems Holdings Limited, approving the terms of, and the transactions contemplated by, the Loan Documents to which Evolving Systems Holdings Limited is a party.

(v)           A certificate of the Borrower (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Facility Cap would not cause any borrowing, guarantee, security or similar limit binding on any Credit Party to be exceeded.

(vi)          A certificate of an authorized signatory of each of the Borrower and the UK Guarantor certifying that each copy document relating to it and delivered pursuant to clauses (a) (i) to (v) above to which it is a party is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(b)           Agent shall have received (i) the Loan Documents executed by each Credit Party and the other parties thereto, (ii) executed copies of the Term Loan Documents and (iii) a completed Borrowing Certificate for the Initial Advance executed by Borrower;

(c)           Agent shall have received evidence (i) of repayment in full and termination of all liabilities and obligations of the Credit Parties to The Royal Bank of Scotland plc and all related documents, agreements and instruments and of all Liens, (ii) of release and termination of, or Agent’s authority to release and terminate, any and all Liens in, on, against or with respect to any of the Collateral, other than Permitted Liens, and (iii) that all prior lockbox and blocked account arrangements are terminated;

(d)           Agent shall be satisfied with all corporate and other proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, the Term Loan Documents and the Related Documents (including, but not limited to, those relating to corporate and capital structures of each Credit Party);

(e)           Agent shall have received (i) the written legal opinion of counsel to the Agent with respect to the Loan Documents, and (ii) a certificate executed by an Responsible Officer of Borrower, which contains a representation and warranty by Borrower as of the Closing Date that the conditions contained in this Agreement have been satisfied;

(f)            the Related Transactions (other than the Transfer Pricing Agreement) shall have closed in the manner contemplated by the Related Documents and Agent shall have received certified copies of such Related Documents;

(g)           Agent shall have received original certificates of all such required insurance policies, and confirmation that such certificates are in effect and that the premiums then due and owing with respect thereto have been paid in full, which certificates shall name the Agent, for the benefit of the Lender Parties, as sole beneficiary, loss payee or additional insureds, (except in the case of additional insureds as permitted by Section 6.4(c)) as applicable;

(h)           Agent shall have received (or shall receive simultaneously with the funding of the Initial Advance, as applicable) all fees, charges and expenses due and payable to Agent and Lenders on or prior to the Closing Date pursuant to the Loan Documents;

(i)            All in form and substance satisfactory to Agent in its Permitted Discretion, Agent shall have received such consents, approvals and agreements from such third parties as Agent and its counsel shall determine in their Permitted Discretion are necessary or desirable with respect to (i) the Loan Documents and/or the transactions contemplated thereby, (ii) claims against any Credit Party or any of the Collateral, and/or (iii) agreements, documents or instruments to which any Credit Party is a party or by which any of its properties or assets are bound or subject, including without limitation Landlord Waivers and Consents for each property lease;

(j)            Agent shall have completed its due diligence examinations of each Credit Party, and their Subsidiaries including, without limitation, (i) examination of the Collateral and its financial due diligence, (ii) an examination of the terms and conditions of all obligations owed by such Person deemed material by Agent, the results of which shall be satisfactory to Agent, and (iii) customer reference checks and calls, credit checks and background checks with respect to the relevant key management and principals of each Credit Party and their Subsidiaries;

(k)           There shall be no event of default under a Material Contract as of the Closing Date;

(l)            no Material Adverse Effect shall have occurred since June 30, 2005 and Agent shall have received the audited financial statements of Evolving Systems and its Consolidated Subsidiaries for the fiscal year ended December 31, 2004 and the unaudited financial statements Evolving Systems and its Consolidated Subsidiaries on a consolidated, consolidating and pro-forma basis for the eight (8)-month period ending and as of August 31, 2005;

(m)          Agent shall have received evidence that (i) consolidated EBITDA of Evolving Systems (calculated, for purposes of this subsection without regard for the amounts that would be accrued in connection with TSE Contingent Obligations if the Credit Parties accrued for such amounts) for the six (6)-month period ended on June 30, 2005 was at least Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000);

(n)           Agent shall have received a completed Borrowing Base Certificate setting forth the Borrowing Base as of a date not more than thirty (30) days prior to the Closing Date, and not more than $2,000,000 in Revolving Loans shall be advanced on the Closing Date, and, after the funding of the any Loans on the Closing Date;

(o)           Agent shall have received evidence that all Shareholder Blocking Rights, if any, have been waived pursuant to an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, by such applicable shareholders;

(p)           Agent shall have received such other approvals, opinions, documents, agreements, instruments, certificates and materials as Agent or any Lender may request in their Permitted Discretion;

(q)           The Credit Parties and their consolidated Subsidiaries, on a consolidated basis without duplication shall have an aggregate of at least $4,000,000 of unrestricted cash, marketable securities and Availability under the Revolving Facility;

(r)            The Term Loan shall be drawn down in full simultaneously with or prior to any Loans under this Agreement; and

(s)           No Default or Event of Default shall have occurred and be continuing or will occur after giving effect to the transactions contemplated by the Loan Documents.

Exhibit E

Form of Borrowing Base Certificate

BORROWING CERTIFICATE

DATED AS OF                , 2005

Evolving Systems Limited (“Borrower”), by the undersigned duly authorized officer(s), hereby certify to Agent and Lenders, in accordance with the Revolving Facility Agreement dated as of October     , 2005, between Borrower, certain of its Affiliates, CapitalSource Finance LLC, as a Lender and as Agent, and certain other Lenders party thereto from time to time (as amended, supplemented or modified from time to time, the “Loan Agreement;” all capitalized terms not defined herein have the meanings given them in the Loan Agreement), and other Loan Documents that the following information is true and accurate in all respects and determined in accordance with the Loan Agreement and GAAP:

Evolving Systems

Borrowing Base Certificate

[Date]

Availability

Aggregate Borrowing Availability
Senior Leverage Ratio
Senior Debt
UK Revolving Loan
Letter of Credit
US Term Loan
Total Senior Debt

Most Recent EBITDA

Borrowing Base Multiple

Maximum Senior Leverage

Leverage Based Availability
UK Revolving Loan Cap	4,500,000

Total Availability Cap	4,500,000

UK Revolving Loan	—
LC’s	—
Reserves	—

Remaining Availability	4,500,000

Revolving Loan

Beginning Balance
- Cash (Checks/ACH)	—
- Cash (Wire)	—
(+/-) Adjustments	—
+ Advance Request	—
Adjusted Balance	—

Prepared By
Title	Date

Approved By
Title	Date

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the day first written above.

Evolving Systems Ltd

By:
Name:
Title:

[SIGNATURE PAGE TO BORROWING BASE CERTIFICATE]

APPENDIX A

DEFINITIONS

The following terms are defined in the Sections or subsections referenced opposite such terms:

“Agent”	Preamble
“Agreement”	Preamble
“Borrower”	Preamble
“Borrowing Date”	2.3
“Capital Expenditure Limitation”	Exhibit B-1
“Capital Expenditures	Exhibit B-1
“CapitalSource”	Preamble
“Confidential Information”	12.12
“EBITDA”	Exhibit B-1
“Documentary Letter of Credit”	Appendix B
“Dispute”	12.2
“Event of Default”	VIII
“Fixed Charge Coverage Ratio”	Exhibit B-1
“Indemnified Persons”	12.6
“Initial Advance”	4.1
“Insured Event”	12.7
“Interest Settlement Date”	11.4(a)(iii)
“Investments”	7.4
“L/C Undertaking”	Appendix B
“Letter of Credit”	Appendix B
“Letter of Credit Fees”	3.3
“Leverage Ratio”	Exhibit D
“Management Fee”	3.2
“Necessary Intellectual Property”	5.11
“Non-U.S. Lender	13.1(i)
“Other Taxes”	13.1(b)
“Participant”	12.4(b)
“Permitted Indebtedness”	7.2
“Permitted Liens”	7.3
“Receipt”	12.8
“Register”	2.2
“Restricted Payments”	7.5
“Settlement Date”	11.5(a)(ii)
“Standby Letter of Credit”	Appendix B
“Standby Letter of Credit Application”	Appendix B
“Standby Letter of Credit Fee”	3.3
“Taxes”	13.1(a)
“Transferee”	12.4(a)
“UK Witholding Tax Deduction”	13.1(f)
“UK Guarantor”	Preamble

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In addition to the terms defined elsewhere in the Agreement, the following terms have the following meanings:

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of more than fifty percent (50%) of the Capital Stock of any Person or otherwise causing any Person to become a Subsidiary of a Credit Party, or (c) a merger, amalgamation, consolidation or other combination with another Person.

“Act” means the Companies Act 1985.

“Advance” shall mean any borrowing under the Revolving Facility.

“Affiliate” or “affiliate” shall mean, as to any initial Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such initial Person, (b) who is or within the preceding 10 years was a director or officer (i) of such initial Person, (ii) of any Subsidiary of such initial Person, or (iii) of any other Person described in clause (a) above with respect to such initial Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of twenty percent (20%) or more of any class of the outstanding voting Capital Stock of such initial Person.  For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of securities or other interests, by contract or otherwise.

“Aggregate Borrowing Availability” shall mean, at any time, the Borrowing Base then in effect less any Letter of Credit Usage then in effect.

“an amount equal to” shall mean, where a provision of this agreement requires that an amount in any other currency must be converted into an equivalent amount in Dollars, such amount converted into Dollars at the rate of exchange of the Agent for that currency on the day the provision requires the amount to be converted.  For purposes of covenant compliance, such amount shall be determined only once, and only as of the date of the transaction resulting in the need to determine such amount (or, in the case of any sale, lease, transfer, conveyance, assignment or disposal of Property or any interest therein, if earlier, the date a binding commitment to make such sale, lease, transfer, conveyance, assignment or disposal is entered into).

“Applicable Default Margin” shall mean four percent (4.0%).

“Applicable Margin” shall mean four percent (4.0%)

“Availability” shall mean, at any time of determination, the amount by which the lesser of (A) the Facility Cap in effect at such time

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less any letter of Credit Usage in effect at such time and (B) the Aggregate Borrowing Availability in effect at such time, exceeds the outstanding principal amount of all Advances under the Revolving Facility then outstanding.

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101 et seq,) as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Borrowing Base” shall mean the value equal to (A) for any period ending prior to delivery of the financial statements for the quarter ended December 31, 2005 pursuant to Section 6.1(b), annualized EBITDA of the Credit Parties and their Subsidiaries on a consolidated basis, without duplication, for the three-fiscal-quarter-period ended September 30, 2005 or (B) for any period ending after December 31, 2005, annualized EBITDA for the most recently concluded two-fiscal-quarter-period for which financial statements have been delivered pursuant to Section 6.1(b); multiplied by (B) the Borrowing Base Multiple, minus (C) Senior Debt calculated as of the close of the most recently concluded fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(b).

“Borrowing Base Certificate” shall mean a Borrowing Base Certificate substantially in the form of Exhibit E hereto.

“Borrowing Certificate” shall mean a Borrowing Certificate substantially in the form of Exhibit A hereto.

“Borrowing Base Multiple” shall mean:

For the period from November 14, 2005 through and including November 14, 2006	2.50
For the period after November 14, 2006 through and including November 14, 2007	2.25
For the period after November 14, 2007 through and including November 14, 2008	2.00
For the period after November 14, 2008 and thereafter	1.75

“Business” shall mean the development, distribution and implementation of software primarily for the communications industry and the provision of related services, and other activities that are reasonably incidental or ancillary thereto.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve or Agent is authorized or required by law to be closed.

 “Capital Lease” shall mean, as to any Person, any lease of any interest in any kind of Property by that Person as lessee that is, should be or should have been recorded as a “capital lease” in accordance with GAAP.

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“Capital Lease Obligations” shall mean all obligations of any Person under Capital Leases, in each case taken at the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock or shares, including all classes of common, preferred, voting and nonvoting capital stock or shares, and, as to any Person that is not a corporation or an individual, the partnership, membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other Property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“Cash Equivalents” shall mean (a) securities issued, or directly and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six (6) months from the date of acquisition, (b) time deposits, certificates of deposit and bankers’ acceptances of items denominated in the currency of the holder’s jurisdiction of formation (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, or (ii) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor’s Ratings Services (“S&P”) is at least A-2 or the equivalent thereof or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-2 or the equivalent thereof in each case with maturities of not more than six (6) months from the date of acquisition (any bank meeting the qualifications specified in clauses (b)(i) or (ii), an “Approved Bank”), (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any Approved Bank, (d) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within six (6) months after the date of acquisition, and (e) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (a) through (d) above.

“Change of Control” shall mean the occurrence of any of the following:

(i)            any “change in/of control” or “sale” or “disposition” or similar event as defined in any Organizational Document of any Credit Party or the Subordinated Notes;

(ii)           the consummation of any initial Public Offering by any Credit Party after the Closing Date;

(iii)          Any Person and its Affiliates, individually or as part of a group (as that term is described in Rule 13d-5(b)(1) under the Exchange Act), either (A) owning or

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controlling in the aggregate in excess of 20% of the then outstanding voting Capital Stock of Evolving Systems or (B) being able to elect a majority of the board of directors of Evolving Systems;

(iv)          Any Credit Party ceases to own and control, beneficially and of record, one hundred percent (100%) of the issued and outstanding Capital Stock (other than directors’ qualifying shares required by law), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Agent, for the benefit of the Lender Parties of any Subsidiary of which it owns or controls such Capital Stock as of the Closing Date;

(v)           Stephen K. Gartside, Jr. ceases to be employed as Chief Executive Officer of Evolving Systems or otherwise dies or becomes disabled and, in any case, shall not have been replaced within forty five (45) calendar days by an interim Chief Executive Officer, and within two hundred and seventy (270) days by a permanent Chief Executive Officer, with such permanent replacement having similar experience and qualifications as the Chief Executive Officer being replaced; or

(vi)          any Credit Party is subject to Shareholder Blocking Rights which have not been waived pursuant to an agreement in form and substance satisfactory to Agent in its Permitted Discretion; provided that any voting rights of the holders of Evolving System’s Series B Convertible Preferred Stock under Section 3(c) of the Certificate of Designation have only been waived, if at all, with respect to the rights of the Agent and Lenders under the Loan Documents.

“Closing” shall mean the satisfaction, or written waiver by Agent and Requisite Lenders, of all of the conditions precedent set forth in this Agreement required to be satisfied prior to the disbursement of the Initial Advance and consummation of the other transactions contemplated hereby.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateral” shall mean, collectively, all Property, interests in Property, collateral and/or security granted and/or securities pledged to Agent, for the benefit of the Lender Parties, or any Lender by the Credit Parties and any other Person to secure the Obligations, or any part thereof, pursuant to the Loan Documents, including, without limitation, all Property in which a Lien is granted pursuant to the Security Documents to secure the Obligations, or any part thereof.

“Commitment” or “Commitments” shall mean the amount in Dollars of the Commitment to fund the Loans for each Lender set out in Schedule A hereto or in the most recent Lender Addition Agreement relating to such Lender, as the same may be reduced, modified or terminated from time to time pursuant to this Agreement.

“Compliance Certificate” shall mean a compliance certificate executed by a Responsible Officer of Borrower in the form of Exhibit B-2 hereto.

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“Contingent Obligations” shall mean, as to any Person, any agreement, undertaking or arrangement by which such Person assures, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, including, without limitation, any so-called “keepwell” or “makewell” agreement, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof, (e) with respect to any letter of credit of such Person or as to which that Person is otherwise liable for reimbursement of drawings, or (f) with respect to any Hedging Agreement; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Credit Party” shall mean each of the Borrower, the UK Guarantor, the Guarantors pursuant to the US Guarantee and each Subsidiary of Evolving Systems (other than Borrower) that becomes a Credit Party pursuant to Section 6.7(c).

“Credit Parties” shall mean the Borrower, the UK Guarantor, the Guarantors pursuant to the US Guarantee and each Subsidiary of Evolving Systems (other than Borrower) that becomes a Credit Party pursuant to Section 6.7(c).

“Cross License Agreement” shall mean, collectively, (i) the Intercompany License Agreement, dated as of October 17, 2005 between Evolving Systems, as licensor, and Borrower, as licensee, and (iii) the Intercompany License Agreement dated as of October 17, 2005 between Borrower, as licensor, and Evolving Systems, as licensee.

“Debenture” means the debenture dated on or about the date hereof between certain of the Credit Parties and the Agent.

“Debtor Relief Law” shall mean, collectively, as to Evolving Systems and all of its U.S. Subsidiaries, the Bankruptcy code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally, in each case as amended from time to time and, with respect to Borrower and U.K. Guarantor the Insolvency Act 1986.

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“Default” shall mean any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute, be or result in an Event of Default.

“Default Rate” shall mean a per annum rate equal to the Libor Rate in effect from time to time, plus the Applicable Margin in effect from time to time, plus the Applicable Default Margin; provided, that if any Obligation otherwise does not bear interest, the Default Rate with respect thereto shall equal the Libor Rate in effect from time to time, plus the Applicable Margin in effect from time to time with respect to Revolving Advances, plus the Applicable Default Margin.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Eligible Assignee” shall mean any of the following:  (a) a commercial bank organized under the laws of the United States, or any state thereof; (b) a commercial bank organized under the laws of any other country; (c) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans or other debt obligations for its own account in its ordinary course of business; or (d) a Related Fund.

“Environmental Laws” shall mean (a) with respect to each Credit Party other than Borrower and UK Guarantor, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act, any other “Superfund” or “Superlien” law and all other federal, state and local and foreign environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing handling, production or disposal of Hazardous Substances, in each case, as amended, and the legally binding rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of Governmental Authorities with respect thereto.

(b)           with respect to the Borrower and UK Guarantor, collectively, any applicable law or regulation which relates to:

(c) the pollution or protection of the environment;

(d) harm to or the protection of human health;

(e) the conditions of the workplace; or

(f) any emission or substance capable of causing harm to any living organism or the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Eurocurrency Reserve Requirement” for any day shall mean the aggregate (without duplication of the rates (expressed as a decimal rounded upward to the nearest 1/100th of 1%) as

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determined by Agent of reserve requirements in effect on such day (including, without limitation, basis, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States or other Governmental Authority, or any successor thereto, having jurisdiction with respect thereto) prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

“Evolving Systems” means Evolving Systems, Inc, a Delaware Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Facility Cap” shall mean, initially, $4,500,000, as reduced from time to time in accordance with the terms of this Agreement.

“Fair Valuation” shall mean the determination of the value of the consolidated assets of a Person on the basis of the amount which may be realized by a willing seller within a reasonable time through collection or sale of such assets at market value on a going concern basis to an interested buyer who is willing to purchase under ordinary selling conditions in an arm’s length transaction.

“Foreign Subsidiary” shall mean any Subsidiary of a Person that is not a U.S. Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Governmental Authority” shall mean any federal, state, foreign, municipal, national, provincial, local or other governmental department, court, commission, board, bureau, agency or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court.

“Guarantee” shall mean any guaranty executed by a Guarantor to secure any of the Obligations, including, without limitation, the guarantee effectuated by Article XIV of this Agreement and the US Guarantee.

“Guarantor” shall mean any Credit Party other than Borrower, and “Guarantors” shall mean all such other Credit Parties.

“Hazardous Substances” shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in or other substances or materials regulated by or subject to, or which may form the basis of liability under, any applicable Environmental Law.

“Hedging Agreement” shall mean any swap agreements (as defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates and entered into for bona fide hedging purposes and not for speculation.

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“Indebtedness” of any Person shall mean, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred and payable in the Ordinary Course of Business of such Person); (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing products; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Intellectual Property” shall mean all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” shall mean an Acknowledgment of Intellectual Property Collateral Lien executed by a Credit Party in favor of Agent, for the benefit of the Lender Parties, as the same may be modified, amended, restated or supplemented from time to time.

“Interest Payment Date” shall mean the first day of each calendar month.

“Intermediate Holdco” shall mean Evolving Systems Holdings, Inc.

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“Inventory” shall mean all “inventory” of the Borrower (or, if referring to another Person, of such other Person), now owned or hereafter acquired, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Joinder Agreement” shall mean an agreement, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either Borrower or a Guarantor, as Agent may determine.

“Landlord Waiver and Consent” shall mean a waiver or consent, in form and substance satisfactory to Agent in its Permitted Discretion, pursuant to which a mortgagee, owner or lessor of real property on which any Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of any Property of any Credit Party, (i) acknowledges and consents to the Liens of Agent, for the benefit of the Lender Parties under the Loan Documents, (ii) waives any Liens held by such Person on such Property, and (iii) in the case of any such agreement with a mortgagee or lessor, permits Agent access to and use of such real Property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

“Lender” shall mean any of the Persons from time to time named on Schedule A under the headings “Lenders” and their respective successors and permitted assigns (but not, except as expressly set forth herein, any Participant that otherwise is not a party to this Agreement), and “Lenders” shall mean all of them collectively, provided that references to Lenders herein shall only apply to Lenders in their capacity as a Lender under this Agreement and the Loan Documents and not in their capacity as a lender under the Term Loan Documents.

“Lender Addition Agreement” shall mean an agreement among Agent, a Lender and such Lender’s assignee regarding their respective rights and obligations with respect to assignments of the Commitments, Loans and other interests under this Agreement and the other Loan Documents, in form and substance acceptable to Agent in its Permitted Discretion; it being agreed and understood that the consent or approval of Borrower shall be required thereto only in accordance with the terms of Section 13.1.

“Lender Parties” shall mean, collectively, Agent and Lenders, and “Lender Party” shall mean any of them.

“Lending Office” shall mean, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” opposite its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify Borrower and Agent.

“Letter of Credit Usage” shall mean, as of any date of determination, the sum, without duplication, of (i) the aggregate undrawn amount of all outstanding Letters of Credit, plus (ii) 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of

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drawings under Underlying Letters of Credit, plus (iii) the aggregate unreimbursed amount of all drawn Letters of Credit, in each case as of such date of determination.

L/C Disbursement” shall mean any payment by the L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” shall mean a national banking association, or any Lender that, at the request of Agent, agrees, in such Lender’s sole discretion, to become an L/C Issuer for purposes of issuing Letters of Credit or L/C Undertakings pursuant to Section 2.3.

“Libor Rate” shall mean a fluctuating per annum rate of interest equal to (i) the rate per annum (rounded upwards to the nearest 1/100th of 1%) equal to the offered rate for deposits of Dollars for a 30-day period which appears on Telerate page 3750 as of 11:00a.m. (London time) divided by (ii) 1.00 minus the Eurocurrency Reserve Requirements in effect. “Telerate page 3750” means the display designated as “page 3750” on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for deposits in Dollars).

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, transfer, charge or other restriction, lien or charge of any kind or any other priority arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof), or any other arrangement pursuant to which title to the Property is retained by or vested in some other Person for security purposes.

“Life Insurance Policy” shall mean a current, valid and fully paid key man life insurance policy insuring the life of Stephen K. Gartside, Jr. in the amount of $1,000,000 that (i) prior to indefeasible payment in full of the Obligations as defined in and under the Term Loan Agreement lists Agent, for the benefit of the Lender Parties, as the sole beneficiary thereunder, (ii) is issued by a carrier and otherwise is in form and substance acceptable to Agent in its Permitted Discretion, (iii) cannot be altered, amended or modified in any respect (including, without limitation, with respect to amounts of coverage and beneficiaries without the consent of Agent), and (iv) cannot be cancelled without at least thirty (30) Business Days’ prior written notice to Agent.

“Loan” or “Loans” shall mean, individually or collectively, respectively, the Advances under the Revolving Facility.

“Loan Documents” shall mean, collectively, this Agreement, the Notes, if any, the Security Documents, all Borrowing Certificates, all Compliance Certificates, the Subordination Agreements and all other agreements, documents, instruments and certificates heretofore or hereafter executed and/or delivered to Agent or any Lender by or on behalf of a Credit Party in connection with any of the foregoing or the Loans, in each case as the same may be amended, modified or supplemented from time to time.

“Material Adverse Effect” shall mean any event, condition, obligation, liability or circumstance or set of events, conditions, obligations, liabilities or circumstances or any change(s) which:

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(i)            has, had or would reasonably be expected to have a material adverse effect upon or change in (a) the legality, validity or enforceability of any Loan Document to which a Credit Party is a party or (b) the aggregate rights and remedies of the Agent under the Loan Documents taken as a whole;

(ii)           has been or would reasonably be expected to be material and adverse to the value of any of the Collateral, taken as a whole, or to the business, operations, liabilities or condition (financial or otherwise) of Evolving Systems or Borrower, individually, or of the Credit Parties, taken as a whole; or

(iii)          has materially impaired or would reasonably be expected to materially impair the ability of Evolving Systems or Borrower, individually, or of the Credit Parties taken as a whole to perform any of its or their Obligations, or to consummate the transactions, under the Loan Documents.

“Material Contracts” means (i) the Related Documents, and (ii) any other one or series of related contracts, agreements or arrangements to which Credit Parties or any of their Subsidiaries are a party that involve aggregate consideration payable to or by such Credit Party or such Subsidiary of more than an amount equal to $1,000,000 annually.

“Maturity Date” shall mean the earliest to occur of (i) the acceleration (whether automatic or by written notice) of any Obligations in accordance with the terms of this Agreement and (ii) the last day of the Term.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, leasehold mortgage, leasehold deed of trust, leasehold deed to secure debt or similar instrument creating a Lien on real Property or on any interest in real Property to secure any of the Obligations.

“Net Proceeds” shall mean:

(a)           in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person that is not an Affiliate of any Credit Party; and

(b)           in respect of any disposition, casualty, condemnation, taking or other event of loss, proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making such disposition or all insurance proceeds received on account of such casualty, condemnation, taking or other event of loss, in any such case net of: (i) in the event of a disposition, (x) the direct costs and expenses relating to such disposition excluding amounts payable to Borrower or any Affiliate of any Credit Party, (y) sale, use or other transaction taxes paid or payable as a result thereof, and (z) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness (other than the Obligations) secured by a Lien on the asset that is the subject of such disposition; and (ii) in the event of a casualty, condemnation, taking or other event of loss, (x) all money actually applied to repair or reconstruct the damaged property or property affected by the condemnation or taking in accordance with the terms hereof, (y) all of the costs and

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expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (z) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“Notes” shall mean, collectively, if any, any notes issued pursuant to this Agreement, together with any promissory notes or other instruments issued in substitution therefor or replacement thereof, in each case as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.

“Obligations” shall mean, without duplication, all present and future obligations, Indebtedness and liabilities of Borrower and/or any other Credit Party to Agent and/or the other Lender Parties at any time and from time to time of every kind, nature and description arising under any Loan Document, whether direct or indirect, secured or unsecured, joint and/or several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious or liquidated or unliquidated, including, without limitation, all interest, fees, charges, expenses and/or amounts paid or advanced by Agent or any other Lender Party to, on behalf of or for the benefit of any such Person for any reason under any Loan Documents at any time, obligations of performance as well as obligations of payment, and all interest, fees and other amounts that accrue after the commencement of any proceeding under any Debtor Relief Law by or against any such Person or its Properties related to any of the Obligations.

“Ordinary Course of Business” shall mean, in respect of any transaction involving any Credit Party, the ordinary course of such Credit Party’s business, as conducted by such Credit Party in accordance with past practices and undertaken by such Credit Party in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organizational Documents” shall mean (a) for any corporation, the memorandum and/or certificate and/or articles of incorporation, the bylaws, any certificate of designation or other instrument relating to the rights of preferred shareholders or stockholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, the certificate of limited partnership and (c) for any limited liability company, the operating agreement and articles or certificate of formation or organization.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“Permit” shall mean any license, lease, power, permit, franchise, certificate, authorization or approval issued by a Governmental Authority.

“Permitted Discretion” shall mean, with respect to any Person, a determination or judgment made by such Person in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

“Permitted Securities” shall mean any Capital Stock of Evolving Systems that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) or upon the happening of any event or otherwise (A) are not convertible or

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exchangeable for Indebtedness or any securities that are not Permitted Securities, (B) (i) do not mature and (ii) are not putable or redeemable at the option of the holder thereof, in each case under clause (i) or (ii) in whole or in part on or prior to the date that is six (6) months after the earlier of the scheduled end of the Term or the actual payment in full in cash of the Obligations, (C) do not require or mandate payments of dividends or distributions in cash on or prior to the date that is six (6) months after the earlier of the scheduled end of the Term or the actual payment in full in cash of the Obligations, (D) are unsecured and by operation of law or by legally binding agreement are subordinated in right of repayment, liens, security and remedies to all of the Obligations and to all of Agent’s and the other Lender Parties’ rights, Liens and remedies, (E) are not sold, issued or otherwise transferred in connection with or as a part of a Public Offering, and (F) to the extent the same are subject to or provide for any Shareholder Blocking Rights, all such Shareholder Blocking Rights have been waived in form and satisfactory to Agent in its Permitted Discretion.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

“Pledge Agreement” shall mean any pledge agreement between Agent and any Credit Party, as the same be amended, modified, supplemented or restated from time to time.

“Priority Permitted Liens” shall mean Permitted Liens contemplated by and permitted under Sections 7.3(b), (c) (d), (e) and/or (i).

“Property” shall mean all types of real, personal or mixed property and all types of tangible or intangible property.

“Pro Rata Share” shall mean with respect to any Lender as to all Lenders, the percentage obtained by dividing (i) the aggregate amount of such Lender’s share of the Loans outstanding and such Lender’s Commitments by (ii) the aggregate amount of all Lenders’ share of the Loans outstanding and all Lenders’ Commitments; in any case above, as such percentage may be adjusted by assignments permitted pursuant to Section 12.2 and 2.9.

“Public Offering” shall mean any offer or sale of its Capital Stock by Evolving Systems or any of its Subsidiaries pursuant to any registration statement filed and effective with the Securities and Exchange Commission or any other applicable Governmental Authority except offers and sales pursuant to (a) any Special Registration Statement or (b) any registration statements on Form S-3 that are effective as of the Closing Date or, for Borrower or UK Guarantor, a successful application being made for the listing of any part of its Capital Stock on a recognized stock exchange or the sale or issue by way of floatation or public offering.

“Qualified Asset Sale” shall mean any sale, transfer or other disposition by Borrower or any of its Subsidiaries permitted under Section 7.7(a), (b), (d), (e), (f) and (g).

“Real Estate” shall mean each parcel of real Property owned by any Credit Party.

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“Related Documents” shall mean, collectively, the Subordinated Loan Documents, the Transfer Pricing Agreements to be prepared pursuant to Section 6.7 and the Cross License Agreement.

“Related Fund” shall mean (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of its business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses Loans for any Lender or any Person described in clause (a) above.

“Related Transactions” shall mean the transactions anticipated by the Related Documents.

“Relevant Jurisdiction” means, in relation to a Credit Party:

(i)            its jurisdiction of incorporation;

(ii)           any jurisdiction where any asset subject to or intended to be subject to the Security Documents governed by English law to be created by it is situated; and

(iii)          the jurisdiction whose laws govern the perfection of any of the Security Documents governed by English law entered into by it.

“Requisite Lenders” shall mean at any time Lenders then holding more than fifty percent (50%) of the sum of the Commitments then in effect.  For purposes of this definition, all Lenders that are Affiliates and each Lender and its Related Funds shall be deemed to constitute one, single Lender.

“Responsible Officer” shall mean the chief executive officer or the president of Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

“Revolving Facility” shall have the meaning assigned to such term in the recitals of this Agreement.

“Revolving Note” shall mean a Revolving Note and any additional promissory note payable to the order of a Lender executed by Borrower evidencing the Revolving Facility and Advances hereunder, together with any promissory note issued in substitution thereof or replacement therefor, in each case as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.

“Security Account” has the meaning given to it in the Debenture for any accounts maintained in England or Wales.

“Securities Act” shall mean the Securities Act of 1933, as amended.

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“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Security Agreements” shall mean any security or pledge agreement executed by a Person in favor of Agent, for the benefit of the Lender Parties, to secure the Obligations.

“Security Documents” shall mean, collectively, the Security Agreements, the Debenture, the Guarantees, any Mortgages, the Intellectual Property Security Agreements, all Account Control Agreements, all Landlord Waivers and Consents and all other agreements, documents and instruments that create or perfect the Liens in the Collateral, as the same may be modified, amended or supplemented from time to time.

“Seller Subordination Agreement” shall mean the Subordination Agreement dated the date hereof by and among Agent, some Credit Parties, the holders of the Subordinated Notes and any other parties thereto as the same may be modified, amended, restated or supplemented from time to time and in form and substance satisfactory to Agent.

“Shareholder Blocking Rights” shall mean any rights of any owner (direct or indirect) of any Capital Stock of any Credit Party which, pursuant to the terms of any agreement or Organizational Document, has the right to consent, or the effect of requiring such consent, to any foreclosure by the Agent under any Pledge Agreement or otherwise to the exercise of any of Agent’s rights and remedies thereunder or otherwise has the right to restrain, delay, impair or otherwise interfere with the Agent in the event of Agent’s exercise of its rights under a Pledge Agreement or other Security Documents.

“Solvent” shall mean, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32)(A) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; and (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business.

“Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) any registration statement with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) any registration statement for the purpose of effecting a business combination; provided that, in the case of any registration statement described in clauses (ii) and (iii), the underlying transaction is permitted under the Loan Documents or is otherwise consented to in writing by Agent prior to the consummation thereof.

“Subordinated Debt” shall mean any Indebtedness, contingent equity, earnout or other obligations of Evolving Systems or any of its Subsidiaries that is unsecured and subordinated by written contract in right of payment, liens, security and remedies to all of the Obligations and all of the Lender Parties’ rights, Liens and remedies in form and substance satisfactory to Requisite

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Lenders, including, without limitation, the unsecured Indebtedness of Evolving System evidenced by the Subordinated Loan Documents.

“Subordinated Loan Documents” shall mean, collectively, the Subordinated Notes and all other agreements, documents and instruments executed and delivered in connection therewith.

“Subordinated Notes” shall mean the Subordinated Notes of Evolving Systems dated November 14, 2005 in the aggregate principal amount of $4,869,700.47.

“Subordination Agreement” shall mean, collectively, any of (i) the Seller Subordination Agreement and (ii) any other agreement between Agent and the holders of Subordinated Debt to which Evolving Systems is either a party or executes an acknowledgement to such agreement, in each case as the same may be modified, amended, restated or supplemented from time to time and in form and substance satisfactory to Requisite Lenders.

“Subsidiary” shall mean, as to any initial Person, any other Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such initial Person or one or more of its Subsidiaries.  For purposes of the Loan Documents, any reference to “Subsidiary” shall be deemed to refer to a Subsidiary of Borrower unless the context provides otherwise.

“Taxes Act” means the Income and Corporate Taxes Act 1988.

“Term” shall mean the period commencing on the Closing Date and ending on November 14, 2010.

“Term Borrower” shall mean Evolving Systems, Inc., a Delaware corporation and Telecom Software Enterprises, LLC, a Colorado limited liability company, each as a “Borrower” under the Term Loan Agreement.

“Term Lenders” shall mean Lenders as defined in the Term Loan Agreement.

“Term Loan” shall mean the term loan made by Term Lenders to Borrower on the Closing Date pursuant to the Term Loan Agreement, and all Obligations related thereto.

“Term Loan Agreement” shall mean the Credit Agreement, dated the date hereof by and among Evolving Systems, Telecom Software Enterprises, LLC, Evolving Systems Holdings, Inc. and CapitalSource Finance LLC.

“Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Agent by or on behalf of any Credit Party in connection with any of the foregoing or the Term Loan, in each case as the same may be amended, modified or supplemented from time to time.

“Transfer Pricing Agreements” shall mean agreements on transfer pricing in form and substance satisfactory to Agent in its Permitted Discretion.

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“Treaty Lender” means a Lender which is beneficially entitled to interest payable to such Lender under the Revolving Facility and (i) is treated as a resident of a Treaty State for the purposes of a Treaty, (ii) does not carry on a trade or business in the United Kingdom through a permanent establishment with which such Lender’s participation in this Agreement is effectively connected or to which payments under this Agreement are attributable; and (iii) is, pursuant to the terms of the relevant Treaty, entitled to full exemption from or repayment of United Kingdom tax in respect of interest payable by Borrower under the Revolving Facility.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom that makes provision for exemption from tax imposed by the United Kingdom on interest.

“TSE Contingent Obligations” shall mean the Deferred Payment obligations to the Sellers (as defined in Section 1.4 of the TSE Purchase Agreement).

“TSE Purchase Agreement” shall mean the Acquisition Agreement of Telecom Software Enterprises, LLC, dated as of October 15, 2004 among Evolving Systems, as Buyer, and Lisa Marie Maxson and Peter McGuire, as Sellers.

“UCC” shall mean the Uniform Commercial Code as in effect in the state of New York from time to time; provided, that to the extent the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC the definition of such term contained in Article or Division 9 shall govern.

“UK Guarantor” shall mean Evolving Systems Holdings Ltd and each subsidiary of such company incorporated under the laws of England and Wales that subsequently becomes a Credit Party under this Agreement.

“Underlying Issuer” shall mean a third Person that is the beneficiary of an L/C Undertaking and has issued a letter of credit at the request of the L/C Issuer for the benefit of Borrower.

“Underlying Letter of Credit” shall mean a letter of credit that has been issued by an Underlying Issuer.

“US Guarantee” shall mean the guarantee in favor of the Lender Parties with respect to the Obligations dated on or about the date hereof and given by Evolving Systems Inc, Telecom Software Enterprises LLC and Intermediate Holdco.

“U.S. Subsidiaries” shall mean any Subsidiary of a Person incorporated or otherwise organized under the laws of the United States of America or a state of the United States of America or the District of Columbia.

“Wholly-Owned Subsidiary” shall mean any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the equity, at the time as of which any determination is being made, is owned, beneficially and of record, by Borrower or by one or more of the other Wholly-Owned Subsidiaries of Borrower, or both.

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Appendix B

Letters of Credit

(a)           Subject to the terms and conditions of this Agreement, Agent agrees to cause the L/C Issuer from time to time during the Term to issue standby letters of credit or documentary letters of credit for the account of Borrower (each standby letter of credit or documentary letter of credit, as applicable, a “Letter of Credit”) or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to documentary letters of credit which comply with the provisions of this Appendix B issued by an Underlying Issuer for the account of Borrower (each Letter of Credit or L/C Undertaking, as the context requires, constituting or relating to a documentary letter of credit is referred to in this Agreement as a “Documentary Letter of Credit” and each Letter of Credit or L/C Undertaking, as the context requires, constituting or relating to a standby letter of credit is referred to in this Agreement as a “Standby Letter of Credit”); provided, however, that the L/C Issuer will not be required to issue, purchase or execute a requested Documentary Letter of Credit or a requested Standby Letter of Credit if any of the following would result after giving effect thereto:  (i) the Letter of Credit Usage would exceed the Facility Cap minus the amount of Advances then outstanding or (ii) the aggregate face amount of all Standby Letters of Credit and Documentary Letters of Credit then outstanding would exceed $500,000.  If L/C Issuer is obligated to advance funds under a Documentary Letter of Credit or Standby Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to L/C Issuer by paying to Agent an amount equal to such L/C Disbursement not later than 1:00 p.m. (New York City time) on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 12:00 p.m. (New York City time) on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 1:00 p.m. (New York City time), on the first Business Day that Borrower has such notice prior to 12:00 p.m. (New York City time), and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the Applicable Rate for Advances.  To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower’s obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.  The portion of the face amount of the Documentary Letters of Credit and Standby Letters of Credit that has not been drawn upon shall not bear interest.

(b)           Borrower may from time to time upon notice not later than (i) 12:00 noon (New York City time), at least one (1) Business Day in advance, request Agent and L/C Issuer to assist Borrower in establishing or opening a Standby Letter of Credit by delivering to L/C Issuer with a copy to Agent, at the Payment Office, the L/C Issuer’s standard form of standby letter of credit application (with such changes thereto as Borrower, Agent and L/C Issuer may agree) (the “Standby Letter of Credit Application”) completed to the satisfaction of Agent and the L/C Issuer (each in the exercise of its Permitted Discretion), and such other certificates, documents and other papers and information as Agent or L/C Issuer may reasonably request, and (ii) 12:00 noon (New York City time) at least one (1) Business Day in advance, request Agent and L/C Issuer to assist Borrower in establishing a Documentary Letter of Credit by delivering to L/C Issuer, with a copy to Agent, at the Payment Office, the L/C Issuer’s standard form of documentary letter of credit application (each “Documentary Letter of Credit Application”)

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completed to the satisfaction of the Agent and L/C Issuer (in the exercise of its Permitted Discretion), and such other certificates, documents and other papers and information as Agent or L/C Issuer may reasonably request.  If requested by Agent or L/C Issuer, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking.  Borrower acknowledges that, unless L/C Issuer otherwise agree, the issuance of any Letter of Credit shall occur no sooner than three (3) Business Days following the submission of a Standby Letter of Credit Application or Documentary Letter of Credit Application, as the case may be, to, and to the satisfaction of Agent and the L/C Issuer (each in the exercise of its Permitted Discretion).

(c)           Each Documentary Letter of Credit and each Standby Letter of Credit (and, in each case, each corresponding Underlying Letter of Credit) shall, among other things, (i) be in form and substance acceptable to the L/C Issuer (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars, (ii) provide for the payment of sight or time drafts when presented for honour thereunder in accordance with the terms thereof and when accompanied by the documents described therein, (iii) in the case of a Documentary Letter of Credit, have an expiry date not later than one hundred and eighty (180) days after such Documentary Letter of Credit’s date of issuance and in no event later than 30 days prior to the last day of the Term, and (iv) in the case of a Standby Letter of Credit, have an expiry date not later than twelve (12) months after such Standby Letter of Credit’s date of issuance and in no event later than 30 days prior to the last day of the Term.  Each Standby Letter of Credit Application and each Standby Letter of Credit shall be subject to the International Standby Practices (ISP98) issued by the Institute for International Banking Law and Practice, Inc., and any amendments or revision thereof.

(d)           In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each L/C Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any L/C Issuer, and reasonable out-of-pocket expenses and reasonable attorneys’ fees incurred by Agent, any Lender or any L/C Issuer arising out of, or in connection with, any Letter of Credit to be issued for the account of Borrower, except for any such losses, costs, expenses or liabilities arising out of Agent’s, such Lender’s or such L/C Issuer’s gross negligence or willful misconduct.  Borrower shall be bound by the L/C Issuer’s regulations and reasonable good faith interpretations of any Letter of Credit issued or created for Borrower’s account, although this interpretation may be different from Borrower’s own.  Neither Agent nor any Lender, any L/C Issuer, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for, and solely to the extent of, Agent’s, any Lender’s, such L/C Issuer’s or such correspondents’ gross negligence or wilful misconduct.

(e)           Borrower shall authorize and direct each Underlying Issuer to name Borrower as the “Account Party” therein and to accept and rely upon the L/C Issuer’s instructions and agreements with respect to all matters arising in connection with the documentary letters of credit issued by it and the applications therefor.

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(f)            In connection with all Documentary Letters of Credit issued or caused to be issued by the L/C Issuer under this Agreement, Borrower hereby appoints Agent, L/C Issuer and each Underlying Issuer, or the respective designee(s) of any of them, as its attorney, with full power and authority, after the occurrence and during the continuance of an Event of Default, and in each case with respect to the Property shipped under such Documentary Letter of Credit, and any documents, instruments or agreements under or in connection with such Documentary Letter of Credit for such Property (i) to sign and/or endorse Borrower’s name upon any warehouse or other receipts or any letter of credit applications; (ii) to sign Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of Borrower, L/C Issuer, Underlying Issuer, Agent or Agent’s, L/C Issuer’s or Underlying Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; (iv) to complete in the name of Agent, L/C Issuer, Underlying Issuer or Agent’s, L/C Issuer’s or Underlying Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; (v) to clear and resolve any questions of non-compliance of documents; (vi) to give any instructions as to acceptance or rejection of any documents or goods; (vii) to execute any and all applications for steamship or airways guarantees, indemnities or delivery orders; (viii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (ix) to agree to any amendments, renewals, extensions, modifications, changes or cancellation of any of the terms or conditions of any of the applications, Documentary Letters of Credit, drafts or acceptances; all in Agent’s, L/C Issuer’s or Underlying Issuer’s sole name, and the L/C Issuer shall be entitled to comply with and honour any and all such documents or instruments executed by or received solely from Agent, all without notice to or consent from Borrower.  Agent, L/C Issuer, Underlying Issuer and their agents or attorneys will not be liable for any acts or omissions or for any error of judgment or mistakes of fact or law, except gross negligence or wilful misconduct.  This power, being coupled with an interest, may only be exercised by Agent or L/C Issuer if an Event of Default has occurred and is continuing and is irrevocable as long as any Documentary Letters of Credit remain outstanding.  Borrower hereby authorizes and directs any Underlying Issuer to deliver to the L/C Issuer all instruments, documents, and such other writings and property received by such Underlying Issuer pursuant to such Underlying Letters of Credit and to accept and rely upon the L/C Issuer’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

(g)           Except as expressly provided for herein, neither Agent, L/C Issuer, any Lender nor any Underlying Issuer shall be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent, or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Documentary Letters of Credit or documents; any deviation from instructions, delay, default, or fraud by the shipper and/or any one else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and Borrower.

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(h)           Borrower must ensure that any necessary import, export or other licenses or certificates for the import or handling of the Collateral shipped under a Documentary Letter of Credit will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of such Collateral or the financing thereof will have been promptly and fully complied with in all material respects; and any certificates in that regard that Agent and/or L/C Issuer may at any time request will be promptly furnished.  Borrower warrants and represents that all shipments made under any such Documentary Letters of Credit are in accordance in all material respects with the governmental laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such law and regulations.  Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge all present and future local, state, federal or foreign taxes, duties, or levies in respect of such Collateral and/or the applicable Documentary Letter of Credit.  Any embargo, restriction, laws, customs or regulations of any country, state, city or other political subdivision where such Collateral is or may be located or wherein payments are to be made or wherein drafts may be drawn, negotiated, accepted, or paid shall be solely at Borrower’s risk, liability and responsibility.

(i)            Each Lender shall, to the extent of its Pro Rata Share of the aggregate amount of all disbursements made with respect to the Letters of Credit, be deemed to have irrevocably purchased an undivided participation in each L/C Disbursement and each Advance made as a consequence of such disbursement.  If at the time a L/C Disbursement is made the unpaid balance of Advances exceeds or would exceed, with the making of such L/C Disbursement, the Facility Cap and if such L/C Disbursement is not reimbursed by Borrower within one (1) Business Day, then Agent shall promptly notify each Lender, and upon Agent’s demand each Lender shall pay to Agent such Lender’s Pro Rata Share of such unreimbursed disbursement together with such Lender’s Pro Rata Share of Agent’s unreimbursed costs and expenses relating to such unreimbursed disbursement.  Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by the Lenders, Agent shall deliver to each of the Lenders that Lender’s Pro Rata Share of such repayment.  Each Lender’s participation commitment shall continue until the last to occur of any of the following events: (i) L/C Issuer ceases to be obligated to issue or to cause the issuance of Letters of Credit hereunder; (ii) no Letter of Credit remains outstanding and uncancelled; or (iii) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to all Letters of Credit.

(j)            The obligations of a Lender to make payments to Agent for the account of Agent or the L/C Issuer with respect to a Letter of Credit shall be irrevocable, without any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i)            any lack of validity or enforceability of this Agreement or any of the Loan Documents;

(ii)           the existence of any claim, setoff, defense or other right that Borrower may have at any time against a beneficiary named in such Letter of Credit or any transferee of such Letter of Credit (or any Person for which any such transferee may

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be acting), Agent, L/C Issuer, any Lender, or any other person, whether in connection with this Agreement, such Letter of Credit, the transactions contemplated herein or any related transactions (including any underlying transactions between Borrower or any other party and the beneficiary named in such Letter of Credit);

(iii)          any draft, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv)          the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any of the Loan Documents;

(v)           any failure by Agent or the L/C Issuer to provide any notices required pursuant to this Agreement relating to such Letter of Credit;

(vi)          any payment by the L/C Issuer under any of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit (if, in the good faith opinion of the L/C Issuer, such prepayment is deemed to be appropriate); or

(vii)         the occurrence and continuation of any Default or Event of Default;

provided, however, that after paying in full its reimbursement obligation hereunder, nothing herein shall adversely affect the right of Borrower or any Lender, as the case may be, to commence any proceeding against such L/C Issuer for any wrongful disbursement made by such L/C Issuer under a Letter of Credit as a result or solely to the extent of acts or omissions constituting gross negligence or wilful misconduct on the part of such L/C Issuer;

(k)           If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by any Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(1) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

(2) there shall be imposed on any Underlying Issuer, Lender or Agent any other condition regarding any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to any Underlying Issuer, Lender or Agent of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by any Underlying Issuer, Lender or Agent, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as necessary to compensate Agent and Lenders for such additional cost or

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reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the Applicable Rate for Advances.  The determination by Agent of any amount due pursuant to this Section (k), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(l)            Borrower acknowledges and agrees that certain of the Documentary Letters of Credit may provide for the presentation of time drafts to the Underlying Issuer.  If an Underlying Issuer accepts such a time draft that is presented under and in accordance with an Underlying Letter of Credit, it is acknowledged and agreed that (i) the Documentary Letter of Credit will require the L/C Issuer to reimburse the Underlying Issuer for amounts paid on account of such time draft on or after the maturity date thereof, (ii) the pricing provisions hereof (including Section 3.3) shall continue to apply, until payment of such time draft on or after the maturity date thereof, as if the Underlying Letter of Credit were still outstanding, and (iii) on the date on which L/C Issuer makes payment to the Underlying Issuer of the amounts paid on account of such time draft, Borrower promptly shall reimburse such amount to L/C Issuer as provided in Section (a) above and such amount shall constitute an L/C Disbursement hereunder.

If any portion of the Letter of Credit Usage, whether or not then due and payable, remains unpaid or outstanding on the Revolving Loan Maturity Date or such earlier date as this Agreement may be terminated, Borrower shall:  (A) provide cash collateral therefor in the manner described in Section 3.3; or (B) cause all such Letters of Credit and guaranties thereof, if any, to be cancelled and returned; or (C) deliver a stand-by letter (or letters) of credit in guarantee of such portion of the Letter of Credit Usage, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to at least 105% of the aggregate maximum amount then available to be drawn under, such Letters of Credit to which such outstanding Letter of Credit Usage relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agent in its Permitted Discretion.

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SCHEDULE A
Lenders/Commitments

Lenders		Revolving Commitment

CSE Finance, Inc. 4445 Willard Avenue, 12th Floor Chevy Chase, Maryland 20815 Attention: Corporate Finance Group, Portfolio Manager Telephone: (301) 841-2700 FAX: (301) 841-2360 E-Mail: rladd@capitalsource.com		$4,500,000

Wire Instructions:
Bank:	Bank of America, Baltimore, MD
Account:	003939396662
ABA:	026009593
Account Name:	CapitalSource Funding LLC - CFG
Reference:	Evolving Systems

Total:		$4,500,000

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